    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2002.

                                                      REGISTRATION NO. 333-74194
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 3 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             ON2 TECHNOLOGIES, INC.
                        (Name of small business issuer)

              DELAWARE                                7370                               84-1280679
  (State or Other Jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)               Identification No.)

                         ------------------------------

                               145 HUDSON STREET
                            NEW YORK, NEW YORK 10013
                                 (917) 237-0500
         (Address and Telephone Number of Principal Executive Offices)

                              DOUGLAS A. MCINTYRE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ON2 TECHNOLOGIES INC.
                               145 HUDSON STREET
                            NEW YORK, NEW YORK 10013
                                 (917) 237-0500
           (Name, Address and Telephone Number of Agent for Service)
                            ------------------------

                                    COPY TO:

                            William A. Newman, Esq.
                                McGuireWoods LLP
                               9 West 57th Street
                                   Suite 1620
                            New York, New York 10019
                                 (212) 548-2100
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling shareholders may decide.

    If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /
                            ------------------------

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 18, 2002



                             ON2 TECHNOLOGIES, INC.
                               13,704,717 SHARES
                                  COMMON STOCK
                               ($0.01 PAR VALUE)



    In connection with our annual meeting to be held on April 30, 2002, we have asked our stockholders to approve a proposal to sell up to 9,000,000 shares of our common stock to Crossover Ventures, Inc. pursuant to a common stock purchase agreement further described in this prospectus. This prospectus relates to the 9,000,000 shares of our common stock which may be resold by Crossover Ventures after being purchased from us pursuant to that common stock purchase agreement. We will receive the sale price of any common stock that we sell pursuant to the common stock purchase agreement, and Crossover Ventures, a selling stockholder, may resell those shares pursuant to this prospectus.


    This prospectus also relates to the public offering of 4,704,717 shares of our common stock by The Travelers Insurance Company and The Travelers Indemnity Company, collectively referred to as Travelers. Travelers acquired the 4,704,717 shares in connection with the June 1999 merger transaction that involved On2 Technologies, Inc., formerly known as Applied Capital Funding, Inc., and The Duck Corporation and a private placement made in connection with that merger. We will not receive proceeds from the sale of these shares.

    In addition, we filed a registration statement on December 8, 2000 to register 5,459,000 shares of our common stock pursuant to an earlier common stock purchase agreement with Crossover Ventures and filed an additional registration statement on September 13, 2001 to register an additional 10,041,000 shares of common stock to be sold to Crossover Ventures pursuant to that earlier common stock purchase agreement.


    Both the registration statement filed December 8, 2000 and the registration statement filed September 13, 2001 relate to 15,500,000 shares of our common stock which our stockholders approved for sale to Crossover Ventures in May 2001. As of April 15, 2002, we had sold 13,293,656 shares of the 15,500,000 shares authorized by our stockholders, and we currently anticipate that the sale of all of those 15,500,000 shares will occur pursuant to the earlier registration statements. We are seeking stockholder approval for the sale to Crossover Ventures of the additional 9,000,000 shares referred to in the registration statement of which this prospectus is a part is so that we may list these shares on the American Stock Exchange. A condition to Crossover Ventures' purchase of those shares is that they be listed on the American Stock Exchange.


    We have also filed registration statements relating to the resale of our shares by selling stockholders on a delayed basis. These shares include:


    - 1,235,332 shares of common stock issued and outstanding at the time of registration;



    - 2,974,366 shares of common stock underlying the conversion rights of convertible preferred stock; and



    - 1,050,140 shares of common stock underlying the conversion rights of warrants.


    Crossover Ventures and Travelers have advised us that they will each sell the shares from time to time in the open market, on the American Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution."

    Crossover Ventures is deemed to be an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by Crossover Ventures on account of its sale of shares of common stock. We will indemnify Crossover Ventures and Travelers against certain liabilities, including certain liabilities under the Securities Act.


    Our common stock is traded on the American Stock Exchange under the symbol "ONT." On April 15, 2002, the closing price of the common stock was $0.41 per share.


                           --------------------------


    BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 3.


                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ____________, 2002

                                    SUMMARY

    We are a leading video compression technology firm. We have developed a proprietary technology platform and video compression/decompression software ("codec") to deliver high quality video at the lowest possible data rates to closed area networks, such as set-top boxes, the Internet and wireless devices. We offer a suite of products and services that encompass our proprietary compression technology. Our service offerings include customized engineering and consulting services and technical support and high-level video encoding. In addition, we license our software products, which include video and audio codecs and encoding and server software, for use with video delivery platforms.

    Our principal executive offices are located at 145 Hudson Street, New York, New York 10013, and our telephone number is (917) 237-0500.

THE COMMON STOCK PURCHASE AGREEMENTS


    On December 1, 2000, we entered into a common stock purchase agreement with Crossover Ventures for the sale, from time to time, of shares of our common stock. On December 8, 2000, we registered 5,459,000 shares of our common stock to be issued pursuant to that agreement. On May 22, 2001 our shareholders approved the sale of up to 15,500,000 shares of common stock to Crossover Ventures. The additional 10,041,000 shares were registered pursuant to a registration statement filed September 13, 2001. As of April 15, 2002, we had sold 13,293,656 shares to Crossover Ventures. We currently anticipate that all of the 15,500,000 shares approved for sale by our stockholders in May 2001 will be sold pursuant to the common stock purchase agreement dated December 1, 2000.



    On November 21, 2001, we entered into a separate common stock purchase agreement to sell shares of our common stock to Crossover Ventures. In connection with our annual meeting to be held on April 30, 2002, we are asking our stockholders to approve the sale of up to 9,000,000 shares of common stock pursuant to the November 21, 2001 common stock purchase agreement. Pursuant to the registration statement of which this propectus is a part, we are registering for resale those 9,000,000 shares of our common stock which may be sold to Crossover Ventures under the November 21, 2001 common stock purchase agreement and which may be listed on the American Stock Exchange if we receive the approval of our stockholders to sell those shares to Crossover Ventures.


    Under each of the common stock purchase agreements, we may request a draw up to a maximum amount based on a formula of the weighted average common stock price and the average trading volume of our common stock. If the volume weighted average common stock price for a 10-day period exceeds $0.30 per share, the maximum amount of the draw-down that we may request will not be less than $500,000. See "COMMON STOCK PURCHASE AGREEMENT."

TRAVELERS

    On May 22, 1997, Travelers purchased 1,823,553 shares of Series A Preferred Stock from the Duck Corporation, a privately owned entity. The shares of Series A Preferred Stock were subsequently increased to 2,369,668 as a result of certain anti-dilution adjustments to which Travelers was entitled. On May 27, 1999, Travelers received an additional 1,121,389 shares of Duck common stock for consulting and advisory services rendered to Duck. These services related to Duck's anticipated merger with a subsidiary of Applied Capital Funding, Inc., a publicly traded corporation, subsequently renamed On2.com Inc. and thereafter On2 Technologies, Inc. On June 15, 1999, a wholly-owned subsidiary of Applied Capital Funding was merged with and into Duck. In the Merger, Travelers' shares of Duck's Series A Preferred Stock were converted into 3,104,717 shares of our common stock. Immediately prior to the Merger, Travelers purchased the equivalent of 1,600,000 additional shares of our common stock from Applied Capital Funding in a private placement transaction.

THE OFFERING



Common stock which may be offered by Crossover Ventures
  pursuant to this prospectus...............................   9,000,000 shares
Common stock available to be offered, as of April 15, 2002,
  pursuant to the prospectus which is a part of the
  registration statement filed September 13, 2001...........   2,206,344 shares

Common stock which may be offered by Travelers pursuant to
  this prospectus...........................................   4,704,717 shares

Common stock to be outstanding after the offerings..........  60,934,184 shares

American Stock Exchange Symbol..............................                ONT



    The number of shares of common stock that will be outstanding after this offering excludes:



    - shares issuable upon the exercise of 8,426,606 options outstanding as of April 15, 2002; and



    - 773,811 additional shares reserved for issuance under our 1999 Amended and Restated Incentive and Non-Statutory Stock Option Plan and our 2000 Non-Qualified Stock Option Plan, as of April 15, 2002;



    - 3,898,065 shares reserved for issuance under our 2001 Employee Stock Purchase Plan, which shares will be issued at a 15% discount from market value, as of April 15, 2002; and



    - 10,912,930 additional shares reserved for issuance pursuant to our outstanding warrants, as of April 15, 2002, and 13,775,920 additional shares reserved for issuance pursuant to our outstanding convertible preferred shares, as of April 15, 2002.


SUMMARY FINANCIAL DATA

    The following table summarizes the financial data for our business. You should read the following information in conjunction with the consolidated financial statements and the related financial statement notes appearing elsewhere in this prospectus.

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                        2001           2000
------------------------------------------                    ------------   ------------
Revenues....................................................  $  2,220,101   $  1,003,566
Loss from operations........................................   (15,379,174)   (44,048,062)
Net loss attributable to common shareholders................   (21,161,867)   (62,631,444)
Basic and diluted net loss per share (1)....................  $      (0.64)  $      (2.40)
Weighted average basic and diluted shares outstanding (1)...    33,120,166     26,067,668

------------------------

(1) Weighted average shares do not include any common stock equivalents because the inclusion of common stock equivalents would have been anti-dilutive.

                                                                    DECEMBER 31,
                                                              ------------------------
CONSOLIDATED BALANCE SHEET DATA:                                 2001         2000
--------------------------------                              ----------   -----------
Cash and cash equivalents...................................  $  215,726   $ 1,561,495
Total assets................................................   3,926,662    11,210,057
Long-term debt..............................................   2,000,000            --
Stockholders' equity........................................     903,638     8,581,420

RECENT DEVELOPMENTS



    On March 15, 2002, our Board of Directors terminated the engagement of Arthur Andersen LLP as our independent public accountants and engaged
Richard A. Eisner & Company, LLP to serve as our independent public accountants for 2002. Arthur Andersen's reports on our consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained an explanatory paragraph regarding our ability to continue as a going concern. During our two most recent fiscal years and through March 15, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for those years.



    On March 27, 2002, Abanat Limited converted its $2,000,000 of Series A Convertible Debentures into 4,444,444 shares of our common stock. In connection with the conversion, we issued to Abanat Limited a warrant to purchase 200,000 shares of our common stock at an exercise price of $0.43 per share. The warrant is immediately exercisable and expires on March 26, 2007.



    Also on March 27, 2002, The Travelers Indemnity Company filed a Notice of Proposed Sale to sell 962,125 shares of our common stock under Rule 144 of the Securities Act of 1933. Pursuant to that Notice of Proposed Sale, we believe that Travelers had sold 170,125 shares of our common stock as of March 31, 2002. Travelers Indemnity may sell any of the 962,125 shares relating to the Notice of Proposed Sale under Rule 144 or in connection with the registration statement of which this prospectus is a part.

                                  RISK FACTORS

    IN EVALUATING OUR BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS. ANY OF THE FOLLOWING RISKS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND A COMPLETE LOSS OF YOUR INVESTMENT.

IF WE DO NOT OBTAIN ADDITIONAL CASH TO OPERATE OUR BUSINESS, WE MAY NOT BE ABLE
  TO EXECUTE OUR BUSINESS PLAN AND MAY NOT ACHIEVE PROFITABILITY.

    Since our inception, we have incurred significant losses and negative cash flow from operations, and as of December 31, 2001, we had an accumulated deficit of approximately $99.2 million. On February 28, 2002, we had cash reserves of approximately $380,000. During fiscal 2002, we expect to meet our working capital obligations and other cash requirements with cash derived from operations, from sales of our common stock under the equity line of credit arrangements with Crossover Ventures, Inc., and other financing as required. There can be no assurance, however, that cash from operations and the other sources described above will be achieved or will be sufficient for our operating needs or that we will be able to achieve profitability on a consistent basis, if at all. In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level operations. Even if we obtain additional working capital in the near future, to the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all.

IF WE CANNOT OPERATE AS GOING CONCERN, OUR STOCK PRICE WILL DECLINE AND YOU MAY
  LOSE YOUR ENTIRE INVESTMENT.

    In February 2002, our auditors expressed doubt about our viability as a going concern. Our auditors have included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2001 which states that, due to recurring losses from operations, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the year ended December 31, 2001 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been harmed.

    If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities which could result in our de-listing from the American Stock Exchange and cause investment losses for our shareholders.

IF WE CANNOT GENERATE SUFFICIENT POSITIVE CASH FLOWS FROM OUR OPERATIONS, OUR
  OPERATING RESULTS AND OUR STOCK PRICE MAY BE HARMED.

    Although we have significantly decreased our operating expenses throughout 2001, we are still incurring approximately $700,000 of monthly operating costs. We currently do not generate sufficient revenues to offset our operating costs. Our current sources of financing are two common stock purchase agreements entered into in December 2000 and November 2001 as well as any additional financings into which we may enter. However, our current commitments for capital do not guarantee us enough cash to cover our current level of operating expenses. Moreover, as we continue to expand our product and service offerings to maintain our competitive advantage, we may be required to incur additional costs to hire and retain additional personnel, license complementary third party technology for use in our proprietary software or expand both our international and domestic presence to enter new markets. These costs may significantly increase our current level of monthly operating expenses. Failure to generate sufficient capital through both our revenue streams and financings may require us to execute additional corporate restructurings, scale back our product or service offerings or limit the markets into which we enter. Any of these items, or a combination thereof, could have a harmful effect on our operating results and our stock price.

WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND ANTICIPATE CONTINUED
  LOSSES.

    We have not achieved profitability, and we expect to continue to incur operating losses for the foreseeable future as we fund operating and capital expenditures in implementing our business plan. Our business model assumes that consumers will be attracted to and use broadband-specific video compression technology to access content available on customer Web sites or over closed area networks that will, in turn, allow us to provide our technology solutions to customers. Our business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. Our business strategy may be unsuccessful and we may not be able to adequately address all or any of these risks. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability. In either case, our operating results and liquidity would be harmed.

BECAUSE WE RECENTLY CHANGED OUR STRATEGIC OPERATING MODEL, WE ARE ESSENTIALLY A
  NEW COMPANY AND WE MAY BE UNABLE TO MAKE THE CHANGES NECESSARY TO OPERATE AS A NEW COMPANY AND EXECUTE OUR BUSINESS PLAN.

    From June 1999 to April 2000, we were primarily engaged in the development of interactive, broadband web channels with television-quality video. In April 2000, we implemented a new business plan focusing on the distribution of our video compression technology for use over the Internet and in closed area networks, such as those networks which include set-top boxes. As a result, our company is essentially a new venture. In transitioning to our new business model, we are substantially changing our business operations, sales and implementation practices, customer service and support operations and management focus. If we are not successful, we may not achieve profitability. To implement our business plan and achieve profitability, we will face new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, competition from a new range of sources, the need to develop strategic relationships and other risks described below.

    Our ability to generate profits will depend on our ability:

    - to attract customers to use our technology infrastructure and support services;

    - to generate revenues from software licensing and sales and consulting and engineering services for customers wishing to deliver broadband content to end users; and

    - to control costs.

    Therefore, we do not have a significant operating history upon which you can evaluate us and our prospects, and you should not rely upon our past performance to predict our future performance.

WE ANTICIPATE CONTINUED SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE
  AND OUR FINANCIAL RESULTS ARE UNCERTAIN AND ARE DIFFICULT TO PREDICT.

    We have experienced significant operating losses to date. For the years ended December 31, 2001 and 2000, we had a loss from operations of approximately $15.4 million and $44.0 million, respectively. The decrease in the loss from operations is primarily attributable to cost-saving measures implemented by us, but we expect to experience continuing losses from operations for the forseeable future. In addition, as a result of our limited operating history, we have little experience forecasting our revenues and believe that period-to-period comparisons of financial results are not necessarily meaningful. Therefore, you should not rely on period-to-period comparisons of our historical financial results as an indication of our future financial results. Moreover, our financial results may vary from period to period due to the uncertainties of our business.

OUR STOCK PRICE MAY FLUCTUATE FOR REASONS BEYOND OUR CONTROL WHICH COULD RESULT
  IN LOSSES ON YOUR INVESTMENT IN OUR STOCK.

    Fluctuations in the market price of our common stock may adversely affect our access to capital and financing and our ability to attract and retain qualified personnel. Historically, our common stock price has fluctuated widely, with a 52-week range as of March 1, 2002 of $1.04 to $0.29. We expect fluctuations to continue in the future for a number of reasons, including:

    - quarterly variations in our operating results;

    - competitive announcements;

    - the operating and stock price performance of other companies that investors may deem comparable to us;

    - news relating to trends in our markets; and

    - changes in financial estimates by securities analysts or failure to meet analyst estimates.

    In addition, the stock market generally has experienced significant price and volume fluctuations, and the market prices of companies in our industry have been highly volatile. Due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons beyond our control.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE IN THE OPEN MARKET MAY CAUSE OUR
  STOCK PRICE TO DECLINE AND COULD HINDER OUR FUTURE ABILITY TO RAISE CAPITAL.

    Sales of significant amounts of our common stock in the public market in the future, the perception that sales will occur or the registration of shares could significantly depress the market price of our common stock or hinder our future ability to raise capital. We have granted some of the holders of those securities demand registration rights. We may also issue additional shares in acquisitions and may grant additional stock options to our employees, officers, directors and consultants under the stock option plans.


    In addition, we have entered into a December 2000 common stock purchase agreement and a November 2001 common stock purchase agreement with Crossover Ventures for the sale of shares of our common stock. Our stockholders approved the sale of 15,500,000 shares of our common stock to Crossover Ventures in May 2001, and we are seeking their approval to sell an additional
9,000,000 shares to Crossover Ventures. As of April 15, 2002, we had sold 13,293,656 of the 15,500,000 shares pursuant to that December 1, 2000 common stock purchase agreement, and we anticipate that we will sell the remaining 2,206,344 of the 15,500,000 shares pursuant to that December 1, 2000 common stock purchase agreement, based upon formulas and limitations contained in the December 2000 common stock purchase agreement. In addition, in connection with our annual meeting of stockholders on April 30, 2002, we have asked our stockholders to approve the sale of up to 9,000,000 shares of our common stock, to be sold under the November 2001 common stock purchase agreement. The sales of those shares will also be subject to formulas and limitations contained in the November 2001 common stock purchase agreement.


    In addition, the shares issuable to Crossover Ventures under the common stock purchase agreements will be issued at a discount to the daily volume weighted average prices of our common stock. As we sell shares of common stock to Crossover Ventures under the common stock purchase agreements, and then Crossover Ventures sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down under the common stock purchase agreements as the price of our common stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Crossover Ventures, subject to the minimum selling price we specify. The more shares that are issued under the common stock purchase agreements, the more our shares will be diluted and the more our stock price may decline. The following table represents the number of shares of common stock we would be required to issue to Crossover Ventures at price levels ranging from $2.75 to $0.25 (adjusted for contractual discounts) which approximates the high and low price of our common stock since December 2000. This analysis assumes we request a draw down of $300,000 for a 20-day period.

                                                     NUMBER OF SHARES OF COMMON
                  VOLUME WEIGHTED                         STOCK ISSUED TO
          AVERAGE PRICE FOR 20-DAY PERIOD                CROSSOVER VENTURES
          -------------------------------            --------------------------
                       $2.75                                   109,091
                       $2.25                                   133,333
                       $1.75                                   171,429
                       $1.25                                   240,000
                       $0.75                                   400,000
                       $0.25                                 1,200,000

    This may encourage short sales, which could place further downward pressure on the price of our common stock.

BECAUSE WE DEPEND ON THE GROWTH OF BROADBAND INTERNET USE, AS GROWTH FOR
  BROADBAND DECLINES, OUR REVENUE MAY DECLINE AND WE MAY NOT ACHIEVE PROFITABILITY.

    We derive, and expect to continue to derive substantially all of our revenue from the sale of technology and services used over Internet connections and closed area networks that require broadband access. If the long-term growth in demand for broadband access does not grow as we expect, the demand for many of our products and services may decline or grow more slowly than we expect. As a result, we may not be able to grow our business, and our revenue and profitability may decline from current levels.

    Broadband web usage may be inhibited for a number of reasons, such as:

    - inadequate network infrastructure;

    - security concerns;

    - inconsistent quality of service; and

    - availability of cost-effective, high-speed service.

IF WE ARE UNABLE TO CONTINUE TO ATTRACT, RETAIN AND MOTIVATE HIGHLY SKILLED
  EMPLOYEES, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN.

    Our ability to execute our growth plan and be successful depends on our continuing ability to attract, retain and motivate highly skilled employees. As we continue to grow, we will need to hire additional personnel in all operational areas. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, customers could experience delays in service, which could, in turn, adversely affect our operating results and revenue. Additionally, retention of highly skilled employees may require additional personnel costs or the issuance of certain equity compensation. These factors would reduce profitability and the price of our common stock.

MUCH OF OUR TECHNOLOGY RELIES ON OWNED OR LICENSED INTELLECTUAL PROPERTY, AND IF
  SUCH RIGHTS ARE NOT PROTECTED FROM THE USE OF OTHERS, INCLUDING POTENTIAL COMPETITORS, OUR BUSINESS PROSPECTS MAY BE HARMED.

    The failure to protect our intellectual property could seriously harm our businesses and prospects because we believe that our technology is unique and that its proprietary nature is critical to our success. If our prospects are harmed, the price of our common stock may decline because we may be less attractive to investors. Our efforts to protect our intellectual property through trademarks, copyrights, patents, trade secret laws, access to information and confidentiality agreements may not be adequate to protect our proprietary rights. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. In addition, effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are made available, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.

    Although we do not currently license material third party technologies the loss of which could adversely effect our business, we do from time to time license from third parties technologies incorporated into some of our products and services. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

THE BROADBAND VIDEO SERVICES AND TECHNOLOGY MARKETS ARE HIGHLY COMPETITIVE, AND
  OUR FAILURE TO COMPETE EFFECTIVELY COULD HURT OUR REVENUE AND REDUCE OUR GROSS MARGINS AND PROFITABILITY.

    We face significant competition in the market for our technology and services. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors, who are currently providing similar services to low-bandwidth users and high-bandwidth users and have greater financial, technical and marketing resources than us. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Those competitors could cause us to lose customers and impair our ability to attract new customers.

IF WE FAIL TO KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY OR IF WE
  PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS AND OUR REVENUE AND PROFITABILITY MAY DECLINE.

    Our future success depends, in large part, on our ability to use leading technologies effectively, to develop our technological expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological developments will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our operating results and financial condition.

POTENTIAL CUSTOMERS MAY NOT PURCHASE OUR TECHNOLOGY AND SERVICES AT ANTICIPATED
  LEVELS IF INTERNET CAPACITY CONSTRAINTS CONTINUE TO IMPAIR THE ABILITY OF CONSUMERS TO ACCESS OUR CUSTOMER'S WEB SITES OR NETWORKS, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUE.

    Our success will depend, in large part, upon a robust communications industry and infrastructure for providing broadband access and carrying broadband traffic. Lack of the necessary infrastructure or broadband capacity will limit our ability to generate revenue as the need for our products and services may decrease. The Internet or certain closed-area networks may ultimately not prove to be a viable commercial medium because of:

    - inadequate development of the necessary infrastructure such as a reliable network backbone;

    - failure to timely develop complementary products such as high speed modems that will enable broadband access for individuals;

    - delays in the development or adoption of new standards and protocols required to handle increased levels of activity; or

    - increased government regulation.

    If broadband adoption experiences significant growth in the number of users and the level of use, then the infrastructure may not be able to continue to support the demands placed on it.

TECHNICAL AND OPERATING MATTERS MAY IMPAIR THE VALUE OF OUR ARRANGEMENTS WITH
  REAL NETWORKS, INC. AND OUR ABILITY TO DISTRIBUTE OUR SOFTWARE.

    As a result of our July 2001 transactions with Real Networks, Inc., we are obligated to develop plug-ins for our VP4 and VP5 codecs that are to be integrated into Real's RealSystem-Registered Trademark- architecture. Our arrangements with Real are exclusive in certain respects and, as a result, during the term of the agreement, which now ends in July 2005, we are restricted from supporting other software platforms, including certain components of our own software platforms. If our products do not interoperate satisfactorily with Real's products, we may encounter difficulty in selling or licensing our products. Similarly, if Real does not provide us with technical and other support for the distribution of our software, our revenues may not achieve expected levels. We are in ongoing discussions with Real regarding software integration and marketing and the sales of integrated products.

REGULATORY CHANGES IN OUR INDUSTRY INVOLVE UNCERTAINTIES, AND THE RESOLUTION OF
  THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS BY RAISING OUR COSTS OR REDUCING POTENTIAL REVENUES.

    Although we are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally and any export and import controls which may apply to our products, laws and regulations specifically pertaining to digital media are new and developing. These laws, when enacted may require us to comply with new procedures or limit the scope of our technology or services, which could raise our expenses or reduce our revenues. The developing laws and regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. Moreover, we may be liable to third parties for any content that we may encode or distribute if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. In addition, the applicability of existing laws to the digital media is uncertain and evolving.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT POTENTIAL INVESTORS OR DELAY
  OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR YOU.

    Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

    - discourage potential acquisition proposals;

    - delay or prevent a change in control; and

    - limit the price that investors might be willing to pay in the future for shares of our common stock.

    In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) and debt instruments with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

WE HAVE NEVER PAID DIVIDENDS AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE
  FORESEEABLE FUTURE.

    We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our stock in the foreseeable future.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

    Some statements in this prospectus under the caption "Risk Factors," and elsewhere may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the SEC.

    When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the shares offered by Travelers. However, we will receive proceeds from the sale of the shares to Crossover Ventures under the common stock purchase agreements. Those proceeds, if any, will be used for general corporate purposes. General corporate purposes may include expenses for research and development associated with the development and enhancement of our technology and products, expenses for sales and marketing and general administrative expenses associated with salaries and other expenses. General corporate purposes may also include acquisitions or other capital expenditures. We may invest the net proceeds temporarily until we use them for their stated purpose.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of December 31, 2001 on an actual basis. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements, "Summary Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.

                                                              DECEMBER 31, 2001
                                                                   ACTUAL
                                                              -----------------
Total long-term debt........................................       2,000,000

Shareholders' equity:
    Preferred stock, $0.01 par value........................    $    129,286
    Common stock, $0.01 par value...........................         385,650
    Additional paid-in capital..............................      99,548,997
    Accumulated other comprehensive loss....................         (10,068)
    Accumulated deficit.....................................     (99,150,227)
                                                                ------------
        Total stockholders' equity..........................         903,638
                                                                ------------
        Total Capitalization................................    $  2,903,638
                                                                ============

                                DIVIDEND POLICY

    It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                                    BUSINESS

OVERVIEW

    We are a leading video compression technology firm. We have developed a proprietary technology platform and video compression/decompression software ("codec") to deliver high quality video at the lowest possible data rates to closed area networks, such as set-top boxes, the Internet and wireless devices. We offer a suite of products and services that encompass our proprietary compression technology. Our service offerings include customized engineering and consulting services and technical support and high-level video encoding. In addition, we license our software products, which include video and audio codecs and encoding and server software, for use with video delivery platforms.

BUSINESS STRATEGY

    Our strategy is to be the premier provider of video compression/decompression software technology and compression tools. We are striving to achieve our goals by implementing the following key strategies:

    - developing and expanding our expertise in video compression and streaming software;

    - continuing our research and development efforts to increase the quality of video technology in order to improve the experience of end users;

    - leveraging our existing products and services to support new products and services and to expand our presence in multiple industries, including the Internet, wireless applications and consumer electronics; and

    - expanding into international markets by contracting resellers of our products and services.

OUR TECHNOLOGY AND PRODUCTS

    PRODUCTS

    Our technology is designed to deliver the highest quality video at the lowest possible data rates. We currently license and develop a number of products related to our TrueMotion line of codecs and TrueCast line of server products for closed area networks, the Internet and consumer electronic industries.

TRUEMOTION VP3 SERIES

    Our TrueMotion VP3 series of codecs includes VP3, VP3.1 and VP3.2. VP3 was introduced in January of 2000 and was the original codec used on our website at data rates between 300 and 400 kbps. VP3.1 was launched in June of 2000 and provided for full-motion, full-screen television quality video over the Internet at data rates as low as 250 kbps, scaling dynamically to 500 kbps and more. Introduced in August of 2000, VP3.2 is designed to offer the highest quality video transmission over broadband Internet connections and supply television quality at data rates as low as 200 kbps. VP3 files are encoded in multiple bit rates and at optimum frame rates (usually 29.97 fps) within a single file. This multiple bit rate file is designed to work optimally with both our TrueCast server and RealServers running the VP3 plug-in for Real.

OPEN SOURCE VP3.2

    Vp3.2 was made available to the open-source community on September 7, 2001, in order to provide software developers an efficient, open source video codec with no platform limitations or restrictive license fees. VP3 became the first true common format that is open, documented and free. Nearly 12,000 people have registered for the license and source code as of the end of February 2002.

    We created VP3-based plug-ins for other media formats, such as Apple's QuickTime. With these plug-ins, users can encode content using VP3 plug-in technology engineered to play that content back through these other popular player-formats.

VP3 FOR APPLE'S QUICKTIME

    Our plug-in for Apple's QuickTime 5 enables Internet users to view full-screen, full-motion, television quality VP3 encoded video through the QuickTime player. Our VP3 for QuickTime plug-in is available on our website located at www.on2.com and as part of QuickTime 5's component download feature. After installing the VP3 for QuickTime codec, it becomes compatible with all QuickTime applications. VP3 for QuickTime encoded video files may be streamed from the QuickTime StreamServer or may be transmitted from a web server for progressive download.

VP4 CODEC

    VP4, our flagship product, was released in the second quarter of 2001. Initially optimized for set-top boxes and closed area environments, VP4 is widely recognized as the most efficient video compression technology available. VP4 achieves near-DVD quality at 450 kbps and near-VHS quality at 150 kbps at full-screen and full-motion. VP4 offers a 60-70% bandwidth reduction over some of our competitor's technologies allowing for greatly reduced costs for comparable quality video.

    The VP4 codec is the first compression technology to break the 1-megabit barrier for full-resolution, 60 field-per-second digital video delivery -achieving comparable quality to MPEG-2 at significantly lower data rates.

    VP4 was integrated in (i.e. "ported") Equator Technologies' MAP-CA digital signal processor and is currently being used to power Video-On-Demand initiatives in Japan and Korea. Additionally, we ported VP4 onto Texas Instruments' fully programmable C6200 DSP, which creates processor options for potential clients. As set-top box and consumer device deployment increases throughout 2002, the recurring licensing fees have the potential to generate significant revenues.

ON2'S VP4 FOR REAL

    RealNetworks-Registered Trademark- has licensed On2's VP4 video compression technology for the internet, set-top boxes and other consumer devices. Under the agreement, On2 and Real have agreed that On2 will enable
RealPlayer-Registered Trademark- as the exclusive media player for the VP4 codec, and the RealSystem-Registered Trademark- IQ architecture will become the only streaming media platform capable of delivering the VP4 codec other than TrueCast. As a result, our sales and marketing efforts will include the licensing of products that contain or use Real Networks'
RealSystem-Registered Trademark- architecture and components including On2's software. On2 has developed two components for video delivery through the RealSystem architecture:

    - VP4 for RealPlayer Plug-in - Provides support in RealPlayer or RealOne for playback of files compressed with On2's VP4 video codec and AVC audio codec, and

    - VP4 for RealSystem Server Plug-in - Provides support for streaming VP4 files using RealSystem 8 media servers (Windows 2000, NT and Linux).

    The combination of the RealPlayer, RealSystem iQ and the VP4 codec enables consumers to have the highest quality playback experience currently available. RealSystem IQ is robust, standards-based, end-to-end system architecture that can provide a single common framework for global Internet media delivery - from any platform, in any format and to any device. As a result, On2 believes that its customers will be able to deliver their video and audio in an optimized format to the largest possible audience.

VP5

    As of March 2002, VP4, our current flagship product is still the only video compression technology to break the 1-megabit barrier for full resolution, 60 field-per-second digital video delivery. We believe that VP5 will allow a 50% reduction over the bandwidth required to show comparable quality video using VP4. Additional features offered by VP5 include real-time encoding and the ability to handle interlaced content, making it the first codec on the market to offer true broadcast-quality, real-time compression of difficult live material such as sports and action footage at sub-megabit data rates. In tests across a broad spectrum of content, competitive codecs typically require data rates 50% higher than VP5 to achieve comparable quality. VP5 also outperforms the proposed H.26L standard (even with all of its advanced options enabled) in quality, data rate and performance while maintaining lower decode and encode complexity. The ability to handle interlaced content sets VP5 apart from the litany of internet codecs that are available.

    VP5 will be available for license in the summer of 2002.

TRUEMOTION 2X (TM2X)

    Originally developed as our state of the art video compression codec in 1998, the TM2X codec is optimized for hard-drive, Kiosk, or CD-ROM based video playback. The TM2X video delivery algorithm was licensed for use in Sega's Dreamcast and Saturn and is also licensed to gaming developers and manufacturers interested in high quality video on machines with limited processing capabilities.

    TM2X offers high resolutions (320x240, 640x480) and high bit-rates, that can play back smoothly on a wide range of CPUs. The product was part of QuickTime and Video for Windows and can be used in programs such as Adobe Premiere and Terran's Media Cleaner Pro. It is also a cross platform codec, with QuickTime working on both MacIntosh computers and personal computers.

AUDIO FOR VIDEO CODING TECHNOLOGY (AVC)

    AVC is an advanced compression algorithm that is ideal for a variety of audio sources, including music, human speech, film and broadcast television. AVC can achieve very high quality audio at bit rates lower than current standards such as MP3 or AC-3. This algorithm is designed for easy portability to embedded devices and can be licensed for a lower per-unit cost than other audio codecs on the market. AVC has been optimized to run with the VP3 and VP4 video codecs, and this combination can provide a seamless low-bit-rate multimedia experience. VP4 combined with AVC is comparable to MPEG2 combined with AC-3, but with a substantial data rate savings. It is ideal for VOD deployment over DSL or cable networks. AVC also allows for less transfer time and storage space for downloaded files.

ON2'S VP4 ENCODER

    The VP4 Encoder enables content owners to efficiently re-master and compress their assets into the VP4 format at their own convenience. Beginning with capturing uncompressed video through high quality SDI inputs, users can create an optimized digital file using our proprietary re-mastering tools. These tools are geared toward the video professional that wants exact control over the optimization process. Once the raw file has been optimized, our compression software has the capability of creating multiple data rate compressed files.

TRUECAST SERVER SOFTWARE

    TrueCast-Registered Trademark- Server Software is designed to take full advantage of our industry-leading VP line of codecs and to guarantee the smoothest delivery of compelling multi-media presentations over private networks (i.e. set-top boxes), embedded platforms or the Internet.

    TrueCast comes optimized in two manners: one for transport using our own proprietary protocol, TrueCast Transport Protocol (TTP), and one for RTSP/RTP to various set-top box platforms. TrueCast and VP4 are an ideal combination for low-bit-rate Video-On-Demand systems. Our TrueCast Servers and the VP4 Encoder provide the necessary tools for high-quality video over low speed IP connections.

    SERVICES

    In addition to licensing our software, we offer the following professional services to our customers.

CUSTOM ENGINEERING AND CONSULTING SERVICES

    We provide custom engineering and consulting services designed to support customers that are interested in porting and optimizing our technology platform and algorithm libraries into set-top boxes, gaming and wireless devices and other closed network applications.

ENCODING SERVICES

    Our core competence is in the development and implementation of high-quality video compression technology. We encode video assets into our proprietary formats or into a variety of other formats including RealNetworks' Real, Apple's QuickTime, and Microsoft's Windows Media, in a range of data rates, from narrowband to broadband. Our quality video encoding service includes remastering our clients' video files before they are compressed for frame rate optimization, color correction and balancing, audio optimization and scene-by-scene preprocessing.

RESEARCH AND DEVELOPMENT

    The focus of our research and development activities is to improve and expand upon our core codec technology, which improves the video experience for end users. Our research and development efforts have enabled us to provide quality video compression and decompression at lower broadband data rates and certain narrowband data rates. We believe that continued advances in our technology are key to the success of our business. Consequently, we devote a substantial portion of our resources to our research and development efforts. Research and development expenses for the year ended December 31, 2001 were $3,856,244 as compared to $8,004,932 for the year ended December 31, 2000. Research and development expenses for the year ended December 31, 2000 also included costs associated with the development of a content network. As our current business strategy is the distribution of our compression technologies, we did not incur significant costs associated with production of a content network in 2001 nor do we expect to incur such costs in future periods.

    In January 2002, we announced the completion of our integration of our VP4 compression technology into RealNetworks' RealOne and RealPlayer. This includes the development of VP4 "plug-ins" for the RealPlayer and the RealSystem Server that enables VP4 content to be streamed over the RealNetworks' streaming architecture. RealNetworks is currently certifying the software under our Development and Services License Agreement. Once certified, we will begin licensing this software with the RealNetworks system.

    Also in January 2002, we announced the upcoming release of VP4i, our next-generation compression technology that enables real-time capture and encoding. The development of VP4i is complete and we are demonstrating it to customers. We will base additional engineering requirements on customer feedback.

    In February 2002, we announced the introduction of a preview version of VP5, our latest generation of compression technology. VP5 achieves similar picture quality of VP4 at a significant reduction in bandwidth requirements and provides the ability to stream interlaced content. We intend to fully deploy VP5 in the summer of 2002.

SALES AND BUSINESS DEVELOPMENT

    The goal of our sales and business development departments is to build relationships that fall into two basic categories: professional services and product licensing. Professional services primarily focus on porting or optimizing our compression technologies to multiple hardware platforms used in video delivery solutions. Our sales and business development teams focus on engaging chip-set manufacturers, global cable and telecommunication companies and manufacturers of hardware platforms for consumer electronic and wireless devices. Additionally, our sales and business development teams focus on selling encoding and streaming software licenses to content providers who are delivering video over closed area networks and to IP-based end users.

INTERNATIONAL

    We believe that we are well positioned to selectively expand our business internationally. With its vast amount of broadband networks, we believe Asia is one of the strongest markets for video-on-demand initiatives. Our International sales and business development efforts have been focused in this region to date. We are currently involved with several Asian entities in which we have designed and engineered set-top box deployments. An additional method for international expansion is the appointment of resellers of our products and services whereby such resellers purchase software licenses from us and sell them in a designated international market. To date, we have signed reseller agreements for both the Japanese and Korean markets.

    For the year ended December 31, 2001, foreign customers accounted for approximately 67% of total revenue. These customers are primarily located in Asia. For the year ended December 31, 2000, the Company did not generate revenue from foreign customers. We did not generate revenue from our reseller agreements for any of the periods presented.

    Additionally, all of the Company's assets and operations have been and are currently based within the United States, except for two research and development employees located in the United Kingdom. There was no revenue generated from the United Kingdom operations for the years ended December 31, 2001 and 2000.

COMPETITION

    We believe that our principal competitive advantage is our ability to deliver video that is comparable in quality to other compression technologies at significantly lower data rates. This attribute significantly reduces the amount of bandwidth necessary to deliver video of similar quality and allows our customers to realize a greater profit on their video delivery initiatives.

    Our business is highly competitive and affected by rapid change. We believe that the principal competitive factors in our business include technological innovation, versatility of products, pricing, customer service, network quality, service offerings and the flexibility to adapt to changing market conditions. In the broadband codec market, we compete with companies such as Microsoft, Intel, RealNetworks, Apple and Sorenson, and in the closed-area networks market, we compete with MPEG2 and MPEG4 and several codecs that position themselves as "MPEG4-based". We also compete with companies that provide encoding services and companies that encode their content in-house. In establishing our business strategy, we face a number of strong, firmly entrenched competitors who are currently providing similar services to low-bandwidth and high-bandwidth users. These and other companies are already providing broadband video-based services and technology. In addition to competition from other content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Many of our existing competitors have, and some future competitors may have, significantly greater financial and technical resources than we have.

CUSTOMERS

    Our customers, and the potential customers of our resellers, typically are large digital communication and media companies, entertainment companies, telecommunication companies and other global corporations that operate within the digital media industry. For the year ended December 31, 2001, four customers accounted for 26%, 23%, 13% and 13% of the Company's total revenues. For the year ended December 31, 2000, four customers accounted for 19%, 15%, 10% and 10% of the Company's total revenues.

INTELLECTUAL PROPERTY

    We regard much of our technology as proprietary and try to protect it by relying on trademarks, copyrights, patents, trade secret laws and confidentiality agreements. We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success. We currently hold several U.S. patents and have some U.S. patent applications pending. We believe that the patents that are currently issued are not material to our business. While we try to assure that the quality of the On2 brand is maintained through such measures, there can be no assurance that steps we have taken and continue to take to protect our proprietary rights will be adequate or that third parties will not infringe on our intellectual property. In addition, there can be no assurance that third parties will not assert infringement claims against us which, even if not meritorious, could result in the expenditure of substantial resources and management effort.

    In connection with our software license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the Internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. Any misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.

    From time to time, we license from third parties technologies incorporated into some of our products and services. Although we do not currently have material third party technology licenses, as we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

GOVERNMENT REGULATION

    We are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally, except that certain U.S. export controls and import controls of other countries, including controls on the use of encryption technologies, which may apply to our products. Laws and regulations specifically pertaining to the Internet are new and developing. These laws or regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. In addition, the applicability of existing laws to the Internet is uncertain and evolving. As a result of this uncertainty, it is difficult to predict the impact, if any, that future regulation or changes in regulation may have on our operations.

    Moreover, we may be liable to third parties for any content that we encode, distribute or make available on our website if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. Although we try to mitigate this risk by seeking indemnification from our customers and suppliers, we may still be subject to liability if indemnification is not obtained, is contested or does not provide us with enough resources to cover any potential liability.

EMPLOYEES

    As of December 31, 2001, we had approximately 47 full-time employees. Of the total employees, 26 were engineering and product development personnel, 7 were sales and marketing personnel and 14 were general and administrative personnel.

    None of our employees are represented by a labor union, and we consider our relationship with our employees to be good. We supplement our work force from time to time with contractors, administrative personnel through employment agencies, and part time employees.

LEGAL PROCEEDINGS

    The Company sued Ecoin Co. Ltd. ("Ecoin") on April 30, 2001 in the United States Court for the Southern District of New York. Our complaint alleged breach of contract arising from the failure of Ecoin to pay approximately $400,000 owed to On2 under a Technology License and Reseller Agreement that On2 and Ecoin entered into on February 20, 2001. Ecoin counterclaimed on December 17, 2001 for an amount to be determined at trial, but in no event less than $100,000, alleging fraudulent inducement and demanding rescission. The Company believes that the counterclaims of Ecoin are without merit and intends to vigorously pursue our claim and defend against the counterclaim.

    From time to time we have been named in other claims arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

OVERVIEW

    We are a leading video compression technology firm. We have developed a proprietary technology platform and video compression/decompression software ("codec") to deliver high quality video at the lowest possible data rates to closed area networks, such as set-top boxes, the Internet and wireless devices. We offer a suite of products and services that encompass our proprietary compression technology. Our service offerings include customized engineering and consulting services and technical support and high-level video encoding. In addition, we license our software products, which include video and audio codecs and encoding and server software, for use with video delivery platforms.

    As a result of our July 2001 transactions with Real, we now offer and license our principle technologies in combination with Real's video and audio platform, known as Real System-Registered Trademark- IQ, including Real Server Real Player and Real Producer. Our arrangements contemplated that until July 2006 that RealPlayer-Registered Trademark- will be the exclusive media player for the VP4 codec, and the RealSystem-Registered Trademark- IQ architecture will become the only streaming media platform capable of delivering the VP4 codec in Real's platform.

COMPANY HISTORY

    Founded in 1992 as The Duck Corporation, a privately owned entity, we originally developed and marketed compression technology that enabled developers of computer video games, video games for dedicated video game consoles and multi-media presentations on computers to convert an analog video signal to a digital video signal, and to compress the signal for storage and playback on the required device.

    In June of 1999, The Duck Corporation was merged with and into a wholly owned subsidiary of Applied Capital Funding, Inc., a public company whose name was concurrently changed to On2.com Inc. and subsequently changed to On2 Technologies, Inc. At that time, we had developed proprietary technology that enabled the compression, storage and streaming of high quality video signals over high bandwidth networks (i.e. broadband). We adopted a business model in which we would develop our own broadband content network powered by our proprietary technology. We intended to generate revenue through advertising sales and electronic commerce. Through the first quarter of 2000, we devoted substantially all of our efforts to building a content network and enhancing the technology to operate it. In that time, we made three acquisitions: MetaVisual Creations Limited ("Metavisual"), Celebrity Interviews ("CII") and Quickband Networks, Inc. ("Quickband"). Metavisual was a compression technology firm located in the United Kingdom and had developed its own video compression technology. That technology is instrumental in the compression technology we offer today. CII and Quickband were entities that had created, and had the resources to continue to create, content that we had intended to incorporate into our content network. Through CII and Quickband, we primarily acquired produced content, certain distribution arrangements and certain production personnel.

    By the second quarter of 2000, with the rapid decline in the Internet industry and the lack of interest in content networks, we determined that operating a content network would not be profitable for the foreseeable future. This was evident through rapid declines in Internet advertising and electronic commerce, the two areas in which we intended to generate our revenues. At no time did we generate any revenues from the content network. Revenues generated from any content related assets were the result of legacy arrangements in place prior to our acquisitions of CII and Quickband. As such, we decided to cease production on our content network and developed a strategic business model to distribute our video compression technology to IP based clients as well as those offering video through closed area networks and consumer electronics and wireless devices. This is the business model under which we are currently operating.

    In December 2000, our Board of Directors approved management's plan to significantly reduce costs through certain restructuring initiatives. These initiatives included the sale or disposal of certain content-related, non-strategic assets associated with the development of our content network, the closing of certain offices in San Francisco and Los Angeles and a reduction in workforce. These initiatives were intended to reduce our operating expenses by approximately $5.7 million to $6.0 million annually. As of December 31, 2001, we had achieved those cost savings. As a result of this plan, we recorded restructuring charges of $293,200 and $2,968,665 for the years ended December 31, 2001 and 2000, respectively. These amounts primarily related to the write-down of goodwill and certain intangible and fixed assets, lease termination costs, employment contract termination costs and other miscellaneous costs.

    Excluded from restructuring charges for the year ended December 31, 2000 were severance and personnel costs of approximately $395,000 related to the reduction in workforce. These amounts were recorded in their respective expense categories in the statement of operations. The reduction in workforce amounted to approximately 52 employees and primarily related to content production, engineering, sales and marketing and Internet design personnel. The reduction in workforce was estimated to save us approximately $3.6 million to $3.8 million in compensation and benefit costs on an annual basis. These amounts were included in the total costs savings as described above.

    In view of the rapidly evolving nature of our business and our limited operating history, we have limited experience forecasting our revenues and operating costs. Therefore, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance. To date, we have incurred substantial costs to create technology products and services. As of December 31, 2001, we had an accumulated deficit of $99.2 million. We will continue to incur costs to develop, introduce and enhance products and services, build brand awareness and grow our business. We may also incur significant additional costs related to technology, marketing or acquisitions of businesses and technologies to respond to changes in this rapidly developing industry. These costs may not correspond with any meaningful increases in revenues in the near term, if at all. As such, these costs may result in negative operating cash flows until such time as we generate sufficient revenues to offset such costs.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

    This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared under generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. We have disclosed all significant accounting policies in note 1 to the consolidated financial statements included in this Form 10-KSB. The consolidated financial statements and the related notes thereto should be read in conjunction with the following discussion of our critical accounting policies. Our critical accounting policies and estimates are:

    - Revenue recognition

    - Valuation of goodwill, intangible assets and other long-lived assets

    REVENUE RECOGNITION. We currently recognize revenue from professional services and the sale of software licenses. As described below, significant management judgments and estimates must be made and used in determining the amount of revenue recognized in any given accounting period. Material differences may result in the amount and timing of our revenue for any given accounting period depending upon judgments made by or estimates utilized by management.

    We recognize revenue in accordance with SOP 97-2, "SOFTWARE REVENUE RECOGNITION" ("SOP 97-2"), as amended by SOP 98-4, "DEFERRAL OF THE EFFECTIVE DATE OF SOP 97-2, SOFTWARE REVENUE RECOGNITION" and SOP 98-9, "MODIFICATION OF SOP 97-2 WITH RESPECT TO CERTAIN TRANSACTIONS" ("SOP 98-9"). Under each arrangement, revenues are recognized when a non-cancelable agreement has been signed and the customer acknowledges an unconditional obligation to pay, the products or applications have been delivered, there are no uncertainties surrounding customer acceptance, the fees are fixed and determinable, and collection is considered probable. Revenues recognized from multiple-element software arrangements are allocated to each element of the arrangement based on the fair values of the elements, such as product licenses, post-contract customer support, or training. The determination of the fair value is based on the vendor specific objective evidence available to us. If such evidence of the fair value of each element of the arrangement does not exist, we defer all revenue from the arrangement until such time that evidence of the fair value does exist or until all elements of the arrangement are delivered.

    Our software licensing arrangements typically consist of two elements: a software license and post-contract customer support ("PCS"). We recognize license revenues based on the residual method after all elements other than PCS have been delivered as prescribed by SOP 98-9. We recognize PCS revenues over the term of the maintenance contract or on a "per usage" basis, whichever is stated in the contract. Vendor specific objective evidence of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e. the renewal rate). Each license agreement offers additional PCS at a stated price. Revenue is recognized on a per copy basis for licensed software when each copy of the licensed software purchased by the customer or reseller is delivered. We do not allow returns, exchanges or price protection for sales of software licenses to our customers or resellers, and we do not allow our resellers to purchase software licenses under consignment arrangements.

    When engineering and consulting services are sold together with a software license, the arrangement typically requires customization and integration of the software into a third party hardware platform. In these arrangements, we require the customer to pay a fixed fee for the engineering and consulting services and a licensing fee in the form of a per-unit royalty. We account for engineering and consulting arrangements in accordance with SOP 81-1, "ACCOUNTING FOR PERFORMANCE OF CONSTRUCTION TYPE AND CERTAIN PRODUCTION TYPE CONTRACTS," ("SOP 81-1"). When reliable estimates are available for the costs and efforts necessary to complete the engineering or consulting services and those services do not include contractual milestones or other acceptance criteria, we recognize revenue under the percentage of completion contract method based upon input measures, such as hours. When such estimates are not available, we defer all revenue recognition until we have completed the contract and have no further obligations to the customer.

    Encoding Services consist of services that convert video and audio content into formats for delivery to end-users. Encoding services are generally provided under per unit or time and materials contracts. Under these contracts, we recognize revenue when services have been rendered and we have no further interest or obligation in the goods and services, which is generally the date on which the goods or services have been delivered to the customer.

    VALUATION OF GOODWILL AND INTANGIBLE ASSETS. We evaluate our long-lived assets in accordance with SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" ("SFAS
NO. 121"). LONG-LIVED ASSETS THAT ARE NOT IDENTIFIED WITH AN IMPAIRED ASSET ARE REVIEWED FOR IMPAIRMENT WHENEVER EVENTS OR CHANGES IN CIRCUMSTANCES INDICATE THAT THE NET CARRYING VALUE OF

THE ASSET MAY NOT BE RECOVERABLE. CERTAIN CIRCUMSTANCES INCLUDE A DETERIORATION OF OUR FINANCIAL RESOURCES, POOR ECONOMIC TRENDS WITHIN THE INDUSTRY, SIGNIFICANT CHANGES IN OUR BUSINESS MODEL OR A SIGNIFICANT DECLINE IN THE DEMAND FOR VIDEO DELIVERY SOLUTIONS. IN SUCH CIRCUMSTANCES, THE NET CARRYING VALUE OF THE ASSET IS COMPARED TO THE UNDISCOUNTED FUTURE CASH FLOWS OF THE BUSINESS SEGMENT TO WHICH THAT ASSET IS ATTRIBUTABLE. AS WE OPERATE UNDER ONE BUSINESS SEGMENT, THE NET CARRYING VALUE OF ALL LONG-LIVED ASSETS ARE COMPARED TO OUR CONSOLIDATED UNDISCOUNTED FUTURE CASH FLOWS. IMPAIRMENT LOSSES ARE MEASURED BY THE AMOUNT IN WHICH THE NET CARRYING VALUE OF THE ASSETS EXCEED THE FAIR VALUE.

    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS" ("SFAS No. 142"). SFAS 142 requires goodwill and other intangible assets to be tested for impairment at least annually, and written off when impaired, rather than being amortized as previously required. As of December 31, 2001, we had no recorded goodwill. As of December 31, 2001, our intangible assets consisted primarily of purchased technology, which we will continue to amortize over its remaining useful life. The purchased technology will be fully amortized as of December 31, 2002. Therefore, we believe that the adoption of SFAS 142 will not have a significant impact on our results of operations or financial position.

RESULTS OF OPERATIONS

    REVENUES. Revenues for the year ended December 31, 2001 were $2,220,101 as compared to $1,003,566 for the year ended December 31, 2000. Revenues for the year ended December 31, 2001 were derived primarily from engineering and consulting services, encoding services and the sale of software licenses. Revenues for the year ended December 31, 2000 were primarily derived from encoding services, distribution of content acquired in connection with the acquisition of CII and Quickband, the licensing of certain legacy compression technologies no longer distributed by us and creative design services. The following table sets forth the allocation of revenues, in terms of percentages, for the years ended December 31, 2001 and 2000:

                                                                2001       2000
                                                              --------   --------
Engineering and Consulting..................................     65%         6%
Licensing...................................................     17%        22%
Encoding....................................................     15%        30%
Content.....................................................      3%        34%
Creative Design.............................................      --         8%

            Total...........................................    100%       100%

    The shift in our revenue streams is indicative of the shift in our business model in the second quarter of 2000. For the year ended December 31, 2001, engineering and consulting revenues, software licenses and encoding services were the significant revenue streams. Engineering and consulting services and the sale of software licenses will be the significant future revenue steams as we continue to provide these services and products to clients who deliver high quality video to closed area networks, consumer electronic devices, wireless applications and IP based end users. We believe that the shift from video delivery over IP-based networks to closed area networks and wireless devices will continue to reduce the amount of encoding services we provide as we foresee content providers purchasing our encoding software as opposed to contracting with us to perform the services in-house.

    For the year ended December 31, 2000, revenues primarily related to licensing of our legacy compression technologies, encoding services and the sale of content through distribution channels acquired with CII and Quickband. We no longer distribute the technologies associated with these licensing agreements nor do we plan on distributing acquired content in future periods. As such, we will no longer generate revenues from these items.

    OPERATING EXPENSES

    Our operating expenses consist of cost of revenues, research and development, sales and marketing, general and administrative expenses, amortization of goodwill and intangible assets, restructuring and impairment charges and non-cash stock based compensation. Operating expenses for the year ended December 31, 2001 were $17,599,275 as compared to $45,051,628 for the year ended December 31, 2000.

    COST OF REVENUES. Cost of revenues includes personnel and consulting compensation costs, related overhead expenses, bandwidth costs, fees paid for licensed technology, depreciation costs and the amortization of purchased technology. Cost of revenues was $2,233,223 for the year ended December 31, 2001 as compared to $4,813,611 for the year ended December 31, 2000. Included in cost of revenue for the year ended December 31, 2000 were approximately $2,500,000 related to compensation, production costs and content licensing fees attributable to our broadband content network which ceased operations in the first quarter of 2000. Similar costs for the year ended December 31, 2001 were $200,000 and related strictly to the fulfillment of certain content distribution obligations. We do not intend to incur any future costs associated with the production or distribution of content. Future costs of revenues will consist primarily of compensation costs for engineering and consulting personnel, bandwidth costs, depreciation costs and any licensing fees or royalties paid for third party software products. We did not have material third party licensing fees for the periods presented. Amortization of purchased technology was $627,322 and $627,322 for the years ended December 31, 2001 and 2000, respectively.

    RESEARCH AND DEVELOPMENT. Research and development expenses primarily consist of salaries and related expenses and consulting fees for research and product development personnel associated with the development and production of our products and services, operating lease costs and depreciation costs. Research and development expenses for the year ended December 31, 2001 were $3,856,244 as compared to $8,004,932 for the year ended December 31, 2000. The period-to-period decrease in absolute dollars is primarily attributed to a reduction in research and development personnel attributed to our cost savings initiatives in December 2000. Additionally, we had a reduction in our operating lease costs resulting from a termination in an operating lease in April 2001 and a decrease in depreciation costs. Included in research and development costs for the year ended December 31, 2000 were approximately $1,300,000 related to software development consulting costs paid for the development and production of our content network in the first quarter of 2000. We did not incur significant website development costs in 2001 nor do we intend to incur such costs in the future. We believe that continued investments in research and development are necessary to maintain our competitive advantage and we will continue to invest in such costs as considered necessary.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries and related costs of sales, business development and marketing personnel, tradeshow costs, marketing and promotional costs incurred to create brand awareness and public relations expenses. Sales and marketing expenses for the year ended December 31, 2001 were $2,295,046 as compared to $7,046,601 for the year ended December 31, 2000. The period-to-period decrease in absolute dollars is primarily attributable to a decrease in our personnel and a decrease in our tradeshow costs and marketing efforts. Included in sales and marketing expenses for the year ended December 31, 2000 were approximately $2.1 million in traditional media advertising costs incurred to promote our content network. We did not incur significant traditional media advertising costs in 2001 nor do we intend to in future periods. We intend to continue to recruit and hire experienced personnel, as necessary, to sell and market our products and services.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of salaries and related personnel costs for general corporate functions including finance, human resources, legal and facilities, outside legal and professional fees and insurance. General and administrative costs for the year ended December 31, 2001 were $4,692,516 as compared to $8,215,752 for the year ended

December 31, 2000. The period-to-period decrease in absolute dollars is attributable to decreased personnel, a decrease in legal and professional fees resulting from a decrease in M&A and financing activity and a general decrease in unallocated operating overhead attributable to an entity-wide decrease in personnel. We do not anticipate significant fluctuations in general and administrative expenses in the foreseeable future.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS. The amortization of goodwill and other intangible assets primarily relates to our acquisitions CII, Quickband and Eight Cylinder Studios Inc. Amortization of goodwill and other intangibles assets excludes the amortization of purchased technology, which is recorded in cost of revenues. Amortization of goodwill and intangible assets was $1,154,418 for the year ended December 31, 2001 as compared to $1,677,286 for the year ended December 31, 2000. The period-to-period decrease in absolute dollars is the result of the write-down of certain goodwill and intangible assets related to CII and Quickband as of December 31, 2000 in connection with our restructuring.

    RESTRUCTURING AND IMPAIRMENT CHARGES. Restructuring and impairment charges for the year ended December 31, 2001 consisted of $293,200 of restructuring charges and $2,930,921 of impairment charges. For the year ended December 31, 2000, restructuring charges were $2,968,665. There were no impairment charges in 2000.

    (a) Restructuring Charges

    In December 2000, in connection with certain cost saving and corporate restructuring initiatives, our Board of Directors approved a plan that included the sale of certain content-related, non-strategic assets that would no longer be used in our operations, closing offices in San Francisco and Los Angeles and a reduction in our workforce.

    For the year ended December 31, 2000, we recorded a non-cash restructuring charge of $2,968,665. The non-cash restructuring charge was comprised of the following: (1) $2,539,134 related to the write-off of goodwill and certain intangible assets associated with our acquisitions of content-related entities that are being disposed of (2) $235,759 related to the write-off of certain fixed assets, consisting primarily of furniture and fixtures and leasehold improvements, associated with closing offices in San Francisco and Los Angeles and (3) $193,772 related to the write-off of certain office security deposits and prepaid assets from which we would not derive any future benefit.

    In 2001, we completed additional restructuring initiatives that were related to the plan established by the Board of Directors in December 2000. Although identified as of December 31, 2000, our obligations could not be measured at that time. As a result, we recorded a non-cash restructuring charge of $293,200 for the year ended December 31, 2001. The non-cash restructuring charge was comprised of the following: (1) $210,000 related to the termination of an employment contract which was satisfied through the issuance of 150,000 shares of Common Stock in February 2001 and (2) $83,200 related to the termination of a commercial lease obligation in San Francisco which was satisfied through the issuance of 80,000 shares of Common Stock in March 2001.

    (b) Impairment Charges

    For the year ended December 31, 2001, we recorded an impairment charge of $470,000, related to our Quickband content library. We acquired the content library, consisting primarily of licensed content for distribution through DVD sales and the Internet, in April 2000. The library was originally acquired for our broadband content network, which ceased operations in the second quarter of 2000. However, we continued to sell the licensed Quickband content, via DVD sales, through a distribution agreement acquired in connection with the library. As of December 31, 2000, we terminated all operations related to our content assets. At that time, we determined that further distribution of the Quickband content would result in recurring losses. We made the decision to sell the library and reduced the carrying value of the library to $500,000 at December 31, 2000. This amount represented the estimated fair value based upon interest in the library at that time from several potential buyers, which never materialized. We periodically reviewed the value of the library against market demand and recorded a subsequent impairment charge of $470,000 in 2001 based upon the perceived value of the library and its content in the market. There are no additional charges related to the write-down or sale of the content library.

    For the year ended December 31, 2001, we recorded an impairment charge $2,344,068 related to our acquisition of Eight Cylinder Studios, Inc. ("8CS") in November 2000. The impairment charge represented the net carrying value of the goodwill and intangible assets recorded in connection with the acquisition. 8CS was a developer of three-dimensional graphic interface software. The intention of the acquisition was to integrate our video compression technology with a three-dimensional web browser to provide a PC-based video delivery solution. As a result of the economic downturn and the reduction in our operational and financial resources, we determined that additional development of the 8CS technology was not cost beneficial. Furthermore, we were unsuccessful in our attempts to sell the technology or create a strategic partnership for further development. As we reached the one-year anniversary of the 8CS acquisition in the fourth quarter of 2001, we concluded that the 8CS acquisition would provide no future benefit or value to us and wrote-off the remaining goodwill and intangible assets. As of December 31, 2001, there were no material tangible assets related to 8CS. Furthermore, we would not incur any additional costs related to 8CS. Additionally, we did not recognize any revenue related to 8CS since it was acquired.

    For the year ended December 31, 2001, we recorded an impairment charge of $116,853 related to certain intangible assets from which we would no longer derive benefit. The write-off reflected the net book value of the assets at the time they were no longer deemed to have value.

    NON-CASH STOCK BASED COMPENSATION. Non-cash stock based compensation was $143,707 for the year ended December 31, 2001 as compared to $12,324,781 for the year ended December 31, 2000. Non-cash stock based compensation for the year ended December 31, 2001 represents shares of common stock issued to our Non-Executive Chairman in lieu of cash compensation and options to purchase shares of Common Stock granted to certain consultants. Non-cash stock based compensation for the year ended December 31, 2000 is primarily the result of cashless exercises of stock options granted to employees under our 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan ("1999 Plan"). As the 1999 Plan was self-administered between January 2000 and May 2000, generally accepted accounting principles required us to recognize the full fair market value of all options exercised under the cashless exercise provision during that period. We have now contracted with a third party to administer all exercises of stock options. Thus, we do not anticipate non-cash charges from cashless exercises of stock options in future periods. The non-cash stock based charge related to these cashless exercises for the year ended December 31, 2000 was $10,257,883. We also recorded a non-cash stock based charge of $1,300,000 in connection with the issuance of a warrant to a business partner who agreed to sponsor our content network and $766,898 in connection with the acceleration of certain options granted to employees that were terminated in 2000.

    INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other income (expense) was ($1,589,199) for the year ended December 31, 2001 as compared to $506,693 for the year ended December 31, 2000. Interest and other income (expense) primarily consists of interest earned on our cash and cash equivalent balances, interest paid for capital lease obligations and notes payable and the amortization of debt discounts. The period-to-period decrease is a result of a decrease in the average balance of our cash and cash equivalents and approximately $1,640,054 of debt discount amortization related to our convertible debenture financing. The debt discount was fully amortized as of December 31, 2001.

    INCOME TAXES. Income taxes are based solely on state and local taxes on business and investment capital. Income taxes for the year ended December 31, 2001 were $63,678 as compared to $102,089 for the year ended December 31, 2000. The period-to-period decrease is attributable to decrease in our investment capital.

    At December 31, 2001, we had approximately 47 full-time employees. We expect to hire employees as necessary in order to attain our strategic objectives.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 2001, we had cash reserves of $215,726 as compared to $1,561,495 at December 31, 2000. At February 28, 2002, we had cash reserves of approximately $380,000.

    Net cash used in operating activities was $10,087,947 and $24,417,074 for the years ended December 31, 2001 and 2000, respectively. The decrease in net cash used in operating activities is primarily attributable to a decrease in our net operating losses, excluding depreciation and amortization, non-cash stock based charges, impairment and restructuring charges and the amortization of debt discounts, and a decrease in prepaid and other current assets. These amounts were offset by an increase in accounts receivable and a decrease in accounts payable and accrued expenses.

    Net cash used in investing activities was $168,450 and $4,085,065 for the years ended December 31, 2001 and 2000, respectively. The period-to-period decrease is primarily attributable to decreases in the purchases of property and equipment and cash paid for acquisitions, net of cash acquired.

    Net cash provided by financing activities was $8,916,730 and $14,983,922 for the years ended December 31, 2001 and 2000, respectively. The period-to-period decrease is primarily attributable to a difference in the amount of net proceeds received from the issuance of Preferred Stock, Common Stock and convertible debentures and a decrease in proceeds received from the exercise of stock options.

    We currently have no material commitments for the next 12 months other than those under our operating lease arrangements. These arrangements consist primarily of lease arrangements for our office space in New York City, New York and Albany, New York. The aggregate required payments for the next 12 months under these arrangements are $392,000. Additionally, we have an operating lease related to certain engineering equipment that requires an aggregate payment of approximately $55,000 over the next 12 months. Notwithstanding the above, our most significant non-contractual operating costs for the next 12 months are compensation and benefit costs, insurance costs and general overhead costs such as telephone and utilities. During 2002, we anticipate incurring approximately $650,000 to $700,000 per month in cash operating costs.

    We have received a report from our Independent Public Accountants containing an explanatory paragraph stating that our recurring losses raise doubt about our ability to continue as a going concern. Based on our current working capital requirements, we will require additional funding during the next 12 months to finance our current level of operations. Additionally, we may require additional financing to fund revenue growth, develop new technologies or acquire strategic assets. Our management is actively pursuing increases to our net cash flows through increases in revenues and additional sources of financing beyond our equity lines of credit. Management believes that a combination of increases to operating cash flow, primarily through revenue growth, and funds received from our equity lines of credit or additional financing will generate sufficient cash flow to fund our operations through 2002. However, there are no assurances that such matters will be successfully consummated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors That May Affect Future Operating Results."

    In July 2001 we entered into a Software Development and License Agreement with Real Networks, Inc. Under our four-year arrangement with Real, we have the ability to license our VP4 and

VP5 software technologies in conjunction with Real's
RealSystem-Registered Trademark- IQ architecture. Our arrangements with Real are exclusive in certain respects and, as a result, during the term of the agreement we are restricted from supporting other software platforms, including certain components of our own software platforms. Under terms of the agreement, On2 has agreed to develop a software plug-in to RealPlayer that will allow consumers to play files encoded in On2's proprietary VP4 format using the RealPlayer. In conjunction with the development of the codec software, On2 has also agreed to develop a software plug-in to the RealSystem Server that will enable broadcasters to stream VP4 encoded files. To date, although we have completed our developmental work, Real and we have not completed the certification process that is necessary in order for us to market these integrated software products. Although management believes that such certification is forthcoming, it is difficult to estimate when we will begin to generate revenues from sales or licenses of the integrated software products, and the degree of customer acceptance of the products or the exact pricing of and margins of the products. To the extent that the development of our own codecs and software or the arrangements with Real result in a delay or deferral of operating revenues, we will rely to a greater extent on the financing provided under our equity lines of credit. Both the current equity line, and its replacement, limit the amount of funds available thereunder based on the trading performance of our stock.


    We currently have two equity lines of credit. In December 2000, we entered into a common stock purchase agreement with Crossover Ventures, for the sale, from time to time, of our common stock. Pursuant to that common stock purchase agreement, Crossover Ventures has committed to purchase up to $23,000,000 of our common stock over a 36-month period. Crossover Ventures is also required to invest an additional $17,000,000 upon the attainment of certain trading volumes and weighted average market prices of our common stock. However, our ability to procure funds through that common stock purchase agreement is limited depending on the trading volumes and the weighted average market prices of our common stock. As of April 15, 2002, we had sold 13,293,656 shares of our common stock under the December 1, 2000 common stock purchase agreement, and we may sell an additional 2,206,344 shares of our common stock under that common stock purchase agreement.



    In November 2001 we entered into a second common stock purchase agreement with Crossover Ventures, for the sale of additional shares of our common stock. Under that common stock purchase agreement, Crossover Ventures has committed to purchase an additional $23,000,000 over a 36-month period, with an additional commitment for $17,000,000 upon the attainment of certain price and volume thresholds. Under that common stock purchase agreement, as long as the volume weighted average price of our stock for the 30-day period preceding a draw-down notice is at least $0.30, we may request, and Crossover Ventures is obligated to fund, an amount between (a) a minimum of $300,000 or (b) a maximum equal to the greater of $500,000 or $300,000 plus 4.5% of the volume weighted average stock price for the preceding 30-day period multiplied by the total trading volume for the preceding three-month period. If the volume weighted average price of our stock is below $0.30 and greater than $0.10, the minimum amount that we may request and, if requested, that Crossover Ventures must provide is ratably reduced from $300,000 to $100,000. Pursuant to the November 21, 2001 common stock purchase agreement, we are obligated to register with the Securities and Exchange Commission the shares to be sold under that agreement. We are not permitted to sell the shares under that common stock purchase agreement until the registration statement is effective. In addition, that agreement requires that the shares sold to Crossover Ventures are listed on the American Stock Exchange. In order to list the shares to be sold to Crossover Ventures on the American Stock Exchange, the American Stock Exchange requires that we obtain shareholder approval for the sale. Accordingly, we are seeking the approval of our stockholders to sell an additional 9,000,000 shares under the stock purchase agreement.


    As we cannot predict the price of our common stock, there can be no assurances that we will be able to request the maximum amount of funds through our equity lines, if at all.

    We have experienced significant operating losses and negative operating cash flows to date. Our management's plan to increase our cash flows from operations relies significantly on increases in revenue generated from our broadband technology services, products and licenses and decreases in operating expenses. However, there are no assurances that we will be successful in effecting such increases. The market for distribution of broadband technology services is highly competitive. Additionally, our capital requirements depend on numerous factors, including market acceptance of our technology and services, research and development costs and the resources we spend on marketing and selling our products and services. Additionally, we continue to evaluate investments in complementary businesses, products and services, some of which may be significant.

    In the event we cannot procure appropriate capital resources, through our equity lines, net operating cash flows or some combination of both, we may be required to reduce the development of our products and services or scale back current operations until funds become available on terms acceptable to us.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 2001, the FASB issued SFAS No. 141, "BUSINESS COMBINATIONS" ("SFAS No. 141"). SFAS No. 141 changes the accounting for business combinations, requiring that all business combinations be accounted for using the purchase method and that intangible assets be recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are separable or capable of being separated from the acquired entity and sold, transferred, licensed, rented or exchanged. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. The adoption of SFAS No. 141 did not have a material impact on our financial statements.

    In July 2001, the FASB issued SFAS 142, "GOODWILL AND OTHER INTANGIBLES" ("SFAS No. 142"). SFAS No. 142 specifies financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets with indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires that the useful lives of intangible assets acquired on or before June 30, 2001 be reassessed and that the remaining amortization periods be adjusted accordingly. SFAS No. 142 also requires that previously recognized intangible assets deemed to have indefinite lives are to be tested for impairment. Goodwill recognized on or before June 30, 2001, is to be assigned to one or more reporting units and is to be tested for impairment as of the beginning of the fiscal year in which SFAS
No. 142 is initially applied in its entirety. As of December 31, 2001, we had no recorded goodwill or indefinite lived intangibles. As of December 31, 2001, our intangible assets consisted primarily of purchased technology, which we will continue to amortize over its remaining useful life through September 2003. Therefore, we believe that the adoption of SFAS 142 will not have a significant impact on our results of operations or our financial position.

    In August 2001, the FASB issued SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" ("SFAS No. 143"), which is effective October 1, 2003. SFAS No. 143 requires, among other things, the accounting and reporting of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal operation of a long-lived asset. We are currently assessing, and have not yet determined, the effect of SFAS No. 143 on our financial position and results of operations.

    In October 2001, the FASB issued SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," ("SFAS No. 144"). SFAS 144 is effective October 1, 2002, but may be early adopted. SFAS No. 144 addresses accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means. We are currently assessing the impact of SFAS 144 on our financial position and results of operations, but believe its adoption will not have a material impact on our results of operation or financial position.

LIMITATION ON USE OF NET OPERATING LOSS AND OTHER TAX CREDIT CARRY-FORWARDS

    At December 31, 2001, we had available net operating loss carry-forwards of approximately $93,000,000 for federal income tax purposes. The net operating loss carry-forwards expire at various dates through 2021.

    Section 382 of the Internal Revenue Code provides that when a corporation undergoes an "ownership change," the corporation's use of its net operating losses is limited in each subsequent year. An "ownership change" occurs when, as of any testing date, the sum of the increases in ownership of each shareholder that owns five percent or more of the value of a company's stock as compared to that shareholder's lowest percentage ownership during the preceding three-year period exceeds fifty percentage points. For purposes of this rule, certain shareholders who own less than five percent of a company's stock are aggregated and treated as a single five-percent stockholders.

    The merger of The Duck Corporation with and into a wholly owned subsidiary of Applied Capital Funding, Inc. may have involved an "ownership change" and thus we may be unable to use a material portion of our available federal net operating loss carry-forwards. Furthermore, in the ordinary course of the Company's future business operations, it could become necessary to issue shares in conjunction with acquisitions or additional financing, in order to meet the Company's growth objectives and liquidity constraints. In addition, the exercise of outstanding warrants and certain options to purchase shares of Common Stock may require us to issue additional shares of Common Stock. The issuance of a significant number of shares of Common Stock could result in an "ownership change." If we were to experience such an "ownership change," we might not be able to use a substantial amount of our available federal net operating loss carry-forwards to reduce future taxable income.

    The extent of the actual future use of our federal net operating loss carry-forwards is subject to inherent uncertainty because it depends on the amount of otherwise taxable income we may earn. We cannot give any assurance that we will have sufficient taxable income in future years to use any of our federal net operating loss carry-forwards before they would otherwise expire.

                            DESCRIPTION OF PROPERTY

    We do not own any real property. We lease approximately 12,200 square feet of space where our principal executive and administrative offices are located at 145 Hudson Street, New York, NY 10013 at an annual rental of approximately $330,000. This lease expires on December 31, 2003. We maintain an engineering office in the Albany, New York area of 4,680 square feet at an annual rental of approximately $67,500. This lease expires on November 30, 2002. Management believes these facilities are all in usable condition and that these facilities are sufficient to meet our needs for the immediate future.

                           CERTAIN MARKET INFORMATION


    Our common stock is traded on the American Stock Exchange under the symbol "ONT". On April 15, 2002, our common stock closed at a price of $0.41 per share.

    The following table sets forth for the fiscal periods indicated the high and low bid prices of the common stock, as reported on the American Stock Exchange, since our inception on June 15, 1999:


                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR 2002
  First Quarter.............................................   $ 0.52     $ 0.37
  Second Quarter (through April 15, 2002)...................   $ 0.46     $ 0.41

FISCAL YEAR 2001
  First Quarter.............................................   $ 2.05     $ 0.46
  Second Quarter............................................   $ 0.85     $ 0.43
  Third Quarter.............................................   $ 0.87     $ 0.46
  Fourth Quarter............................................   $ 0.41     $ 0.29

FISCAL YEAR 2000
  First Quarter.............................................   $31.87     $13.00
  Second Quarter............................................   $14.88     $ 5.25
  Third Quarter.............................................   $ 6.75     $ 2.40
  Fourth Quarter............................................   $ 4.30     $ 0.33

FISCAL YEAR 1999
  June 15, 1999 to June 30, 1999............................   $ 6.38     $ 5.56
  Third Quarter.............................................   $15.00     $ 5.00
  Fourth Quarter............................................   $36.25     $10.63



    As of March 31, 2002, there were approximately 251 shareholders of record.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The names, ages and titles of all of our directors and executive officers are:


NAME                                           AGE  POSITION
----                                           ---  --------
Douglas A. McIntyre..........................   47  President, Chief Executive Officer and Director
Daniel B. Miller.............................   41  Founder, Chief Technology Officer and Director
Mark J. Meagher..............................   69  Executive Vice President, Chief Financial
                                                    Officer and Director
Stephen D. Klein.............................   41  Director
William A. Newman............................   53  Director
Jack L. Rivkin...............................   60  Director
Strauss Zelnick..............................   43  Director
Thomas Weigman...............................   54  Director


    Each director is elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each officer serves at the discretion of the Board of Directors, subject to any applicable employment agreements.

    DOUGLAS A. MCINTYRE, President, Chief Executive Officer, has been our President and Chief Executive Officer since April of 2000 and a Director since May of 2000. From 1998 to March of 2000, he served as President and Chief Executive Officer of FutureSource/Bridge L.L.C. From 1996 to 1997, he served as President of Switchboard.com Inc. Mr. McIntyre also serves as a director on the board of TheStreet.com.

    DANIEL B. MILLER, Founder, Chief Technology Officer, Director, is one of our founders and has been a Director since 1992. He has been our Chief Technology Officer since April of 2000. Prior to that time, he served as our Chief Executive Officer from June of 1999 to April of 2000 and President from 1994 to June of 1999.

    STEPHEN D. KLEIN, Director, has served as a Director since December of 1999. From May of 1997 until the present, he has been the Chairman/ Founder of iBalls LLC, a digital marketing company serving clients seeking to attract customers via the Internet, that was acquired by Avenue A, a publicly traded company. From 1989 to December 1999, he was the Managing Partner/Director of Media and Interactive Services at Kirshenbaum, Bond & Partners, a full-service advertising agency. In addition, since 1997, Mr. Klein has been a Co-founder and Chairman of the Board of Wattage Monitor, Inc.

    WILLIAM A. NEWMAN, Director, has served as a Director since August of 2000. From November of 1999 until the present, Mr. Newman has been the managing partner of the New York office of the law firm of McGuireWoods LLP. From
March of 1998 until November of 1999, he was a stockholder at the law firm of Greenberg Traurig and, from 1990 to February of 1998, he was a partner at the law firm of Blumenthal & Lynne, PC.

    JACK L. RIVKIN, Director, has served as a Director since May of 1997. From November of 1995 until his retirement on December 31, 2001, Mr. Rivkin was Executive Vice President of Citigroup Investments, Inc., an affiliate of Travelers. He was Vice Chairman and Director of Global Research at Smith Barney from March of 1993 to October of 1995. Mr. Rivkin is a director of eMagin Corporation and is a director of a number of private companies.

    STRAUSS ZELNICK, Director, has served as a Director since January of 2000 and has been the Non-Executive Chairman of the Board since January of 2001. From January 2001 until the present Mr. Zelnick has been the founder and Chief Executive Officer of Zelnick Media. From July of 1998 until December of 2000, Mr. Zelnick was the President and Chief Executive Officer of BMG Entertainment, a unit of Bertelsmann AG. From 1994 to June 1998, he was the President and Chief Executive Officer of BMG's North American business unit.

    MARK J. MEAGHER, Executive Vice President And Chief Financial Officer, has been our Executive Vice President and Chief Financial Officer since May of 2000. From September of 1998 to April of 2000, he was the Executive Vice President and Chief Operating Officer of FutureSource/Bridge L.L.C. From January of 1997 until August of 1998, he was the Chief Financial Officer and Director of BKB Pharm. L.L.C. Prior to that, he was a partner in Holding Capital Group.

    THOMAS WEIGMAN, Mr. Weigman has served as a Director of the Company since February 25, 2002. From February of 1999 to July of 2000, Mr. Weigman was Senior Vice President, Consumer Strategy and Communications, of the Sprint Corporation. From January of 1995 to February of 1999 Mr. Weigman was the President of the Consumer Services Group--Long Distance Division of the Sprint Corporation.

                             EXECUTIVE COMPENSATION

    The table below sets forth, for the fiscal years ended December 31, 2001, 2000 and 1999, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who, at December 31, 2001, were the Company's Chief Executive Officer and the next two highest compensated executive officers (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                             ANNUAL COMPENSATION         COMPENSATION    ALL OTHER
                                       -------------------------------   (1)OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR      SALARY    BONUS ($)   SARS (#)(2)       ($)(3)
---------------------------            --------   --------   ---------   ------------   ------------
Douglas A. McIntyre(4)...............      2001   $375,000   $     --      1,000,000       $   --
  President and Chief Executive            2000   $265,625   $253,000      1,600,000       $   --
  Officer

Daniel B. Miller.....................      2001   $175,000   $     --        100,000       $1,367
  Founder and Chief Technology             2000   $150,000   $ 96,552        400,000       $2,002
  Officer                                  1999   $150,000   $ 75,000             --       $1,125

Mark J. Meagher(5)...................      2001   $185,000   $     --        175,000       $   --
  Executive Vice President and Chief       2000   $123,333   $ 35,000        375,000       $   --
  Financial Officer

------------------------

(1) The Company did not pay to its Chief Executive Officer or any named executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the time period indicated above. The Company does not have any defined benefit or actuarial plan with respect to its Chief Executive Officer or any named executive officer under which benefits are determined primarily by final compensation and years of service.

(2) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(3) Represents Company matching contributions under defined contribution plan.

(4) Mr. McIntyre has been the President and Chief Executive Officer of the Company since April of 2000.

(5) Mr. Meagher has been the Executive Vice President and Chief Financial Officer of the Company since May of 2000.

EMPLOYMENT AGREEMENTS

    In April of 2000, Douglas McIntyre entered into a four-year employment agreement with us as our Chief Executive Officer. Mr. McIntyre's compensation under the employment agreement is $375,000 for each year with the first year's bonus being $250,000 and subsequent bonuses contingent on our reaching specific goals as determined by the Board of Directors and Mr. McIntyre. Pursuant to his employment agreement, Mr. McIntyre has been granted options under the 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan.

    In May of 2000, Mark J. Meagher entered into a two-year employment agreement with us as our Executive Vice President and Chief Financial Officer.
Mr. Meagher's compensation under the employment agreement is $185,000 per year together with participation in our 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan.

    We maintain employment agreements, expiring at various intervals, with several of our non-executive employees. The employment agreements provide for a minimum salary, incentive compensation and certain benefits, among other items.

DIRECTORS COMPENSATION

    The Company has agreed to pay Mr. Zelnick an annual fee of $200,000 (payable in Common Stock or cash), as compensation for serving as the Non-Executive Chairman of the Board of Directors. By resolution of the Board of Directors, each other non-employee director is entitled to a grant of 30,000 options each fiscal year under the 1999 Stock Option Plan, vesting one-third each year with an exercise price determined at the close of business on the trading day prior to the date of grant. See "Executive Compensation--Stock Option Plans."

EMPLOYEE STOCK INCENTIVE PLAN

    In June of 1999, we adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. We had originally reserved 4,000,000 shares of common stock for issuance under the 1999 Stock Option Plan.

    In February of 2000, we amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan referred to as the 1999 Plan. The 1999 Plan increased the shares of common stock reserved for issuance from 4,000,000 to 5,500,000. Our stockholders approved the 1999 Plan in May of 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code, non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. Directors, officers, employees and consultants are eligible to receive grants under the 1999 Plan.

    The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In September of 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan referred to as the 2000 Plan. The 2000 Plan reserved for issuance 5,000,000 shares of common stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Code, restricted stock and stock appreciation rights. Only employees, including executive officers, are eligible to receive grants under the 2000 Plan. Stockholder approval of the 2000 Plan is not required. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In February 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan referred to as the ESPP. The ESPP provides eligible employees the opportunity to apply a portion of their after tax compensation to purchase shares of our common stock at a 15% discount from market value. We have reserved 4,000,000 authorized but unissued shares of common stock for issuance under the ESPP. The ESPP was approved by the stockholders at our Annual Meeting of Stockholders on May 22, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

    The following table sets forth additional information concerning individual grants of stock options and/or stock appreciation rights during the last completed fiscal year to any of the Named Executive Officers:

                                        INDIVIDUAL GRANTS
                                      ----------------------
                                      PERCENT OF
                        NUMBER OF       TOTAL                                          POTENTIAL REALIZABLE VALUE
                        SECURITIES     OPTIONS/                                        AT ASSUMED ANNUAL RATES OF
                        UNDERLYING       SARS      EXERCISE                           STOCK PRICE APPRECIATION FOR
                       OPTIONS/SARS   GRANTED TO    OR BASE                              10-YEAR OPTION TERM(1)
                         GRANTED      EMPLOYEES      PRICE                            -----------------------------
NAME                      (#)(2)       IN 2001      ($/SH)       EXPIRATION DATE         5% ($)          10% ($)
----                   ------------   ----------   ---------   --------------------   -------------   -------------
Douglas A.                500,000(3)    15.45%      $ 0.80            August 8 2011    $   251,558     $   637,497
  McIntyre...........     500,000(4)    15.45%        0.33        December 20, 2011        103,768         262,968

Daniel B. Miller.....     100,000(3)     3.09%      $ 0.80           August 8, 2011    $    50,312     $   127,499

Mark J. Meagher......     125,000(3)     3.86%      $ 0.80           August 8, 2011    $    62,889     $   159,374
                           50,000(4)     1.55%        0.33         December 3, 2011         10,377          26,297

------------------------

(1) The potential realizable value is calculated as the "option spread" assuming the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price will appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986 and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting.

(2) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(3) One-half of these options vest on each of August 9, 2001 and August 9, 2002.

(4) One-half of these options vest on each of January 1, 2002 and January 1, 2003.


AGGREGATED EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END UNEXERCISED OPTION
  VALUES



    The table below sets forth information with respect to option exercises during fiscal year 2001 and the number and value of options held at December 31, 2001 by each of the Named Executive Officers.



                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT 12/31/00          IN-THE-MONEY OPTIONS
                                                                  # OF SHARES                   12/31/00(1)
                             SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
           NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Douglas A. McIntyre........         --           $ --        900,000       1,700,000        $ --          $5,000
Daniel B. Miller...........         --             --        200,000         300,000          --              --
Mark J. Meagher............         --             --        312,500         237,500          --          $  500


------------------------


(1) Based on a value of $0.34 per share, the closing price of the Company's common shares on the American Stock Exchange on December 31, 2001 minus the share exercise price, multiplied by the number of shares.

                              RELATED TRANSACTIONS

    We believe that the terms of each transaction described below are comparable to, or more favorable to, us than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.

    During the years ended December 31, 2001 and December 31, 2000, the Company retained McGuireWoods LLC to perform certain legal services on its behalf and incurred approximately $340,000 and $970,000, respectively, for such legal services. McGuireWoods LLP provided the same hourly fee structure to us that they provide to their other clients, which hourly fees are customary for legal services rendered in their geographic and practice area markets. William A. Newman, a director, is a partner at McGuireWoods LLC.

    On July 18, 2001, we entered into a Unit Purchase Agreement with Travelers whereby we sold an aggregate of 3,571,429 units that consisted of one share of our common stock and a warrant to purchase 1.5 shares of our common stock. We received net proceeds of $2,000,000. On August 10, 2001, we entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement and providing that Travelers receive 3,571,429 shares of preferred stock, which are not convertible into our common stock until February 9, 2002. Each share of preferred stock converts on a one-for-one basis into shares of our common stock. The price per unit paid by Travelers was approximately $0.56 per share. The average closing price of our common stock for the 10 days prior to July 18, 2001 was approximately $0.51 per share. In addition, the Company issued to Travelers a warrant to purchase 5,357,144 shares of the Company's Common Stock that could not be exercised until February 9, 2002. The exercise price of the warrant is $0.56 and the warrant expires on August 9, 2005. The warrants were issued to compensate the investor for purchasing shares that are not registered for resale under the Securities Act. Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001 and Travelers is a beneficial owner of more than 10% of our common stock.

    Also on July 18, 2001, we entered into a Development Services and License Agreement and a common stock purchase agreement with Real whereby we agreed to use Real as our exclusive delivery platform for streamed content over the internet in exchange for which Real acquired 1,785,714 shares of our common stock for $1,000,000 in net proceeds and became a holder of 5.05% of our common stock. In connection with our agreements with Real, we will license our proprietary VP4 compression technology for use in Real's proprietary media delivery products and services. Our agreements with Real have a term of 4 years and contemplate payments to On2 for the license and other services to be provided by us. Management believes that the contract with Real is of significant benefit to us. Real was not a related party prior to entering into this transaction with it, and the arrangement with it was negotiated at arms' length.

    For the year ended December 31, 2000, we purchased $377,500 of Internet advertising services from iBalls LLC, an interactive media buying and marketing services company, of which Stephen D. Klein, a director, is chairman. These services were used to purchase advertising space on our behalf on third party Internet publishers' websites. The advertising was to promote our content network, which ceased operations in the first quarter of 2000. Like its other advertising suppliers, we based our advertising on short-term purchase contracts and do not have any long-term arrangements with iBalls. In addition, the amount spent for advertising from iBalls was consistent with the amount spent by us for other advertising suppliers and was for a proportionately similar amount of advertising.


    In June of 2000, we issued 1,644,304 shares of Series C Preferred Stock and warrants to purchase 411,076 shares of our common stock to Travelers for an aggregate purchase price of approximately $10,000,000. In addition, on January 19, 2001, we and Travelers entered into a Deferred Pricing Agreement whereby as of December 31, 2001, the Company (A) canceled the Series C Preferred Stock and in its place issued 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, with a conversion price of $2.65 per share, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, with a conversion price of $1.244 per share, and (B) canceled the Series C warrants and in their place issued 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14. The warrants were immediately exercisable and expire on June 7, 2003. Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001 and Travelers is a beneficial owner of more than 10% of our common stock.



    Ajmal Khan, a former member of our Board of Directors' owns all of the securities of Verus Capital Corporation ("Verus"), a diversified investment group that is also one of our shareholders. On June 15, 1999, we entered into a two-year consulting contract with Verus whereby we agreed to pay Verus $12,500 per month in exchange for management and consulting services. We paid to Verus $150,000 and $75,000 in consulting fees for the years ended December 31, 2000 and 1999, respectively.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    The table below sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002, by each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock. The information set forth below is based on 49,061,051 shares of common stock outstanding as of March 31, 2002. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.


BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK


NAME AND ADDRESS                                              AMOUNT AND NATURE
OF BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                       --------------------------   ----------------
Abanat Limited(2) ......................................           6,482,443                 12.8%
  c/o P.O. Box 222
  Jeddah, Saudi Arabia 21411

Citigroup, Inc.(3) .....................................          23,610,868                 34.7%
  399 Park Avenue
  New York, NY 10022


------------------------

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote or to direct the voting of ("voting power") or the power to dispose or to direct the disposition of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.


(2) Includes 4,832,643 shares of Common Stock and 1,649,800 shares of common stock to be issued upon the exercise of outstanding warrants. On March 27, 2002, Abanat converted its $2,000,000 of Series A Convertible Debentures into 4,444,444 shares of our common stock. We issued to Abanat a warrant to purchase 200,000 shares of our common stock at an exercise price of $0.43 per share in connection with their conversion of the debentures. The warrant is immediately exercisable and expires on March 26, 2007. H.E. Abdul Aziz Al-Sulaiman exercises investment and voting control over all of our securities owned by Abanat Limited.



(3) Includes 4,534,592 shares of Common Stock, 11,777,929 shares of common stock to be issued upon the conversion of Series A, Series C-IV, Series C-V and Series C-VI Preferred and 7,298,347 shares of common stock to be issued upon the exercise of outstanding warrants. These shares are beneficially owned by The Travelers Insurance Company and The Travelers Indemnity Company, which are indirect subsidiaries of Citigroup, Inc. On March 27, 2002, The Travelers Indemnity Company filed a Notice of Proposed Sale for the sale of 962,125 shares of our common stock pursuant to Rule 144 of the Securities Act of 1933. The Travelers Indemnity Company sold 130,125 shares of our common stock on March 27, 2002 and 40,000 shares of our common stock on March 28, 2002 under Rule 144 of the Securities Act.

    The following table sets forth the beneficial ownership of common stock of the Directors and Executive Officers, based on 49,061,051 shares of common stock outstanding as of March 31, 2002. Unless otherwise indicated below, the address of each person named in the table below is in the care of On2 Technologies, Inc., 145 Hudson Street, New York, New York 10013.


BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


NAME AND ADDRESS                                              AMOUNT AND NATURE
OF BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                       --------------------------   ----------------
Douglas A. McIntyre ....................................           1,300,000                  2.6%
  Director, President and Chief Executive
  Officer(2)
Daniel B. Miller .......................................           1,523,681                  3.1%
  Director, Founder and Chief Technology
  Officer(3)
Mark J. Meagher ........................................             472,500                  1.0%
  Director, Executive Vice President and Chief
  Financial Officer(4)
Stephen D. Klein .......................................             125,000                    *
  Director(5)
  Active Buddy
  24 West 25th Street
  5th Floor
  New York, NY 10010
William A. Newman ......................................             125,660                    *
  Director(6)
  McGuireWoods LLP
  9 West 57th Street
  New York, NY 10019
Jack L. Rivkin .........................................             125,000                    *
  Director(7)
Strauss Zelnick ........................................             663,038                  1.3
  Director and Non-Executive Chairman of
  the Board(8)
Thomas Weigman(9) ......................................             100,000                    *
  c/o On2 Technologies
  145 Hudson Street, 5th floor
  New York, NY 10013
All current directors and executive officers
  as a group (8 persons)................................           4,434,879                  8.5%


------------------------------
*   Represents less than one percent (1%)

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.

(2) Represents options to purchase 1,300,000 shares of Common Stock that are exerciseable within 60 days.


(3) Includes 1,123,681 shares of Common Stock and options to purchase 400,000 shares of Common Stock that are exerciseable within 60 days.


(4) Includes 10,000, shares of Common Stock and options to purchase 462,500 shares of Common Stock that are exerciseable within 60 days.

(5) Represents options to purchase 125,000 shares of Common Stock that are exerciseable within 60 days.

(6) Includes 660 shares of Common Stock and options to purchase 125,000 shares of Common Stock that are exerciseable within 60 days.

(7) Represents options to purchase 125,000 shares of Common Stock that are exerciseable within 60 days.


(8) Includes 199,732 shares of Common Stock and options to purchase 463,306 shares of Common Stock that are exerciseable within 60 days.


(9) Represents options to purchase 100,000 shares of Common Stock that are exerciseable within 60 days.

                        COMMON STOCK PURCHASE AGREEMENT

OVERVIEW


    On December 1, 2000, we entered into a common stock purchase agreement with Crossover Ventures for the sale, from time to time, of shares of our common stock. On December 8, 2000, we filed a registration statement to register 5,459,000 shares of our common stock to be issued pursuant to that agreement. On May 22, 2001 our shareholders approved the sale of up to 15,500,000 shares of common stock to Crossover Ventures. The additional 10,041,000 shares were registered pursuant to a registration statement filed September 13, 2001. Both our registration statement filed December 8, 2000 and our registration statement filed September 13, 2001 relate to the 15,500,000 shares of our common stock which our stockholders approved for sale to Crossover Ventures in May 2001. As of April 15, 2002, we had sold 13,293,656 shares to Crossover Ventures under the December 1, 2000 common stock purchase agreement, and we currently anticipate that we will sell all of the additional 2,206,344 shares under that agreement.


    On November 21, 2001, we entered into a separate common stock purchase agreement to sell shares of our common stock to Crossover Ventures. We are seeking the approval of our stockholders to sell 9,000,000 shares under the November 2001 common stock purchase agreement. Pursuant to the registration statement of which this propectus is a part, we are registering 9,000,000 shares of our common stock for resale by Crossover Ventures under the November 2001 common stock purchase agreement.


    The rules of the American Stock Exchange require us to seek stockholder approval in order to list any shares that are sold in a transaction that involves the sale of more than 20% of our common stock outstanding for less than the greater of book value or market value of the stock. Together with the sale of the 15,500,000 shares that our stockholders already approved on May 2001, a sale of the additional 9,000,000 shares would exceed 20% of the total outstanding shares of our common stock. Therefore, we have submitted a proposal to our stockholders to approve the sale of the additional 9,000,000 shares to Crossover Ventures under the November 21, 2001 common stock purchase agreement. The sale of the additional 9,000,000 shares of common stock to Crossover Ventures will provide us the needed flexibility in corporate planning and financing, including financing for our operating expenses.


    In addition to the $23,000,000 that Crossover Ventures committed pursuant to the previous common stock purchase agreement, it has committed up to an additional $23,000,000 to purchase shares of our common stock over a 36-month period pursuant to the November 2001 common stock purchase agreement. If certain conditions are met, Crossover Ventures will be required to commit an additional $34,000,000 under both common stock purchase agreements. Of that $34,000,000, $17,000,000 would be committed pursuant to the previous common stock purchase agreement and $17,000,000 would be committed pursuant to the November 2001 common stock purchase agreement.

    Crossover Ventures has committed up to $46,000,000 under both common stock purchase agreements. If we meet the following two conditions, Crossover Ventures may be required to commit a total of $80,000,000:

    - the average daily market price of our common stock during any 10 consecutive trading days exceeds $10, and

    - the average trading volume of our common stock during any 20 consecutive trading days, which includes the relevant 10 trading days above, equals or exceeds 100,000 shares.

    Crossover Ventures will receive a six percent (6%) discount to the average daily market price of our common stock if the average market price for the relevant 10 trading day period is equal to or greater than $2.43. It will receive a ten percent (10%) discount to the average daily market price of our common stock if the average market price for the relevant 10 trading day period is less than $2.43. We will receive the amount of the draw down less an escrow agent fee of $750 if Crossover Ventures chooses to use an escrow agent.

    In connection with the previous common stock purchase agreement, we have issued to Crossover Ventures warrants to purchase 50,000 shares of our common stock with an exercise price of $1.52. The warrants are exercisable beginning on June 1, 2001 and will expire on June 1, 2004.

    The common stock purchase agreements do not permit us to draw down funds if the issuance of shares of common stock to Crossover Ventures pursuant to the draw down would result in Crossover Ventures or its affiliates owning more than 9.9% of our outstanding common stock on the date we exercise a draw down.

THE DRAW DOWN PROCEDURE

    We may request a draw down by faxing a draw down notice to Crossover Ventures, setting forth:

    - the amount of the draw down

    - the minimum threshold price, if any, at which we are willing to sell the shares of our common stock, and

    - the date the pricing period begins.

    The first 10 trading days from the date which the pricing period begins will be used to determine the number of shares of our common stock we will issue to Crossover Ventures on the first settlement with respect to that draw down.

    The second 10 trading day period will be used to determine the number of shares to be issued on the second settlement with respect to that same drawn down.

    At the end of each of two 10 consecutive day trading periods following the draw down request, we and Crossover Ventures will calculate, based upon the volume-weighted average stock price during each of these 10-day periods, the following with respect to a separate settlement for each 10-day trading period:

    - any limit on the draw down amount for each period,

    - the number of shares of our common stock that we will issue to Crossover Ventures at the end of each 10-day period, and

    - the price per share paid by Crossover Ventures.

AMOUNT OF THE DRAW

    Once every 25 trading days, we may request, and Crossover Ventures, Inc. is obligated to fund, a draw up to a maximum amount based on a formula of the weighted average common stock price and the average trading volume of our common stock. The minimum draw down amount under this common stock purchase agreement is also based upon a formula of the weighted average common stock price and the average trading volume of our common stock. If the volume weighted average common stock price for a 10-day trading period exceeds $0.30, the minimum draw down amount will be $300,000. The maximum draw down amount will be the greater of (a) $500,000 or (b) $300,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. If the volume weighted average common stock price for a 10-day trading period exceeds $0.20 and is equal to or less than $0.30, the minimum draw down amount will be $200,000. The maximum draw down amount will be $200,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. If the volume weighted average common stock price for a 10-day trading period exceeds $0.10 and is equal to or less than $0.20, the minimum drawn down amount will be $100,000. The maximum draw down amount will be $100,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. We may not request a draw down if the 10-day average of the price of our common stock is less than $.10.

    If the volume-weighted average daily price for any given trading day is below the threshold price set by us in the draw down notice during the 20 trading days immediately following the date we give notice, then the draw down amount that Crossover Ventures is obligated to pay is correspondingly reduced by 1/20th for each day that is below the threshold price. Thus, if the daily price for a day is below the threshold price we will not issue any shares of our common stock and Crossover Ventures will not purchase any shares of common stock for that day. In addition, if the trading of our common stock is suspended for more than three hours on any trading day or if the registration statement covering the common stock is not effective, then the amount of the draw down shall be reduced by 1/20th and Crossover Ventures will not purchase any shares of our common stock for that day.

    As we sell shares of common stock to Crossover Ventures under the common stock purchase agreements, and then Crossover Ventures sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down under the common stock purchase agreements as the price of our common stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Crossover Ventures, subject to the minimum selling price we specify. The more shares that are issued under the common stock purchase agreements, the more our shares will be diluted and the more our stock price may decline. The following table represents the number of shares of common stock we would be required to issue to Crossover Ventures at price levels ranging from $2.75 to $0.25 (adjusted for contractual discounts), which approximates the high and low price of our common stock since December 2000. This analysis assumes we request a draw down of $300,000 for a 20-day period.

                                      NUMBER OF SHARES OF COMMON
        VOLUME WEIGHTED                    STOCK ISSUED TO
AVERAGE PRICE FOR 20-DAY PERIOD           CROSSOVER VENTURES
-------------------------------       --------------------------
             $2.75                              109,091
             $2.25                              133,333
             $1.75                              171,429
             $1.25                              240,000
             $0.75                              400,000
             $0.25                            1,200,000

SPECIAL ACTIVITY DRAW DOWN

    If we expect to incur a one time charge for any reason, including an acquisition, we may notify Crossover Ventures of that special activity 21 days in advance, and we will be able to issue a draw down notice to Crossover Ventures every 22 days instead of every 25 days for a 10 week period. In connection with a special activity draw down, Crossover Ventures shall receive an additional three percent (3%) discount to the average daily market price of our common stock.

NECESSARY CONDITIONS BEFORE CROSSOVER VENTURES IS OBLIGATED TO PURCHASE OUR
  COMMON STOCK

    The following conditions must be satisfied before Crossover Ventures is obligated to purchase shares of our common stock:

    - A registration statement for the shares of common stock we will be issuing must be declared effective by the SEC and must remain effective and available as of the draw down settlement date for making resales of the shares of common stock purchased by Crossover Ventures.

    - No event has occurred that has a material adverse effect on our business, operations, properties or financial conditions;

Trading in our shares of common stock must not have been suspended by the SEC or the national exchange on which our shares are listed, nor shall minimum prices have been established on securities whose trades are reported by the national exchange on which our shares are listed; and

    - Other conditions set forth in the common stock purchase agreement.

TERMINATION OF THE COMMON STOCK PURCHASE AGREEMENT

    Crossover Ventures may terminate the equity draw down facility under the common stock purchase agreement if any of the following events occur:

    - We suffer a material adverse change in our business, operations, properties, or financial condition;

    - Our shares of common stock are delisted from the American Stock Exchange unless such delisting is in connection with the listing of those shares of common stock on the New York Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market; or

    - We file for protection from creditors.

LIMITATIONS ON CONSOLIDATION, MERGER AND FUTURE FINANCING

    We may not merge or consolidate with any other entity, unless that entity assumes the obligations under the common stock purchase agreement. We have also agreed not to enter into any other standby equity-based credit facility during the term of the common stock purchase agreement.


INDEMNIFICATION OF CROSSOVER VENTURES


    Crossover Ventures is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Crossover Ventures to us for inclusion in the registration statement and prospectus.

                            SELLING SECURITY HOLDERS

    The shares being offered by Travelers, include shares issued upon conversion of preferred stock purchased from our predecessor, The Duck Corporation as well as shares received for advisory and consulting services rendered to The Duck Corporation and shares purchased from shareholders of The Duck Corporation prior to our merger with it.

    Except as noted below, the selling stockholders are not affiliates of us and have not had any position, office or other material relationship with us within the past three years, except as stockholders. All of the shares of common stock that have been or may be acquired by the selling stockholders are being registered and offered pursuant to the registration statement of which this prospectus forms a part.


                                               NUMBER OF
                               NUMBER OF       SHARES OF
                               SHARES OF      COMMON STOCK                   AMOUNT OF      PERCENT OF
                             COMMON STOCK     BENEFICIALLY    NUMBER OF      SHARES OF     COMMON STOCK
                             BENEFICIALLY     OWNED BEFORE    SHARES OF     COMMON STOCK   BENEFICIALLY
NAME OF SELLING              OWNED BEFORE       OFFERING     COMMON STOCK   OWNED AFTER    OWNED AFTER
STOCKHOLDER                 OFFERING-DIRECT     INDIRECT       OFFERED        OFFERING       OFFERING
---------------             ---------------   ------------   ------------   ------------   ------------
Crossover
  Ventures, Inc.(2).......       312,050            --        9,000,000             (1)          (1)
Travelers(3)..............    23,610,868            --        4,704,717      18,906,151        23.7%


------------------------

(1) Because Crossover Ventures, Inc. may offer all or some of the common stock pursuant to the offering contemplated by this prospectus, no estimate can be given as to the amount of shares of common stock that will be held by Crossover Ventures, Inc. after completion of this offering. See "Plan of Distribution."

(2) David Sims, a member of the Board of Directors of Crossover Ventures, Inc., exercises voting and investment control for all of our securities owned by Crossover Ventures, Inc.


(3) Travelers' shares are beneficially owned by and through The Travelers Insurance Company and The Travelers Indemnity Company, which are indirect subsidiaries of Citigroup Inc. See "Security Ownership of Certain Beneficial Owners and Management" and "Related Transactions." On March 27, 2002, The Travelers Indemnity Company filed a Notice of Proposed Sale for the sale of 962,125 shares of our common stock pursuant to Rule 144 of the Securities Act of 1933. The Travelers Indemnity Company sold 130,125 shares of our common stock on March 27, 2002 and 40,000 shares of our common stock on March 28, 2002 under Rule 144 of the Securities Act.

                              PLAN OF DISTRIBUTION

TRAVELERS

    Travelers has advised us that it may offer common stock at various times in one or more transactions on the American Stock Exchange, in private offerings, exchange distributions, secondary distributions, negotiated transactions or any combination of the foregoing. It may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will not receive any part of the proceeds of sales of shares made hereunder by Travelers.

    Travelers may also use broker-dealers to sell its shares. In connection with any sales, Travelers and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealers participating in such transactions as agent may receive commissions from Travelers or purchasers of the shares offered hereby (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees may be paid by Travelers. Travelers has informed us that there are no existing arrangements between them and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which they may sell through this prospectus.

    Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principals. We have agreed to indemnify Travelers against certain liabilities, including liabilities under the Securities Act.

    We are responsible for all costs, expenses and fees incurred in registering the securities offered hereby, except for any brokerage commissions payable by Travelers. There can be no assurance that Travelers will sell any or all of the shares of common stock offered by Travelers hereunder.

CROSSOVER

    Crossover Ventures may offer for sale up to 9,000,000 shares of our common stock under this prospectus which they will originally acquire under the terms of the common stock purchase agreement as more fully described under "Common Stock Purchase Agreement." Crossover Ventures will offer the shares for their own account. We do not know for certain how or when Crossover Ventures will choose to sell their shares of common stock.

    We will not receive any proceeds from Crossover Ventures' sale of shares of common stock, but we will receive proceeds from our sale of common stock to Crossover Ventures.

    To permit Crossover Ventures to resell the shares of common stock issued to them, we agreed to file a registration statement and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by the prospectus.

    Crossover Ventures will offer our common stock into the public market from time to time using this prospectus, although there can be no assurance that they will in fact sell any or all of the securities covered by this prospectus. The sales may be made on the American Stock Exchange, on the over-the-counter market or otherwise at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Crossover Ventures will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. Crossover Ventures has informed us that there are no existing arrangements between them and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which they may sell through this prospectus.

    The shares of common stock may be sold in one or more of the following manners:

    - block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker or dealer for its account under this prospectus; or

    - ordinary brokerage transactions and transactions in which the broker solicits purchases.

    Crossover Ventures will pay all commissions and their own expenses, if any, associated with the sale of the shares of common stock. Crossover Ventures will sell shares without paying any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. However, in effecting sales, brokers or dealers engaged by Crossover Ventures may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or other concessions from Crossover Ventures in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the shares of common stock as a principal by these broker-dealers and any commissions received by these broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in these transactions as agent may receive commissions from Crossover Ventures and from the purchaser of the shares of common stock if the broker-dealer acts as agent for the purchaser.

    Broker-dealers may agree with Crossover Ventures to sell a specified number of shares of common stock at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for Crossover Ventures, to purchase as principal any unsold shares of common stock at a price required to fulfill the broker-dealer commitment to Crossover Ventures. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through and other broker-dealers, including transactions of the nature described above, on the American Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with the resales may pay to or receive from the purchasers of the shares of common stock commissions computed as described above. Brokers or dealers who acquire shares of common stock as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the shares of common stock.

    Crossover Ventures is deemed a statutory underwriter within the meaning of
Section 2(11) of the Securities Act of 1933 with respect to any shares it sells. Crossover Ventures has agreed to be named as a statutory underwriter and will be acting as an underwriter in its resales of the shares of common stock under this prospectus. Because Crossover Ventures is deemed a statutory underwriter, the discounts and concessions it receives upon purchases of our common stock, and any profits it receives on the resale of the shares, will be deemed to be underwriting discounts and commissions under the Securities Act. Each time Crossover Ventures purchases shares of our common stock under the common stock purchase agreement, it will receive a substantial discount to then current market price of our common stock. The price at which we will issue shares of common stock to Crossover Ventures will be six percent (6%) below the daily volume weighted average prices of the common stock on the American Stock Exchange if the average market price of our common stock for the relevant 10 trading day period is equal to or greater than $2.43. If the average market price of our common stock for the relevant 10 trading day period is less than $2.43, we will issue shares of common stock to Crossover Ventures at a ten percent (10%) discount to the average daily market price of our common stock. In connection with the previous common stock purchase agreement, we granted 50,000 warrants to Crossover Ventures, which are exercisable for $1.52 per share of common stock beginning on June 1, 2001 and expiring on June 1, 2004. The warrants granted to Crossover Ventures will also be deemed to be underwriting commission under the Securities Act. We estimate that the fair market value of the

50,000 warrants using customary pricing models is $33,545. Lastly, at the closing under the common stock purchase agreement on December 1, 2000, we paid $25,000 to Crossover Ventures to cover legal and administrative expenses in connection with negotiating the common stock purchase agreement.

    Crossover Ventures is also subject to applicable state and federal securities laws, rules and regulations, including Rule 10b-5 and Regulation M under the Exchange Act of 1934, and the rules and regulations of the Nasdaq National Market. Under these rules, Crossover Ventures may not:

    (1) engage in market making activities at the same time as they are engaged in a distribution of the shares of common stock for a period beginning when this person becomes a distribution participant and ending upon this person's completion of participation in a distribution;

    (2) engage in any stabilization activity in connection with our securities;

    (3) impose penalty bids or effect passive market making bids; and

    (4) bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted under the Exchange Act.

    In addition, if Crossover Ventures is an "affiliated purchaser" as defined in Regulation M, they must coordinate their sales under this prospectus with each other and with us for purposes of Regulation M as required by Securities Exchange Act Release 34-38067 (December 20, 1996). Crossover Ventures and any of its controlling persons, have not been an officer, director or otherwise an affiliate of our company during the last three years. In addition to the rules and regulations applicable to it, Crossover Ventures has also agreed not to engage in any short sales of our common stock during the term of the common stock purchase agreement. These restrictions, and the other rules and regulations applicable to Crossover Ventures, may affect the marketability of the shares of common stock.

    We granted registration rights to Crossover Ventures to enable it to sell the common stock it purchases under the common stock purchase agreement. We will assume no obligation or responsibility whatsoever to determine a method of disposition for the shares.

    We may file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material change to the information in this prospectus, including with respect to the plan of distribution, for as long as Crossover Ventures holds shares of our stock or until the shares can be sold under an appropriate exemption from registration. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

    - the name of any broker-dealers;

    - the number of shares of common stock involved;

    - the price at which the shares of common stock are to be sold;

    - the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

    - that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

    - any other facts material to the transaction.

                           DESCRIPTION OF SECURITIES


    Our authorized capital consists of 100,000,000 shares of common stock, $.01 par value per share, of which 49,727,840 shares of common stock are issued and outstanding prior to this offering. Our authorized capital stock also consists of 20,000,000 shares of preferred stock, $.01 par value per share, of which 7,154,602 shares of preferred stock are issued and outstanding. These shares of preferred stock are convertible into up to 13,775,920 shares of our common stock. In addition, prior to this offering we have outstanding warrants exercisable (in some cases on a cashless basis), and options to purchase up to 19,339,536 shares of common stock. We expect to issue additional common and preferred shares, options and warrants in the future.


COMMON STOCK

    The holders of shares of common stock are entitled to share equally in dividends and distributions declared by the Board of Directors and in any assets available for distribution to holders of common stock upon our liquidation. Upon liquidation, assets will only be available for distribution after satisfaction or provision for all debts and our other obligations. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.

DELAWARE ANTI-TAKEOVER LAW

    We and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

    Our Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control if the Board of Directors determines that such a change in control is not in our and our stockholders' best interests, and could have the effect of making it more difficult to acquire us or remove incumbent management.

    Our Bylaws provide that all actions taken by the stockholders must be taken at an annual or special meeting of the stockholders or by unanimous written consent. The Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors, the Chairman or President. Under our Bylaws, stockholders are required to comply with advance notice provisions with respect to any nominations for elections to the Board of Directors.

    Section 6.2 of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages except:

    -- for any breach of the director's duty of loyalty to us or our stockholders;

    -- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    --  for the types of liability set forth in Section 174 of the Delaware
       General Corporation Law; or

    -- for any transaction from which the director received any improper personal benefit.

    Article 7 of our Certificate of Incorporation and Section 6.1 of our Bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, we shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as our director or officer or as a director or officer of another entity at our request against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes us to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.

    Indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                 TRANSFER AGENT

    Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209.

                                 LEGAL MATTERS

    The validity of the common stock being offered hereby is being passed upon for us by McGuireWoods LLP. William A. Newman is a Partner with McGuireWoods LLP and serves as a Director.

                                    EXPERTS

    The audited financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock to be offered hereby. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, contains all material information about the contents of any agreement or other document filed as an exhibit to the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract and reference is made to that contract or other document filed with the SEC as an exhibit to the registration statement.


    A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.


    Our common stock is registered under Section 12 of the Securities Exchange Act of 1934 as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the Securities and Exchange Commission. Our periodic reports are available for inspection and copying at the public reference facility.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................     F-2

Consolidated Balance Sheets as of December 31, 2001 and
  2000......................................................     F-3

Consolidated Statements of Operations for the years ended
  December 31, 2001 and 2000................................     F-4

Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 2001 and 2000....................     F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 2001 and 2000................................     F-6

Notes to Consolidated Financial Statements..................     F-8

Report of Independent Public Accountants....................     S-1

Schedule II - Valuation and Qualifying Accounts.............     S-2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To On2 Technologies, Inc.:

    We have audited the accompanying consolidated balance sheets of On2 Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On2 Technologies, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Arthur Andersen LLP

New York, New York
February 21, 2002

                             ON2 TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                           ASSETS
Current assets:
  Cash......................................................  $    215,726   $  1,561,495
  Accounts receivable, less allowance for doubtful accounts
    of $135,663 and $25,000 as of December 31, 2001 and
    2000, respectively......................................       678,920        392,943
  Prepaid and other current assets..........................       222,950        566,540
    Total current assets....................................     1,117,596      2,520,978

Property and equipment, net.................................     1,406,143      2,522,188
Goodwill and other intangible assets, net...................     1,120,843      5,747,842
Other assets................................................       282,080        419,049
                                                              ------------   ------------
    Total assets............................................  $  3,926,662   $ 11,210,057
                                                              ============   ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $    498,670   $    883,741
  Accrued expenses..........................................       489,307      1,394,881
  Deferred revenue..........................................        35,047         72,604
  Notes payable.............................................            --        251,311
  Capital lease obligations.................................            --         26,100
                                                              ------------   ------------
    Total current liabilities...............................     1,023,024      2,628,637

Convertible debentures......................................     2,000,000             --

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value; 20,000,000 shares
    authorized; 12,928,630 and 5,052,770 shares issued and
    outstanding at December 31, 2001 and 2000,
    respectively............................................       129,286         50,528
  Common stock, $0.01 par value; 100,000,000 shares
    authorized; 38,565,039 and 27,684,171 shares issued and
    outstanding at December 31, 2001 and 2000,
    respectively............................................       385,650        276,842
  Additional paid-in capital................................    99,548,997     86,293,786
  Deferred compensation.....................................            --        (47,410)
  Accumulated other comprehensive loss......................       (10,068)        (3,966)
  Accumulated deficit.......................................   (99,150,227)   (77,988,360)
                                                              ------------   ------------
    Total stockholders' equity..............................       903,638      8,581,420
                                                              ------------   ------------
    Total liabilities and stockholders' equity..............  $  3,926,662   $ 11,210,057
                                                              ============   ============

          See accompanying notes to consolidated financial statements

                             ON2 TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  2001            2000
                                                              -------------   -------------
Revenues....................................................  $   2,220,101   $   1,003,566
Operating expenses:
  Cost of revenues(1).......................................      2,233,223       4,813,611
  Research and development(2)...............................      3,856,244       8,004,932
  Sales and marketing(3) ...................................      2,295,046       7,046,601
  General and administrative(4) ............................      4,692,516       8,215,752
  Amortization of goodwill and other intangible assets......      1,154,418       1,677,286
  Restructuring and impairment charges......................      3,224,121       2,968,665
  Non-cash stock based compensation.........................        143,707      12,324,781
                                                              -------------   -------------
Total operating expenses....................................     17,599,275      45,051,628
                                                              -------------   -------------
Loss from operations........................................    (15,379,174)    (44,048,062)
Interest and other income (expense), net....................     (1,589,199)        506,693
                                                              -------------   -------------
Loss before provision for income taxes......................    (16,968,373)    (43,541,369)
Provision for income taxes..................................         63,678         102,089
                                                              -------------   -------------
Net loss....................................................    (17,032,051)    (43,643,458)
Non-cash convertible preferred stock dividend...............      4,129,816      18,987,986
Net loss attributable to common stockholders................  $ (21,161,867)  $ (62,631,444)
                                                              =============   =============
Basic and diluted net loss per common share.................  $       (0.64)  $       (2.40)
                                                              =============   =============
Weighted average basic and diluted common shares
  outstanding...............................................     33,120,166      26,067,668
                                                              =============   =============

------------------------

(1) Excluding $-0- and $632,880 of non-cash stock based compensation for the years ended December 31, 2001 and 2000, respectively.

(2) Excluding $-0- and $4,857,811 of non-cash stock based compensation for the years ended December 31, 2001 and 2000, respectively.

(3) Excluding $9,428 and $4,714,376 of non-cash stock based compensation for the years ended December 31, 2001 and 2000, respectively.

(4) Excluding $134,279 and $2,119,714 of non-cash stock based compensation for the years ended December 31, 2001 and 2000, respectively.

          See accompanying notes to consolidated financial statements

                                  ON2.COM INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            CONVERTIBLE
                                             PREFERRED
                                               STOCK                    COMMON STOCK         ADDITIONAL
                                     --------------------------   ------------------------     PAID-IN        DEFERRED
                                       SHARES         AMOUNT        SHARES       AMOUNT        CAPITAL      COMPENSATION
                                     -----------   ------------   ----------   -----------   -----------   ---------------
Balance at December 31, 1999.......    2,000,000   $     20,000   24,286,596   $   242,866   $35,457,250     $       --
Net loss...........................
Foreign currency translation
   adjustment......................
Comprehensive loss.................
Non-cash stock based
   compensation....................                                  542,876         5,429    12,319,352
Issuance of common stock in
   connection with the exercise of
   stock options...................                                  369,722         3,697       490,746
Issuance of warrants to purchase
   common stock....................                                                              112,646       (112,646)
Amortization of deferred
   compensation....................                                                                              65,236
Conversion of Series A convertible
   preferred stock to common
   stock...........................   (1,600,000)       (16,000)   1,600,000        16,000
Issuance of Series B convertible
   preferred stock in connection
   with an acquisition.............       34,100            341                                  468,106
Issuance of common stock in
   connection with acquisitions....                                  884,977         8,850     3,538,062
Issuance of Series C convertible
   preferred stock and warrants,
   net of expenses.................    1,644,304         16,443                                9,974,382
Issuance of Series C-II convertible
   preferred stock and warrants,
   net of expenses.................      924,527          9,245                                2,440,755
Issuance of Series C-III
   convertible preferred stock and
   warrants, net of expenses.......    2,049,839         20,499                                2,529,501
Transaction costs paid in
   connection with equity credit
   line............................                                                              (25,000)
Non-cash convertible preferred
   stock dividends.................                                                           18,987,986
                                     -----------   ------------   ----------   -----------   -----------     ----------
Balance at December 31, 2000.......    5,052,770   $     50,528   27,684,171   $   276,842   $86,293,786     $  (47,410)
Net loss...........................
Foreign currency translation
   adjustment......................
Comprehensive loss.................
Non-cash stock based
   compensation....................                                  199,732         1,997       141,710
Issuance of common stock in
   connection with the exercise of
   stock options...................                                   16,500           165        13,335
Amortization of deffered
   compensation....................                                                                              44,570
Adjustment for cancellation of
   warrant.........................                                                               (2,840)         2,840
Cancellation of Series C
   convertible preferred stock.....   (1,644,304)       (16,443)                                  16,443
Issuance Series C-IV and Series C-V
   convertible preferred stock to
   replace Series C convertible
   preferred stock.................    5,948,735         59,487                                  (59,487)
Issuance of Series C-VI convertible
   preferred stock and warrants,
   net of expenses.................    3,571,429         35,714                                1,964,286
Issuance of common stock in
   connection with the equity line
   of credit.......................                                8,475,521        84,755     4,105,885
Issuance of common stock in
   connection with the employee
   stock purchase plan.............                                   41,073           411        12,158
Issuance of common stock to settle
   certain compensation and lease
   arrangements....................                                  262,328         2,623       324,208
Common stock issued in connection
   with private placement..........                                1,785,714        17,857       982,143
Transaction costs paid in
   connection with equity credit
   line............................                                  100,000         1,000       (12,500)
Warrants issued and discount
   recognized in connection with
   issuance of convertible.........                                                            1,640,054
Non-cash convertible preferred
   stock dividends.................                                                            4,129,816
                                     -----------   ------------   ----------   -----------   -----------     ----------
Balance at December 31, 2001.......   12,928,630   $    129,286   38,565,039   $   385,650   $99,548,997             --
                                     ===========   ============   ==========   ===========   ===========     ==========


                                          OTHER                            TOTAL
                                      COMPREHENSIVE     ACCUMULATED    STOCKHOLDERS
                                          LOSS            DEFICIT         EQUITY
                                     ---------------   -------------   -------------
Balance at December 31, 1999.......   $        (259)   $(15,356,916)   $ 20,362,941
Net loss...........................                     (43,643,458)    (43,643,458)
Foreign currency translation
   adjustment......................          (3,707)                         (3,707)
                                                                       ------------
Comprehensive loss.................                                     (43,647,156)
                                                                       ------------
Non-cash stock based
   compensation....................                                      12,324,781
Issuance of common stock in
   connection with the exercise of
   stock options...................                                         494,443
Issuance of warrants to purchase
   common stock....................                                              --
Amortization of deferred
   compensation....................                                          65,236
Conversion of Series A convertible
   preferred stock to common
   stock...........................                                              --
Issuance of Series B convertible
   preferred stock in connection
   with an acquisition.............                                         468,447
Issuance of common stock in
   connection with acquisitions....                                       3,546,912
Issuance of Series C convertible
   preferred stock and warrants,
   net of expenses.................                                       9,990,825
Issuance of Series C-II convertible
   preferred stock and warrants,
   net of expenses.................                                       2,450,000
Issuance of Series C-III
   convertible preferred stock and
   warrants, net of expenses.......                                       2,550,000
Transaction costs paid in
   connection with equity credit
   line............................                                         (25,000)
Non-cash convertible preferred
   stock dividends.................                     (18,987,986)             --
                                      -------------    ------------    ------------
Balance at December 31, 2000.......   $      (3,966)   $(77,988,360)   $  8,581,420
Net loss...........................                     (17,032,051)    (17,032,051)
Foreign currency translation
   adjustment......................          (6,102)                         (6,102)
                                                                       ------------
Comprehensive loss.................                                     (17,038,153)
                                                                       ------------
Non-cash stock based
   compensation....................                                         143,707
Issuance of common stock in
   connection with the exercise of
   stock options...................                                          13,500
Amortization of deffered
   compensation....................                                          44,570
Adjustment for cancellation of
   warrant.........................                                              --
Cancellation of Series C
   convertible preferred stock.....                                              --
Issuance Series C-IV and Series C-V
   convertible preferred stock to
   replace Series C convertible
   preferred stock.................                                              --
Issuance of Series C-VI convertible
   preferred stock and warrants,
   net of expenses.................                                       2,000,000
Issuance of common stock in
   connection with the equity line
   of credit.......................                                       4,190,640
Issuance of common stock in
   connection with the employee
   stock purchase plan.............                                          12,569
Issuance of common stock to settle
   certain compensation and lease
   arrangements....................                                         326,831
Common stock issued in connection
   with private placement..........                                       1,000,000
Transaction costs paid in
   connection with equity credit
   line............................                                         (11,500)
Warrants issued and discount
   recognized in connection with
   issuance of convertible.........                                       1,640,054
Non-cash convertible preferred
   stock dividends.................                      (4,129,816)             --
                                      -------------    ------------    ------------
Balance at December 31, 2001.......   $     (10,068)   $(99,150,227)   $    903,638
                                      =============    ============    ============

          See accompanying notes to consolidated financial statements

                             ON2 TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  2001            2000
                                                              -------------   -------------
Cash flows from operating activities:
  Net loss..................................................  $ (17,032,051)  $ (43,643,458)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
    Non-cash stock based charges............................        143,707      12,324,781
    Restructuring and impairment charges....................      3,224,121       2,968,665
    Depreciation and amortization...........................      2,986,943       3,588,905
    Deferred compensation...................................         44,570          65,236
    Reserve for bad debts...................................        125,396          25,000
    Loss on sale of assets..................................             --          16,904
    Amortization of debt discount...........................      1,640,054              --
    Impairment of equity investments........................        125,000              --
  Changes in operating assets and liabilities, net of effect of acquisitions:
    Accounts receivable.....................................       (446,374)         (5,386)
    Prepaid and other current assets........................        228,590        (240,713)
    Other assets............................................        137,895         (88,933)
    Accounts payable and accrued expenses...................     (1,240,809)        499,321
    Deferred revenue........................................        (37,557)         72,604
                                                              -------------   -------------
      Net cash used in operating activities.................    (10,100,515)    (24,417,074)
                                                              -------------   -------------
Cash flows from investing activities:
  Purchases of property and equipment.......................       (142,676)     (2,392,271)
  Proceeds from the sale of fixed assets....................         25,000              --
  Purchase of long-term equity investment...................         (8,359)             --
  Cash paid for acquisitions, net of cash acquired..........        (42,415)     (1,692,794)
                                                              -------------   -------------
      Net cash used in investing activities.................       (168,450)     (4,085,065)
                                                              -------------   -------------
Cash flows from financing activities:
  Principal payments on capital lease obligations...........        (26,100)        (47,403)
  Principal payments on notes payable to stockholders.......             --        (355,000)
  Principal payments on notes payable.......................       (251,311)        (73,943)
  Financing costs...........................................        (10,000)        (25,000)
  Proceeds from the issuance of Series C-VI Preferred Stock,
    net.....................................................      2,000,000              --
  Proceeds from the sale of common stock, net...............      5,203,209              --
  Proceeds from the issuance of convertible debentures......      2,000,000
  Proceeds from the issuance of Series C Preferred Stock,
    net.....................................................             --       9,990,825
  Proceeds from the issuance of Series C-II Preferred Stock,
    net.....................................................             --       2,450,000
  Proceeds from the issuance of Series C-III Preferred
    Stock, net..............................................             --       2,550,000
  Proceeds from exercise of common stock options and
    warrants................................................         13,500         494,443
                                                              -------------   -------------
      Net cash provided by financing activities.............      8,929,298      14,983,922
                                                              -------------   -------------
Net change in cash and cash equivalents.....................     (1,339,667)    (13,518,217)
Effect of exchange rate changes on cash and cash
  equivalents...............................................         (6,102)         (3,707)
Cash and cash equivalents, beginning of period..............      1,561,495      15,083,419
                                                              -------------   -------------
Cash and cash equivalents, end of period....................  $     215,726   $   1,561,495
                                                              =============   =============

                             ON2 TECHNOLOGIES, INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH TRANSACTIONS:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              --------   ----------
Cash paid during the period for:
  Interest..................................................  $ 6,664    $   32,395
                                                              =======    ==========
  Taxes.....................................................  $54,507    $   82,027
                                                              =======    ==========
Non-cash transactions:
  Issuance of common stock to settle contractual
    obligations.............................................  $33,631    $       --
                                                              =======    ==========
  Shares issued in connection with common stock purchase
    agreement...............................................  $33,000    $       --
                                                              =======    ==========
  Acquisition of fixed assets under capital leases..........  $    --    $   72,750
                                                              =======    ==========
  Issuance of Series B Preferred Stock in connection with
    acquisitions............................................  $    --    $  468,447
                                                              =======    ==========
  Issuance of common stock in connection with
    acquisitions............................................  $    --    $3,546,912
                                                              =======    ==========

          See accompanying notes to consolidated financial statements

                             ON2 TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF THE BUSINESS

    On2 Technologies, Inc. ("On2" or the "Company") is a leading video compression technology firm. The Company has developed its proprietary technology platform and video compression/decompression software ("codec") to deliver high quality video at the lowest possible data rates to closed area networks, such as set-top boxes, the Internet and wireless devices. The Company offers a suite of products and professional services that encompass its proprietary compression technology. The Company's professional service offerings include customized engineering and consulting services and high-level video encoding. In addition, the Company licenses its software products for use with video delivery platforms.

    The Company's consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has incurred recurring operating losses and negative operating cash flows since its inception and, based on its current working capital requirements, will require additional funding during the next 12 months to finance its current level of operations. Additionally, the Company may require additional financing to fund revenue growth, develop new technologies or acquire strategic assets. These factors raise doubt about the Company's ability to continue as a going concern. The Company is actively pursuing increases to its net cash flows through increases in revenues and additional sources of financing beyond its equity lines of credit (see note 9). The Company believes that a combination of increases to operating cash flow, primarily through revenue growth, and funds received from its equity lines of credit or additional financing will generate sufficient cash flow to fund its operations through 2002. The Company's plan to increase cash flows from operations relies significantly on increases in revenue generated from its compression technology services, products and licenses. However, there are no assurances that such matters will be successfully consummated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Risk Factors That May Affect Future Operating Results."

    (B) BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly owned-subsidiaries from their respective dates of acquisition. All intercompany accounts and transactions have been eliminated in consolidation.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to five years for equipment and software and five to seven years for furniture and fixtures. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Equipment under capital leases is stated at the present value of the minimum lease payments and is depreciated using the straight-line method over the estimated useful life of the asset.

    (D) GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of goodwill, purchased technology and certain other intangible assets that are stated at cost less accumulated amortization. Goodwill and other intangible assets are amortized using the straight-line method over the expected period of benefit of the

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) respective asset, ranging from 3 to 15 years. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS" ("SFAS No. 142"). SFAS 142 requires goodwill and other intangible assets to be tested for impairment at least annually, and written off when impaired, rather than being amortized as previously required. As of December 31, 2001, the Company had no recorded goodwill or indefinite lived intangibles. As of December 31, 2001, the Company's intangible assets consisted primarily of purchased technology, which the Company will continue to amortize over its remaining useful life through September 2003. The Company anticipates recording amortization of purchased technology of approximately $627,322 and $463,521 for the years ended December 31, 2002 and 2003, respectively. However, the Company will continually evaluate its purchased technology upon significant changes in certain circumstances that may result in an impairment of the net carrying value. Therefore, the Company believes that the adoption of SFAS 142 will not have a significant impact on its results of operations or financial position.

    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates its long-lived assets in accordance with SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" ("SFAS No. 121"). Long-lived assets that are not identified with an impaired asset are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying value of the asset may not be recoverable. In such circumstances, the net carrying value of the asset is compared to the undiscounted future cash flows of the business segment to which that asset is attributable. As the Company operates under one business segment, the net carrying value of all long-lived assets are compared to the Company's consolidated undiscounted future cash flows. Impairment losses are measured by the amount in which the net carrying value of the assets exceed the fair value. In October 2001, the FASB issued SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," ("SFAS No. 144") which supersedes SFAS No. 121. SFAS No. 144 addresses the financial accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means. The Company will adopt SFAS 144 beginning in its fiscal year 2002, but does not expect its adoption to have a material impact on its operating results or its financial position.

    (F) FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    The fair values of cash and cash equivalents, accounts receivables and accounts payables approximate their carrying values based on the short-term maturities of these financial instruments.

    The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information; to date, such losses have been within management's expectations.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (G) INCOME TAXES

    The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

    (H) REVENUE RECOGNITION

    The Company primarily generates revenue from the sale of its software licenses and its professional service offerings.

    The Company's revenue recognition policies are in accordance with SOP 97-2, "SOFTWARE REVENUE RECOGNITION" ("SOP 97-2"), as amended by SOP 98-4, "DEFERRAL OF THE EFFECTIVE DATE OF SOP 97-2, SOFTWARE REVENUE RECOGNITION" and SOP 98-9, "MODIFICATION OF SOP 97-2 WITH RESPECT TO CERTAIN TRANSACTIONS" ("SOP 98-9"). Under each arrangement, revenues are recognized when a non-cancelable agreement has been signed and the customer acknowledges an unconditional obligation to pay, the products or applications have been delivered, there are no uncertainties surrounding customer acceptance, the fees are fixed and determinable, and collection is considered probable. Revenues recognized from multiple-element software arrangements are allocated to each element of the arrangement based on the fair values of the elements, such as product licenses, post-contract customer support, or training. The determination of the fair value is based on the vendor specific objective evidence available to the Company. If such evidence of the fair value of each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of the fair value does exist or until all elements of the arrangement are delivered.

SOFTWARE LICENSES

    The Company's software licensing arrangements typically consist of two elements: a software license and post-contract customer support ("PCS"). The Company recognizes license revenues based on the residual method after all elements other than PCS have been delivered as prescribed by SOP 98-9. The Company recognizes PCS revenues over the term of the maintenance contract or on a "per usage" basis, whichever is stated in the contract. In accordance with SOP 97-2, vendor specific objective evidence of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e. the renewal rate). Each license agreement offers additional PCS at a stated price. Revenue is recognized on a per copy basis for licensed software when each copy of the licensed software purchased by the customer or reseller is delivered. The Company does not allow returns, exchanges or price protection for sales to its customers or its resellers nor does it allow its resellers to purchase software licenses under consignment arrangements.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) PROFESSIONAL SERVICES

    Professional services consist of customized engineering and consulting services and encoding services.

    When customized engineering and consulting services are sold together with a software license, the arrangement typically requires customization and integration of the software into a third party hardware platform. In these arrangements, the Company requires the customer to pay a fixed fee for the engineering and consulting services and a licensing fee in the form of a per-unit royalty. The Company accounts for its engineering and consulting arrangements in accordance with SOP 81-1, "ACCOUNTING FOR PERFORMANCE OF CONSTRUCTION TYPE AND CERTAIN PRODUCTION TYPE CONTRACTS," ("SOP 81-1"). When reliable estimates are available for the costs and efforts necessary to complete the engineering or consulting services and those services do not include contractual milestones or other acceptance criteria, the Company accounts for the arrangements under the percentage of completion contract method pursuant to SOP 81-1 based upon input measures such as hours. When such estimates are not available, the completed contract method is utilized.

    Encoding Services consist of services that convert video and audio content into formats for delivery to end-users. Encoding services are generally provided under per unit or time and materials contracts. Under these contracts, the Company recognizes revenue when services have been rendered and the Company has no further interest or obligation in the goods and services, which is generally the date on which the goods or services have been delivered to the customer.

    (I) COST OF REVENUES

    Cost of revenues primarily includes compensation costs for engineering and consulting personnel, bandwidth costs, depreciation costs, licensing fees or royalties paid for third party software products and the amortization of purchased technology.

    (J) SOFTWARE DEVELOPMENT COSTS

    The Company recognizes costs associated with new software or product development and/or significant enhancements to current software or products in accordance with SFAS No. 86, "SOFTWARE DEVELOPMENT COSTS" ("SFAS 86"). Under SFAS 86, these costs are expensed until technological feasibility has been established, at which time any additional costs are capitalized. The Company essentially has completed its software development concurrently with technological feasibility and, accordingly, has not capitalized any software development costs to date.

    Software developed for internal use is recognized in accordance with SOP 98-1, "ACCOUNTING FOR THE COST OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE" ("SOP 98-1"). SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. It also provides guidance on the capitalization of costs incurred during the application development stage for computer software developed or obtained for internal use. SOP 98-1 has not had a material impact on the Company's operating results or financial position.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (K) STOCK-BASED COMPENSATION

    The Company follows the provisions of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to apply the provisions of APB Opinion No. 25 ("APB 25") and provide pro forma net earnings disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the pro forma disclosure provisions of SFAS 123.

    (L) NET LOSS PER COMMON SHARE

    The Company computes net loss per common share in accordance with Statement of Financial Accounting Standard No. 128, "COMPUTATION OF EARNINGS PER SHARE," ("SFAS 128"). In accordance with SFAS 128, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the preferred stock and convertible debentures (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the Treasury Stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

    Diluted loss per share has not been presented separately, as the convertible preferred stock, convertible debentures and the outstanding stock options and warrants are anti-dilutive for each of the periods presented.

    (M) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (N) SEGMENT REPORTING

    The Company adopted the provisions of SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" ("SFAS 131"). The Company operates in one business segment, the sale of video compression software and related services, for which it receives revenues from its customers. The Company's Chief Operating Decision Maker is the Company's Chief Executive Officer ("CEO"), who receives consolidated financial information for purposes of evaluating the Company's operational and financial performance. The CEO does not receive discrete financial information regarding the operating results of the Company's individual products and services.

    Our customers typically represent large digital communication and media companies, entertainment companies, telecommunication companies and other global corporations that operate within the digital media industry. For the year ended December 31, 2001, four customers accounted for 26%, 23%, 13% and 13% of the Company's total revenues. For the year ended December 31, 2000, four customers accounted for 19%, 15%, 10% and 10% of the Company's total revenues. As of December 31, 2001, three customers accounted for 42%, 31% and 21% of total accounts receivable. As

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of December 31, 2000, four customers accounted for 32%, 15%, 13% and 10% of total accounts receivable.

    For the year ended December 31, 2001, foreign customers accounted for approximately 67% of total revenue. These customers are primarily located in Asia. For the year ended December 31, 2000, the Company did not generate revenue from foreign customers.

    Additionally, all of the Company's assets and operations have been and are currently based within in the United States, except for two research and development employees located in the United Kingdom. There was no significant revenue generate from the United Kingdom operations for the years ended December 31, 2001 and 2000.

    (O) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In July 2001, the FASB issued SFAS No. 141, "BUSINESS COMBINATIONS" ("SFAS No. 141"). SFAS No. 141 changes the accounting for business combinations initiated after June 30, 2001, requiring that all business combinations be accounted for using the purchase method and that intangible assets be recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are separable or capable of being separated from the acquired entity and sold, transferred, licensed, rented or exchanged. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. The adoption of SFAS No. 141 did not have a material impact on the Company's financial statements.

    In July 2001, the FASB issued SFAS 142, "GOODWILL AND OTHER INTANGIBLES" ("SFAS No. 142"). SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets with indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires that the useful lives of intangible assets acquired on or before June 30, 2001 be reassessed and the remaining amortization periods adjusted accordingly. Previously recognized intangible assets deemed to have indefinite lives shall be tested for impairment. Goodwill recognized on or before June 30, 2001, shall be assigned to one or more reporting units and shall be tested for impairment as of the beginning of the fiscal year in which SFAS No. 142 is initially applied in its entirety. As of December 31, 2001, the Company had no recorded goodwill or indefinite lived intangibles. As of December 31, 2001, the Company's intangible assets consisted primarily purchased technology, which the Company will continue to amortize over its remaining useful life through September 2003. The Company anticipates recording amortization of purchased technology of approximately $627,322 and $463,521 for the years ended December 31, 2002 and 2003, respectively. However, the Company will continually evaluate its purchased technology upon significant changes in certain circumstances that may result in an impairment of the net carrying value. Therefore, the Company believes that the adoption of SFAS 142 will not have a significant impact on its results of operations or financial position.

    In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), which is effective October 1, 2003. SFAS No. 143 requires, among other things, the accounting and reporting of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal operation of a long-lived asset. The Company is currently assessing, but has not yet determined, the effect of SFAS No. 143 on its financial position or results of operations.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS No. 144"). SFAS 144 is effective October 1, 2002, but may be early adopted. SFAS No. 144 addresses accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means. The Company is currently assessing the impact of SFAS 144, but believes that its adoption will not have a material impact on its operating results or financial position.

    (P) RECLASSIFICATIONS

    Certain reclassifications have been made to prior year's consolidated financial statements to conform to current year's presentation.

(2) PROPERTY AND EQUIPMENT

                                                               DECEMBER 31, DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
Furniture and fixtures......................................   $  277,997     $  277,997
Computer equipment..........................................    2,895,367      2,775,296
Leasehold improvements......................................      487,348        527,348
Licensed software...........................................      857,388        851,570
                                                               ----------     ----------
                                                                4,518,100      4,432,211
Less accumulated depreciation and amortization..............    3,111,957      1,910,023
                                                               ----------     ----------
  Total.....................................................   $1,406,143     $2,522,188
                                                               ==========     ==========

    As of December 31, 2001, property and equipment included assets under capital leases of $90,721 with related accumulated depreciation of $61,139. As of December 31, 2000, property and equipment included assets under capital leases of $90,721 with related accumulated depreciation of $33,289. Depreciation expense was $1,205,203 and $1,284,297 for the years ended December 31, 2001 and 2000, respectively.

(3) GOODWILL AND OTHER INTANGIBLE ASSETS

                                                               DECEMBER 31, DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2002
                                                              ------------   ------------
Goodwill....................................................   $       --     $3,654,559
Purchased technology........................................    2,509,287      2,509,287
Other intangible assets.....................................       30,000        813,028
                                                               ----------     ----------
                                                                2,539,287      6,976,874
Less accumulated amortization...............................    1,418,444      1,229,032
                                                               ----------     ----------
  Total.....................................................   $1,120,843     $5,747,842
                                                               ==========     ==========

    As of December 31, 2001, other intangibles consisted of a content library of $30,000. As of December 31, 2000, other intangible assets primarily consisted of a content library of $500,000 and other intangible assets of $313,028. Amortization of goodwill and other intangible assets was $1,154,418 and $1,677,286 for the years ended December 31, 2001 and 2000, respectively. These amounts exclude amortization of purchased technology of $627,322 and $627,322 for the years ended December 31, 2001 and 2000, respectively, that was included in cost of revenues.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(4) ACCRUED EXPENSES

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2002
                                                              -------------   -------------
Accrued compensation........................................    $ 95,952       $  940,647
Accrued professional fees...................................     150,000          150,050
Accrued acquisition costs...................................          --          161,655
Other accrued expenses......................................      93,355          142,529
Funds received prior to issuance of shares under common
  stock purchase agreement..................................     150,000               --
                                                                --------       ----------
      Total.................................................    $489,307       $1,394,881
                                                                ========       ==========

(5) ACQUISITIONS

    (A) ASSET PURCHASE OF DVD MAGS, INC.

    On April 4, 2000, Quickband, Inc. ("Quickband"), a wholly owned subsidiary of the Company, acquired substantially all of the assets of DVD Mags, Inc. ("DVD Mags"), a California corporation in the business of aggregating and producing short-form entertainment content for distribution across digital and traditional channels (the "Quickband Acquisition"). The Quickband Acquisition was effected pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated as of March 9, 2000 by and among the Company, Quickband and DVD Mags. The assets acquired in connection with the Quickband Acquisition consisted primarily of a short form entertainment content library and other physical property used in connection with the production of the short-form entertainment content.

    The Company issued 136,339 shares of Common Stock, valued at $1,872,957, and 34,100 shares of Series B Convertible Preferred Stock (see note 9), valued at $468,447, in connection with the Purchase Agreement. In addition to the issuance of common and convertible preferred stock, the Company incurred $47,993 of acquisitions costs.

    The Quickband Acquisition was accounted for as an asset acquisition. The purchase price was allocated to tangible assets and the identifiable intangible assets, based on their fair values, as follows:

Purchase Price:.............................................  $2,389,397
                                                              ==========
Accounts receivable.........................................  $  272,530
Fixed assets................................................     140,587
Other assets................................................     122,350
Assumed liabilities.........................................    (230,008)
Goodwill and library content................................   2,083,938
                                                              ----------
Total.......................................................  $2,389,397
                                                              ==========

    The historical carrying amounts of the net tangible assets acquired approximated their fair market value on the date of acquisition. The goodwill and library content was being amortized under the straight-line method over an estimated useful life of three years, the expected period of benefit.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(5) ACQUISITIONS (CONTINUED)
    As part of a restructuring plan approved by the Board of Directors in December 2000 in which the Company would dispose of its non-strategic, content related assets, the Company decided to sell the content acquired and created in connection with the Quickband library. The Company recorded non-cash restructuring and impairment charges of $470,000 and $1,007,673 for the years ended December 31, 2001 and 2000, respectively, related to the Quickband content library (see note 12).

    (B) EIGHT CYLINDER STUDIOS, INC.

    The Company acquired Eight Cylinder Studios, Inc. ("8CS"), a California corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of July 13, 2000, as amended on September 29, 2000, October 26, 2000 and October 31, 2000 (as amended, the "8CS Merger Agreement"), by and among the Company, 8C Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, 8CS and certain shareholders of 8CS whereby 8CS was merged with and into 8C Acquisition Corp. The merger was completed on November 3, 2000. 8CS was a California corporation that offered content development and interface technologies solutions for the broadband Internet market.

    Pursuant to the 8CS Merger Agreement, the Company issued approximately 598,428 shares of Common Stock. In addition, the Company issued approximately 150,210 shares of Common Stock in exchange for all outstanding shares of 8CS preferred stock. The total Common Stock issued was valued at approximately $1,673,955. Additionally, the Company incurred approximately $499,029 of transaction costs.

    The merger was accounted for under the purchase method of accounting. The preliminary purchase price was allocated to tangible assets and the goodwill and other intangible assets, based on their fair values, as follows:

Purchase Price:.............................................  $  2,172,984
                                                              ============
Cash........................................................  $     28,131
Fixed assets................................................       111,170
Other assets................................................        14,825
Assumed liabilities.........................................    (1,635,701)
Goodwill and other intangible assets........................     3,654,559
                                                              ------------
Total.......................................................  $  2,172,984
                                                              ============

    The Company had determined that the historical carrying amounts of the net tangible assets acquired approximated their fair market value on the date of acquisition. The goodwill and other intangible assets were being amortized under the straight-line method over an estimated useful life of three years, the expected period of benefit. In the first quarter of 2001, the Company recorded additional goodwill of $42,415 related to certain legal costs incurred in connection with the acquisition of 8CS.

    For the year ended December 31, 2001, the Company recorded an impairment charge of $2,344,066 to write-off the net carrying values of the goodwill and other intangible assets related to 8CS (see note 12).

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(5) ACQUISITIONS (CONTINUED)
    The following unaudited pro forma consolidated financial information gives effect to the 8CS merger and the Quickband Acquisition as if they had occurred on January 1, 2000 by consolidating the results of operations of the Company, Quickband and 8CS for the year ended December 31, 2000.

                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Revenues....................................................  $  1,018,139
Net loss attributable to common stockholders................   (65,046,155)
Net loss per share-basic and diluted........................  $      (2.47)
Weighted average basic and diluted shares outstanding.......    26,732,476

(6) NOTES PAYABLE

    In connection with its acquisition of 8CS in November 2000, the Company assumed a note payable in the amount of $325,254. Based upon the terms of the note, the Company paid $75,000 on December 15, 2000, at which time interest began to accrue at an annual rate of 9.50%. The Company made payments of $65,000 on each of January 15, 2001, February 15, 2001 and March 15, 2001. Final payment of $62,889 was made on April 15, 2001 and included all unpaid principal and interest.

(7) INCOME TAXES

    The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    For Federal income tax purposes, the Company has net operating loss carryforwards of approximately $93,000,000 which expire at various dates through 2021.

    In accordance with SFAS 109 "ACCOUNTING FOR INCOME TAXES", the Company recognized a deferred tax asset of approximately $32,552,000, primarily resulting from the above net operating loss carryforwards. A full valuation allowance has been recorded related to the deferred tax asset as a result of management's uncertainty as to the realization of such asset. Accordingly, no provision for federal income taxes has been recognized. There are no other significant temporary differences. The tax provisions of $63,678 and $102,089 for the years ended December 31, 2001 and 2000, respectively, relate primarily to various state and local taxes.

(8) CONVERTIBLE DEBENTURES

    In January 2001, the Company entered into a financing agreement with an existing shareholder of the Company whereby the Company would receive up to $2,000,000 in exchange for Series A Convertible Debentures ("Debentures") and warrants to purchase shares of Common Stock. The timing of and the dollar value of amounts received under this financing arrangement were required to equal amounts received and coincide with investments by others in the Company, up to a maximum of $2,000,000.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(8) CONVERTIBLE DEBENTURES (CONTINUED)
    Under the terms of the agreement, the Debentures consist of 200 units, which are comprised of (1) $10,000 principal amount of Debentures and (2) one warrant to purchase 6,667 shares of Common Stock at an exercise price of $1.68 per share. The principal amount of the Debentures can be converted into shares of Common Stock at a conversion price of $0.45 six months after the date of issuance at the discretion of the holder. The principal amount of the Debentures is due 4 years from the date of issuance and is non-interest bearing.

    As of December 31, 2001, the Company had received the full $2,000,000 under the Debenture agreement. The Company allocated the proceeds received to the principal amount of the Debentures and the warrants based upon the relative fair value method. The difference between the relative fair value of the Debentures and the proceeds received was recorded as a debt discount. The total amount of the debt discount is limited to the total proceeds received. The total amount of the debt discount was $1,640,054 and was fully amortized as of December 31, 2001.

(9) STOCKHOLDERS' EQUITY

    (a) Authorized Shares

    On November 17, 2000, the Company's shareholders agreed to increase the Company's Common Stock authorized for issuance from 50,000,000 shares to 100,000,000 shares.

    (b) Preferred Stock

    The Company has 20,000,000 shares of preferred stock authorized for issuance and, as of December 31, 2001, seven series of convertible preferred stock (collectively "Preferred Stock") were issued and outstanding. Pursuant to its Certificate of Incorporation, the Company may serially designate separate classes of preferred stock up to the aggregate of its authorized limit. The holders of the various series of Preferred Stock generally have similar rights and privileges. Each class of the Preferred Stock is convertible into shares of the Company's Common Stock based on a conversion rate and has rights and preferences which are generally more senior to the Company's Common Stock and are more fully described in the Company's Certificate of Incorporation.

SERIES A CONVERTIBLE PREFERRED STOCK

    On June 15, 1999, the Company issued in a private offering 2,000,000 preferred stock purchase units (the "Units") pursuant to Rule 506 under the Securities Act of 1933, as amended, for $7.50 per unit. The Company received proceeds, net of transaction costs, of $14,614,113.

    Each Unit consisted of one share of Series A Convertible Preferred Stock, $0.01 par value, and a warrant to purchase 1.114404 shares of Common Stock of the Company at an exercise price of $3.14 per share. Each share of Series A Preferred Stock is non-voting and may be converted at the holder's option, at any time, into one share of Common Stock of the Company.

    The Series A Convertible Preferred Stock includes a liquidation preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Series A Convertible Preferred Stock are entitled to receive an amount equal to $7.50 per share. The liquidation price per share would be paid out of the assets of the Company available for

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

    On May 25, 2000 and June 2, 2000, approximately 1,066,667 and 533,333 shares of Series A Preferred Stock, respectively, were converted into equivalent shares of the Company's Common Stock.

SERIES B CONVERTIBLE PREFERRED STOCK

    In April 2000, the Company designated and issued 34,100 shares of its authorized preferred stock as Series B Preferred Stock, $0.01 par value ("Series B Preferred"), in connection with the Quickband Acquisition. Each share of Series B Preferred converts into one share of the Company's Common Stock. The fair market value of the Series B Preferred on the closing date of the Quickband Acquisition was $468,447, as determined by the fair market value of the Company's Common Stock on such date. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred are entitled to receive an amount equal to $23.46875 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

SERIES C, C-IV AND C-V CONVERTIBLE PREFERRED STOCK

    In June 2000, the Company designated 4,285,715 shares of its authorized preferred stock as Series C Preferred Stock, $0.01 par value ("Series C Preferred"). On June 8, 2000, the Company completed a private placement of 1,644,304 shares of the Series C Preferred with detachable warrants for an aggregate purchase price of $10,000,000, in connection with an investment by The Travelers Indemnity Company ("Travelers"). The Company incurred transaction costs of $9,175 in connection with the transaction. This investment was part of an aggregate financing of $15,000,000. The original conversion price was $6.082. The additional $5,000,000 was received and satisfied through the issuance of the Company's Series C-II and Series C-III Convertible Preferred Stock as described below. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Preferred are entitled to receive a liquidation amount of $6.082 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C Preferred, Travelers received detachable warrants which provide them the right to purchase 205,538 shares of the Company's Common Stock at an exercise price of $8.69 per share and 205,538 shares at of the Company's Common Stock at an exercise price of $10.86 per share (collectively "Travelers' Warrants").

    The aggregate fair market value of the Series C Preferred on the closing date of the Travelers private placement was $14,284,891 based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $1,793,113. In accordance with EITF Issue No. 98-5, "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS" ("EITF 98-5"), the Company allocated

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
the net proceeds between the Series C Preferred and the detachable warrants based on the relative fair value method as described in APB Opinion No. 14, "ACCOUNTING FOR CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK PURCHASE WARRANTS" ("APB No. 14"). The Company allocated $8,876,589 to the Series C Preferred and recorded $1,114,236 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C Preferred on the closing date, which amounted to $5,408,302, was recorded as a deemed non-cash convertible preferred stock dividend as of December 31, 2000.

    Concurrently with its investment in June 2000, Travelers was granted pricing protection on its $10,000,000 investment regarding the subsequent investments in the Series C-II and Series C-III Preferred Stock that allowed for the following:


    Upon the earlier of (i) a change of control or (ii) December 31, 2001, the Company would (a) cancel the Series C Preferred and in its place issue 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, with a conversion price of $2.65 per share, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, with a conversion price of $1.244 per share, and (b) cancel the Travelers Warrants and in their place issue 462,264 warrants with an exercise price of $2.65 per share and 1,024,920 warrants with an exercise price of $1.14 per share. For the year ended December 31, 2000, the Company recorded a deemed non-cash convertible preferred stock dividend of $12,757,019 for the additional benefit to be received by Travelers upon the issuance of the Series C-IV and Series C-V Preferred Stock and the related warrants. Travelers was not entitled to any further pricing protections. On December 31, 2001, the Company canceled the Series C Preferred and issued the Series C-IV and C-V Preferred Stock and the new warrants to Travelers. The warrants are currently exerciseable and expire on June 7, 2003.


    Additionally, Travelers is entitled to certain anti-dilution protections on its Series C-IV and C-V Preferred Stock. The anti-dilution provisions primarily adjust the conversion price of the Series C-IV and Series C-V Preferred Stock and the number and exercise price of the warrants. The anti-dilution provision for the Series C-IV and Series C-V Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. Although the Series C-IV and C-V Preferred Stock was not issued until December 31, 2001, the Company recognized the additional benefit to be received by Travelers as if the Series C-IV and C-V Preferred Stock had been issued in June 2000. As of
December 31, 2001, the conversion price of the Series C-IV Preferred Stock was adjusted to $1.90 per share, the Company issued 182,477 additional warrants and the exercise price of the warrants was reduced to $1.90 per share. Additionally, as of December 31, 2001, the conversion price of the Series C-V Preferred Stock was adjusted to $0.9756 per share, the Company issued 271,543 additional warrants and the exercise price of the warrants was reduced to $0.9012 per share. The Company recorded a deemed non-cash convertible preferred stock dividend of $1,160,032 and $165,657 for the years ended December 31, 2001 and 2000, respectively, to recognize the additional benefit received by Travelers for their anti-dilution provisions.

SERIES C-II CONVERTIBLE PREFERRED STOCK

    In September 2000, the Company designated 924,527 shares of its authorized preferred stock as Series C-II Preferred Stock, $0.01 par value ("Series C-II Preferred"). On September 29, 2000, the Company completed a private placement of 924,527 shares of the Series C-II Preferred with detachable

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
warrants for an aggregate purchase price of $2,450,000 with three investors (the "Series C-II Investors"). The original conversion price of the Series C-II Preferred is $2.65 per share. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C-II Preferred are entitled to receive an amount equal to $2.65 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C-II Preferred, the Series C-II Investors received detachable warrants which provide them the right to purchase an aggregate of 396,037 shares of the Company's Common Stock at an exercise price of $2.65 per share. The warrants were immediately exerciseable and expire on September 28, 2003.

    The aggregate fair market value of the Series C-II Preferred on September 29, 2000 was $2,302,072, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $504,706. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-II Preferred and the detachable warrants based on the relative fair value method as described in APB No. 14. The Company allocated $2,009,448 to the Series C-II Preferred and recorded $440,552 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-II Preferred on the closing date, which amounted to $292,624, was recorded as a deemed non-cash preferred stock dividend for the year ended December 31, 2000.

    The holders of the Series C-II Preferred Stock are entitled to certain anti-dilution protections, triggered by certain subsequent issuances of debt or equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-II Preferred Stock and the number and exercise price of the original warrants issued. The anti-dilution provision for the Series C-II Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. As of December 31, 2001, the conversion price of the Series C-II Preferred Stock was adjusted to $1.90 per share, the Company issued an additional 156,334 warrants and the exercise price of the warrants was reduced to $1.90 per share. The Company recorded a deemed non-cash convertible preferred stock dividend of $1,086,206 and $136,505 for the years ended December 31, 2001 and 2000, respectively, to record the additional benefit received by the Series C-II Investors.

SERIES C-III CONVERTIBLE PREFERRED STOCK

    In December 2000, the Company designated 2,049,839 shares of its authorized preferred stock as Series C-III Preferred Stock, $0.01 par value ("Series C-III Preferred"). On December 8, 2000, the Company completed a private placement of the 2,049,839 shares of the Series C-III Preferred with detachable warrants for an aggregate purchase price of $2,550,000 with two investors (the "Series C-III Investors"). The original conversion price of the Series III Preferred is $1.244 per share. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C-III Preferred are entitled to receive an amount equal to $1.244 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C-III Preferred, the Series C-III Investors received detachable warrants which provide them the right to purchase an aggregate of 635,450 shares of the Company's Common Stock at an exercise price of $1.14 per share. The warrants were immediately exerciseable and expire on December 7, 2003.

    The aggregate fair market value of the Series C-III Preferred on December 8, 2000 was $2,459,807, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $350,458. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-III Preferred and the detachable warrants based on the relative fair value method as described in APB No. 14. The Company allocated $2,231,928 to the Series C-III Preferred and recorded $318,072 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-III Preferred on the closing date, which amounted to $227,879, was recorded as a deemed preferred stock dividend for the year ended December 31, 2000.

    The holders of the Series C-III Preferred Stock are entitled to certain anti-dilution protections, triggered by certain subsequent issuances of debt or equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-III Preferred Stock and the number and exercise price of the original warrants issued. The anti-dilution provision for the Series C-III Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. As of December 31, 2001, the conversion price of the Series C-III Preferred Stock was adjusted to $0.9756 per share, the Company issued an additional 168,357 warrants and the exercise price of the warrants was reduced to $0.9012 per share. The Company recorded a deemed non-cash convertible preferred stock dividend of $956,244 for the year ended December 31, 2001 to record the additional benefit received by the Series C-III Investors. There were no triggering events for the Series C-III Preferred Stock's anti-dilution provision for the year ended December 31, 2000.

SERIES C-VI CONVERTIBLE PREFERRED STOCK

    On July 18, 2001, the Company entered into a Unit Purchase Agreement with Travelers whereby it sold an aggregate of 3,571,429 units that consisted of one share of the Company's Common Stock and a warrant to purchase 1.5 shares of the Company's Common Stock. The Company received net proceeds of $2,000,000. On August 10, 2001, the Company entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement and providing that Travelers receive 3,571,429 shares of preferred stock, which were not convertible into the Company's Common Stock for a period of six months. Each share of Series C-VI Preferred Stock converts on a one-for-one basis into shares of the Company's Common Stock. In addition, the Company issued to Travelers a warrant to purchase 5,357,144 shares of the Company's Common Stock that cannot be exercised for a period of six months. The exercise price of the warrant is $0.56 per share and the warrant expires on August 9, 2005.

    The Series C-VI Convertible Preferred Stock includes a liquidation preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
shares of Series C-VI Convertible Preferred Stock are entitled to receive an amount equal to $0.56 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

    The aggregate fair market value of the Series C-VI Preferred on July 18, 2001 was $2,000,000, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $1,729,027. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-VI Preferred Stock and the warrants based on the relative fair value method as described in APB No. 14. The Company allocated $1,072,666 to the Series C-VI Preferred and recorded $927,334 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-VI Preferred on the closing date, which amounted to $927,334, was recorded as a non-cash convertible preferred stock dividend for the year ended December 31, 2001.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)

    The following table summarizes the common stock issuable upon conversion of all outstanding Preferred Stock and related warrants at December 31, 2001:

                                            CONVERSION OR       SHARES OF COMMON STOCK
         CONVERTIBLE SECURITY              EXERCISE PRICE      ISSUABLE UPON CONVERSION
---------------------------------------  -------------------   ------------------------
Series A Preferred Stock...............  $    7.50 per share                    400,000
Series B Preferred Stock...............  $23.46875 per share                     34,100
Series C-II Preferred Stock............  $    1.90 per share                  1,289,474
Series C-II Warrants...................  $    1.90 per share                    552,367
Series C-III Preferred Stock...........  $  0.9756 per share                  2,613,776
Series C-III Warrants..................  $  0.9012 per share                    803,807
Series C-IV Preferred Stock............  $    1.90 per share                  2,578,947
Series C-IV Warrants...................  $    1.90 per share                    644,741
Series C-V Preferred Stock.............  $  0.9756 per share                  5,227,552
Series C-V Warrants....................  $  0.9012 per share                  1,296,463
Series C-VI Preferred Stock............  $    0.56 per share                  3,571,429
Series C-VI Warrants...................  $    0.56 per share                  5,357,143

    (C) COMMON STOCK

EQUITY-LINE OF CREDIT

    In December 2000, the Company entered into a common stock purchase agreement ("Initial Stock Purchase Agreement") with an accredited investor ("Investor"), for the sale, from time to time, of the Company's Common Stock. Pursuant to the Initial Stock Purchase Agreement, the Investor has committed to purchase up to $23,000,000 of Common Stock over a 36-month period. The Investor may be required to invest an additional $17,000,000 upon the attainment of certain trading volumes and weighted average market prices in the Company's Common Stock. However, the Company's ability to procure funds through the Initial Stock Purchase Agreement may be limited or prohibited based on certain trading volumes and weighted average market prices in the Company's Common Stock.

    Under the Initial Stock Purchase Agreement, shares of Common Stock are periodically sold to the Investor at a discount from market value ranging from 6%-10%, depending on the closing price of the Company's Common Stock. The amount of Common Stock sold is at the sole discretion of the Company and at no time throughout the term of the Stock Purchase Agreement is the Company obligated to sell its Common Stock, unless the Company issues a drawdown notice. The Company issued warrants to purchase 50,000 shares of the Company's Common Stock and incurred $25,000 of transaction costs in connection with the Stock Purchase Agreement.

    On May 22, 2001, the Company's shareholders approved the sale, at the sole discretion of the Company, of up to 15,500,000 shares of Common Stock in connection with the Initial Stock Purchase Agreement. As of December 31, 2001, the Company had sold 8,475,521 shares of Common Stock for net proceeds of approximately $4,190,640 under the Initial Stock Purchase Agreement.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
    In November 2001, the Company entered into a second common stock purchase agreement ("Second Stock Purchase Agreement") with the Investor, for sale, from time to time, of the Company's Common Stock. Under the Second Stock Purchase Agreement, the Investor has committed to purchase an additional $23,000,000 million over a 36-month period, with an additional commitment for $17,000,000 million upon the attainment of certain price and volume thresholds. Under the Second Stock Purchase Agreement, providing that the volume weighted average stock price for the 30-day period preceding a draw-down notice is at least $0.30, the Company may request (a) a minimum amount of $300,000 or (b) a maximum amount equal to the greater of $500,000 or $300,000 plus 4.5% of the volume weighted average stock price for the preceding 30-day period multiplied by the total trading volume for the preceding 3-month period. If the volume weighted average stock price is below $0.30 and greater than $0.10, the minimum draw down amount is pro-ratably reduced from $300,000 to $100,000. The Company is obligated to register the shares to be issued under the Second Stock Purchase Agreement. The Company is in the process of effectuating the registration statement and cannot issue shares under the Second Stock Purchase Agreement until the registration statement is effective.

    Under the Second Stock Purchase Agreement, shares of Common Stock are periodically sold to the Investor at a discount from market value ranging from 6%-10%, depending on the closing price of the Company's Common Stock. The amount of Common Stock sold is at the sole discretion of the Company and at no time throughout the term of the Stock Purchase Agreement is the Company obligated to sell its Common Stock, unless the Company issues a drawdown notice. The Company issued 100,000 shares of unrestricted Common Stock and incurred approximately $10,000 of transaction costs in connection with the Second Stock Purchase Agreement.


    The Company's shareholders have approved the sale of up to an aggregate of 15,500,000 shares of Common Stock under both common stock purchase agreements. The Company may not make further sales of shares of common stock pursuant to either common stock purchase agreement and list those shares on the American Stock Exchange unless is receives the approval of shareholders to sell those additional shares to Crossover Ventures.


INVESTMENT BY REALNETWORKS, INC.

    On July 18, 2001, the Company entered into a Common Stock Purchase Agreement with RealNetworks, Inc. ("Real") whereby Real purchased 1,785,714 shares of the Company's Common Stock for net proceeds of $1,000,000. The shares were issued to RealNetworks, Inc. at the fair market value at the time of the transaction.

    Additionally, on July 18, 2001, the Company entered into a Development and Services License Agreement whereby Real received an exclusive license to the Company's proprietary video compression technology. The term of the license is 4 years.

    (D) WARRANTS

    The Company has issued common stock purchase warrants to various consultants, strategic partners and investors. The following table summarizes information about the common stock purchase

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(9) STOCKHOLDERS' EQUITY (CONTINUED)
warrants outstanding as of December 31, 2001. All warrants, excluding 5,357,143 at an exercise price of $0.56, were exerciseable as of December 31, 2001.

               RANGE OF                      NUMBER OF          WEIGHTED AVERAGE
           EXERCISE PRICES              WARRANTS OUTSTANDING      EXERCISEPRICE      EXPIRATION DATES
           ---------------              --------------------   -------------------   ----------------
$0.56 - $0.90.........................        7,463,876              $ 0.66             2003 - 2005
$1.52 - $1.90.........................        2,982,232              $ 1.76             2003 - 2006
$6.08 - $11.25........................           32,500              $ 7.77             2003 - 2004
$19.89 - $28.38.......................          221,826              $24.55             2004 - 2005
                                             ----------              ------             -----------
$0.56 - $28.38........................       10,700,434              $ 1.48             2003 - 2006
                                             ==========              ======             ===========

(10) STOCK OPTION PLANS

    In June of 1999, the Company adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. The Company had originally reserved 4,000,000 shares of Common Stock for issuance under the 1999 Stock Option Plan.

    In February of 2000, the Company amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1999 Plan"). The 1999 Plan increased the shares of Common Stock reserved for issuance from 4,000,000 to 5,500,000. The Company's stockholders approved the 1999 Plan in May 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Service Code, non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. Directors, officers, employees and consultants are eligible to receive grants under the 1999 Plan. A committee selected by the Company's Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In September 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). The 2000 Plan reserved for issuance 5,000,000 shares of the Company's Common Stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Internal Revenue Code, restricted stock and stock appreciation rights. Only employees, including officers, of the Company and its subsidiaries are eligible to receive grants under the 2000 Plan. A committee selected by the Company's Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(10) STOCK OPTION PLANS (CONTINUED)
    The following table summarizes the stock option activity under all plans from inception:

                                                                                WEIGHTED AVERAGE
                                                              OPTIONS GRANTED    EXERCISE PRICE
                                                              ---------------   ----------------
Outstanding December 31, 1999...............................      2,865,229          $5.25
  Granted...................................................      6,491,698           7.34
  Exercised.................................................       (912,600)          1.28
  Canceled..................................................     (1,619,551)          9.58
                                                                -----------          -----
Outstanding December 31, 2000...............................      6,824,776           6.79
  Granted...................................................      3,585,232           0.59
  Exercised.................................................       (366,232)          0.82
  Canceled..................................................     (2,791,019)          4.42
                                                                -----------          -----
Outstanding at December 31, 2001............................      7,252,757          $4.97
                                                                ===========          =====
Vested at December 31, 2000.................................      1,099,616
                                                                ===========
Vested at December 31, 2001.................................      3,088,433
                                                                ===========
Options available for grant at December 31, 2001............      1,947,661
                                                                ===========

    Included in the 366,232 options exercised in 2001 are 150,000 shares of Common Stock issued to a former employee to terminate his employment contract (see note 12) and 199,732 shares of Common Stock issued to the Company's non-executive Chairman of the Board of Directors as compensation. The related expense amounts of $210,000 and $133,336, respectively, have been recognized in the appropriate expense categories in the Company's consolidated financial statements. These amounts were excluded from the calculations of the weighted average exercise price, the weighted average remaining contractual life and the pro forma expense amounts disclosed herein.

    The following table summarizes information about stock options outstanding as of December 31, 2001:

                                                                                        OPTIONS EXERCISABLE
                                                                        WEIGHTED       ----------------------
                                                                        AVERAGE                      WEIGHTED
                                       NUMBER         WEIGHTED         REMAINING         NUMBER      AVERAGE
         RANGE OF EXERCISE            OF SHARES       AVERAGE       CONTRACTUAL LIFE    OF SHARES    EXERCISE
              PRICES                 OUTSTANDING   EXERCISE PRICE      (IN YEARS)      OUTSTANDING    PRICE
         -----------------           -----------   --------------   ----------------   -----------   --------
$0.32 - $0.88......................   3,130,474        $ 0.67              9.2          1,288,474     $ 0.79
$1.05 - $3.88......................   1,610,219        $ 2.83              8.7            754,912     $ 2.58
$6.00 - $11.82.....................   2,201,328        $10.79              8.3            880,388     $10.76
$12.25 - $27.75....................     310,736        $18.33              8.0            164,659     $18.29
                                      ---------        ------              ---          ---------     ------
$0.32 - $27.75.....................   7,252,757        $ 4.97              8.8          3,088,433     $ 5.00
                                      =========        ======              ===          =========     ======

    The Company applies APB No. 25 in accounting for its stock options granted to employees and accordingly, no compensation expense has been recognized in the consolidated financial statements. Had the Company determined compensation expense based on the fair value at the grant date for its

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(10) STOCK OPTION PLANS (CONTINUED)
stock options issued to its employees under SFAS 123, the net loss would have been adjusted to the pro forma amounts indicated below:

                                                               YEAR ENDED      YEAR ENDED
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2002
                                                              -------------   -------------
Net loss attributable to common stockholders:
  As reported...............................................  $ (21,161,867)  $ (62,631,444)
  Pro forma.................................................    (28,411,932)    (67,339,278)
Basic and diluted net loss per common share:
  As reported...............................................          (0.64)          (2.40)
  Pro forma.................................................          (0.86)          (2.58)
Expected dividend yield.....................................              0%
Weighted average risk free interest rate....................           3.49%            5.1%
Volatility..................................................            106%             75%
Weighted average expected life..............................        3 years         3 years

    The per share weighted average fair value of the stock options granted during 2001 and 2000 was $0.43 and $3.73, respectively, on the date of grant using the option-pricing method with the weighted average assumptions noted in the table above.

(11) EMPLOYEE STOCK PURCHASE PLAN

    In February 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan ("ESPP"). The ESPP provides eligible employees of the Company the opportunity to apply a portion of their after tax compensation to the purchase of shares of the Company's Common Stock at a 15% discount from market value. The Company reserved 4,000,000 authorized but unissued shares of Common Stock for issuance under the ESPP. The ESPP was approved at the Company's Annual Meeting of Shareholders on May 22, 2001. As of December 31, 2001, the Company had issued 41,073 shares of Common Stock under the ESPP.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(12) RESTRUCTURING AND IMPAIRMENT CHARGES

    (a) Restructuring Charges

    In December 2000, in connection with certain cost saving and corporate restructuring initiatives, the Company's Board of Directors approved a plan that included the sale of certain content-related, non-strategic assets that would no longer be used in the operations of the Company, closing offices in San Francisco and Los Angeles and a reduction in the Company's workforce.

    For the year ended December 31, 2000, the Company recorded a non-cash restructuring charge of $2,968,665. The non-cash restructuring charge was comprised of the following: (1) $2,539,134 related to the write-off of goodwill and certain intangible assets associated with the Company's acquisitions of content-related entities that are being disposed of (2) $235,759 related to the write-off of certain fixed assets, consisting primarily of furniture and fixtures and leasehold improvements, associated with the closing offices in San Francisco and Los Angeles and (3) $193,772 related to the write-off of certain office security deposits and prepaid assets from which the Company would not derive any future benefit.

    In 2001, the Company completed additional restructuring initiatives that were related the plan established by the Board of Directors in December 2000. Although the items were identified as of December 31, 2000, the obligations of the Company could not be measured at that time. As a result, the Company recorded a non-cash restructuring charge of $293,200 for the year ended December 31, 2001. The non-cash restructuring charge was comprised of the following: (1) $210,000 related to the termination of an employment contract which was satisfied through the issuance of 150,000 shares of Common Stock in February 2001 and (2) $83,200 related to the termination of a commercial lease obligation in San Francisco which was satisfied through the issuance of 80,000 shares of Common Stock in March 2001.

    (b) Impairment Charges

    For the year ended December 31, 2001, the Company recorded an impairment charge of $470,000, related to its Quickband content library. The Company acquired the content library, consisting primarily of licensed content for distribution through DVD sales and the Internet, in April 2000. The library was originally acquired for the Company's broadband content network, which ceased operations in the second quarter of 2000. However, the Company continued to sell the licensed Quickband content, via DVD sales, through a distribution agreement acquired in connection with the library. As of December 31, 2000, the Company terminated all operations related to its content assets. At that time, the Company determined that further distribution of the Quickband content would result in recurring losses. The Company made the decision to sell the library and reduced the carrying value of the library to $500,000 at December 31, 2000. This amount represented the estimated fair value based upon interest in the library at that time from several potential buyers, which never materialized. The Company periodically reviewed the value of the library against market demand and recorded a subsequent impairment charge of $470,000 in 2001 based upon the perceived value of the library and its content in the market. There are no additional charges related to the write-down or sale of the content library.

    For the year ended December 31, 2001, the Company recorded an impairment charge $2,344,068 related to its acquisition of 8CS in November 2000. The impairment charge represented the net

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(12) RESTRUCTURING AND IMPAIRMENT CHARGES (CONTINUED) carrying value of the goodwill and intangible assets recorded in connection with the acquisition. 8CS was a developer of three-dimensional graphic interface software. The intention of the acquisition was to integrate the Company's video compression technology with a three-dimensional web browser to provide a PC-based video delivery solution. As a result of the economic downturn and the reduction in its financial resources, the Company determined that additional development of the 8CS technology was not cost beneficial. Furthermore, the Company was unsuccessful in its attempts to sell the technology or create a strategic partnership for further development. As the Company reached the one-year anniversary of the 8CS acquisition in the fourth quarter of 2001, the Company concluded that the 8CS acquisition would provide no future benefit or value and wrote-off the remaining goodwill and intangible assets. As of December 31, 2001, there were no material tangible assets related to 8CS nor would the Company incur additional costs. Additionally, the Company did not recognize any revenue related to 8CS since it was acquired.

    The Company recorded a charge of $116,853 related to certain intangible assets from which the Company would no longer derive a benefit. The write-off reflected the net book value of the assets at the time they were no longer deemed to have value.

(13) NON-CASH STOCK BASED COMPENSATION

    Non-cash stock based compensation for the year ended December 31, 2001 was $143,707 and represented shares of Common Stock issued to our Non-Executive Chairman in lieu of cash compensation and options to purchase shares of Common Stock granted to certain consultants.

    Pursuant to the Company's 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1999 Plan"), employees of the Company were granted options to purchase shares of Common Stock. The terms of the options granted to employees under the 1999 Plan, including exercise price and number of shares granted, were fixed on the date of grant and remain the same throughout the duration of the 1999 Plan. In June 2000, the Company contracted with a third party broker to settle all exercises under the 1999 Plan. Concurrently, the Company required all employees to exercise stock options through the use of a third-party broker, effectively eliminating the ability execute a cashless exercise of stock options. Accordingly, the Company is applying fixed accounting to all outstanding stock options.

    The Company accounts for stock-based compensation agreements in accordance with the provisions of APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," ("APB No. 25"). Under APB No. 25, fixed option plans for employees--that is those plans whose terms, including price and number of shares granted, remain the same throughout the duration of the plan--have no compensation expense associated with the options when the exercise price is equal to the fair value of the stock at the grant date. All options granted under the 1999 Plan were at fair market value on the date of grant. Accordingly, compensation expense was not recorded for options awarded to employees.

    For the period January 2000 through May 2000, the Company chose to self-administer the 1999 Plan. Also during the period, various employees began to exercise a vested portion of their options. Pursuant to the "cashless exercise" provisions of the 1999 Plan, the employees were permitted to pay the exercise price with cash, or "by surrendering, in addition to the options representing the shares

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(13) NON-CASH STOCK BASED COMPENSATION (CONTINUED) being purchased, unexercised, vested options with a net fair market value equal to the price of the shares being purchased." The employees chose to surrender unexercised options, from their fixed grant total, with a fair market value equivalent to the cash exercise price.

    Under an interpretation of generally accepted accounting principles related to stock-based compensation, the employees' surrendering of unexercised, vested options in satisfaction of the exercise price, in lieu of cash, under a self-administered plan, resulted in the requirement to recognize the entire exercise value of the shares as non-cash stock based compensation expense.

    The number of shares, the range of exercise prices and the range of market values for the cashless exercises for January through May 2000 are as follows:

      NUMBER OF SHARES
(INCLUDES SHARES SURRENDERED)   RANGE OF EXERCISE PRICES   RANGE OF MARKET VALUES
-----------------------------   ------------------------   ----------------------
     586,359                       $0.88 - $2.25            $10.75 - $23.375

    The total non-cash compensation charge related to these exercises for the year ended December 31, 2000 was $10,257,883.

    On January 31, 2000, the Company issued a warrant to purchase 100,000 shares of its Common Stock to a business partner, in exchange for the partner's commitment to be a sponsor of the Company's Web site. The warrant has a five-year life and is immediately exercisable at an exercise price of $19.8875. The fair market value of the Company's Common Stock at the date of issue was $19.75.

    The sponsorship agreement is renewable annually and may be terminated at such time by either the Company or the business partner upon notice. The fair market value of the warrant was $1,300,000, calculated under the Black-Scholes pricing model using the following assumptions: risk-free interest rate of 6%, volatility of 75% and a 5-year term. As the warrant is immediately exercisable, the Company recorded a non-cash compensation charge of $1,300,000 for the year ended December 31, 2000.

    In connection with the termination of certain employees during 2000, the Company elected to accelerate the vesting schedule of certain stock options granted to these employees. In accordance with FIN 44, a company must recognize compensation expense if the vesting of a fixed award is modified such that, under the original terms, the award would have expired unexerciseable. Compensation expense is measured as the difference between the intrinsic value on the date of termination and the intrinsic value on the original measurement date. The Company recognized compensation expense of $766,898 for the year ended December 31, 2000 in connection with these accelerated options.

(14) COMMITMENTS AND CONTINGENCIES

    (a) Operating Leases

    The Company has entered into several non-cancelable leases, primarily related to the rental of certain facilities and equipment. Future minimum lease payments, by year and in the aggregate, under

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(14) COMMITMENTS AND CONTINGENCIES (CONTINUED) material operating leases with initial or remaining terms in excess of one year consisted of the following at December 31, 2001:

YEAR ENDED DECEMBER 31,                                        AMOUNT
-----------------------                                       --------
2002........................................................  $447,175
2003........................................................   330,000
                                                              --------
    Total minimum lease payments............................  $777,175
                                                              ========

    Rent expense under operating leases was approximately $850,821 and $1,092,547 for the years ended December 31, 2001 and 2000, respectively.

    (b) Employment Agreements

    The Company maintains employment agreements, expiring at various intervals, with three executives and several non-executive employees of the Company. The employment agreements provide for a minimum salary, incentive compensation and certain benefits, among other items.

    (c) Litigation

    The Company sued Ecoin Co. Ltd. ("Ecoin") on April 30, 2001 in the United States Court for the Southern District of New York. Our complaint alleged breach of contract arising from the failure of Ecoin to pay approximately $400,000 owed to On2 under a Technology License and Reseller Agreement that On2 and Ecoin entered into on February 20, 2001. Ecoin counterclaimed on December 17, 2001 for an amount to be determined at trial, but in no event less than $100,000, alleging fraudulent inducement and demanding rescission. The Company believes that the counterclaims of Ecoin are without merit and intends to vigorously pursue our claim and defend against the counterclaim.

    From time to time the Company has been named in other claims arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(15) RELATED PARTY TRANSACTIONS

    We believe that the terms of each transaction described below are comparable to, or more favorable to, us than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.

    During the years ended December 31, 2001 and December 31, 2000, the Company retained McGuireWoods LLC to perform certain legal services on its behalf and incurred approximately $340,000 and $970,000, respectively, for such legal services. McGuireWoods LLP provided the same hourly fee structure to us that they provide to their other clients, which hourly fees are customary for legal services rendered in their geographic and practice area markets. William A. Newman, a director, is a partner at McGuireWoods LLC.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(15) RELATED PARTY TRANSACTIONS (CONTINUED)
    On July 18, 2001, the Company entered into a Unit Purchase Agreement with Travelers whereby it sold an aggregate of 3,571,429 units that consisted of one share of the Company's Common Stock and a warrant to purchase 1.5 shares of the Company's Common Stock. The Company received net proceeds of $2,000,000. On August 10, 2001, the Company entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement and providing that Travelers receive 3,571,429 shares of preferred stock, which are not convertible into the Company's Common Stock until February 9, 2002. Each share of Series C-VI Preferred Stock converts on a one-for-one basis into shares of the Company's Common Stock. In addition, the Company issued to Travelers a warrant to purchase 5,357,144 shares of the Company's Common Stock that cannot be exercised until February 9, 2002. The exercise price of the warrant is $0.56 and the warrant expires on August 9, 2005. The warrants were issued to compensate the investor for purchasing shares that are not registered for resale under the Securities Act. The price per unit paid by Travelers was approximately $0.56 per share. The average closing price of our common stock for the 10 days prior to July 18, 2001 was approximately $0.51 per share. Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001 and Travelers is a beneficial owner of more than 10% of the Company's Common Stock.

    Also on July 18, 2001, the Company entered into a Development Services and License Agreement and a Common Stock Purchase Agreement with Real whereby it agreed to use Real as its exclusive delivery platform for streamed content over the internet in exchange for which Real acquired 1,785,714 shares of the Company's common stock and became a holder of 5.05% of the Company's common stock. In connection with the Company's agreements with Real, On2 will license its proprietary VP4 compression technology for use in Real's proprietary media delivery products and services. The Company's agreements with Real have a term of 4 years and contemplate payments to On2 for the license and other services to be provided by the Company. Management believes that the contract with Real is of significant benefit to the Company. Real was not a related party prior to entering into this transaction with it, and the arrangement with it was negotiated at arms' length.

    For the year ended December 31, 2000, the Company purchased $377,500 of Internet advertising services from iBalls LLC, an interactive media buying and marketing services company, of which Stephen D. Klein, a director, is chairman. These services were used to purchase advertising space on the Company's behalf on third party Internet publishers' websites. The advertising was to promote the Company's content network, which ceased operations in the first quarter of 2000. Like its other advertising suppliers, the Company based its advertising on short-term purchase contracts and do not have any long-term arrangements with iBalls. In addition, the amount spent for advertising from iBalls was consistent with the amount spent by the Company for other advertising suppliers and was for a proportionately similar amount of advertising.

    In June of 2000, the Company issued 1,644,304 shares of Series C Preferred Stock and warrants to purchase 411,076 shares of its common stock to Travelers. In addition, on January 19, 2001, the Company and Travelers entered into a Deferred Pricing Agreement whereby as of December 31, 2001, the Company
(A) canceled the Series C Preferred Stock and in its place issued 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, and (B) canceled the Series C warrants and in their place issued 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14.

                             ON2 TECHNOLOGIES, INC.

                           DECEMBER 31, 2001 AND 2000

(15) RELATED PARTY TRANSACTIONS (CONTINUED)
Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001 and Travelers is a beneficial owner of more than 10% of the Company's Common Stock.


    Ajmal Khan, a former member of the Company's Board of Directors owns all of the securities of Verus Capital Corporation ("Verus"), a diversified investment group that is also a shareholder of the Company. On June 15, 1999, the Company entered into a two-year consulting contract with Verus whereby the Company agreed to pay Verus $12,500 per month in exchange for management and consulting services. The Company paid to Verus $150,000 and $75,000 in consulting fees for the years ended December 31, 2000 and 1999, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To On2 Technologies, Inc:

    We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of On2 Technologies, Inc., included in this Form 10-KSB and have issued our report thereon, dated February 21, 2002. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to the Consolidated Financial Statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth in relation to the basic financial statements taken as a whole.

                                          /s/ Arthur Andersen LLP

New York, New York
February 21, 2002

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                          BALANCE AT        ADDITIONS CHARGED TO                 BALANCE AT
            YEAR ENDED,               BEGINNING OF PERIOD         EXPENSE          DEDUCTIONS   END OF PERIOD
------------------------------------  -------------------   --------------------   ----------   -------------
December 31, 2000...................        $    --               $ 25,000           $    --      $ 25,000
December 31, 2001...................        $25,000               $125,396           $14,733      $135,663

                               13,704,717 SHARES


                             ON2 TECHNOLOGIES, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                             ---------------------

                                            , 2002

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of the Registrant's amended and restated certificate of incorporation and Article IX of the Registrant's bylaws authorize indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

    The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of common stock and warrants.

EXPENSE                                                       ESTIMATED AMOUNT
-------                                                       ----------------
Securities and Exchange Commission
  Registration Fee..........................................       $ 1,195
Printing and Engraving Expenses.............................       $ 2,000
Legal Fees and Expenses.....................................       $15,000
Accounting Fees and Expenses................................       $ 5,000
Transfer Agent Fees and Expenses............................       $ 1,000
Miscellaneous...............................................       $ 1,805
                                                                   -------
Total.......................................................       $26,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Pursuant to an Agreement and Plan of Merger, dated June 9, 1999, by and among Applied Capital Funding, Inc. (our predecessor), Applied Capital Acquisition Inc. and The Duck Corporation, we issued approximately 15,000,000 shares of our common stock to approximately 16 investors. In addition, we issued 2,000,000 shares of Series A Preferred Stock and 5,897,143 warrants pursuant to the Merger Agreement. Each share of Series A Preferred Stock was convertible into one share of common stock. Approximately 1,600,000 shares of Series A Preferred Stock were converted into 1,600,000 shares of our common stock between May 25, 2000 and June 2, 2000 at the sole discretion of the holders of the Series A Preferred Stock. The exercise price of the warrants was $3.14, and they expired on June 15, 2001. In exchange for the issuance of the shares of common stock, the Series A Preferred Stock and the Warrants, we received all of the issued and outstanding common stock of The Duck Corporation, which had a value of approximately $22.0 million. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. In connection with this transaction, we relied on Section 4(2) of the Securities Act and Rule 506 of Regulation D in issuing the shares without registration under the Securities Act.

    On December 30, 1999, we issued 821,460 shares of our common stock and warrants to acquire 246,379 shares of our common stock in a private placement of securities. The exercise price of the warrants is $28.75, and they expire on December 29, 2004. We received proceeds of approximately $10.3 million in connection with the private placement. We also entered into nine Investor Rights Agreements, each dated December 1, 1999 and substantially similar to each other, with the owners of such shares and warrants pursuant to which we granted registration rights for those shares and the shares underlying the warrants. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.


    On September 27, 1999, we issued 169,444 shares of our common stock, valued at $1,768,572, and warrants to purchase 2,500 shares of our common stock in a private placement in exchange for all of the outstanding stock of MetaVisual Creations Limited, and we agreed to give registration rights for the common stock to the former stockholders of MetaVisual Creations Limited. The exercise price of the warrants is $11.25, and they expire on September 27, 2004. All of the investors were accredited investors who made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act. In exchange for the common shares and warrants issued, we primarily acquired certain video compression technologies used in our current generation of software.



    On June 8, 2000, we issued 1,644,304 shares of our Series C Preferred Stock convertible into shares of our common stock in a private placement of securities to The Travelers Indemnity Company. Additionally, we issued a warrant to purchase 211,538 shares of our common stock at an exercise price of $8.69 and a warrant to purchase 211,538 shares of our common stock at an exercise price of $10.86. The warrants were immediately exercisable and expire on June 7, 2003. We received net proceeds of approximately $10,000,000. We agreed, under certain circumstances, to register the shares underlying the preferred stock and warrants. On January 29, 2001, we and Travelers entered into a Deferred Pricing Agreement whereby, on December 31, 2001, we (a) canceled the Series C Preferred Stock and in its place issued 1,849,057 shares of Series C-IV Preferred Stock, with a conversion price of $2.65 per share, and 4,099,678 shares of Series C-V Preferred Stock, with a conversion price of $1.244 per share, and (b) canceled the Series C warrants and issued a warrant to purchase 462,264 shares of common stock at an exercise price of $2.65 per share and a warrant to purchase 1,024,920 shares of common stock at an exercise price of $1.14 per share. The newly issued warrants were immediately exerciseable and expire on June 7, 2003. Travelers, an accredited investor, is a strategic partner of ours and we relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.



    On November 11, 1999, we issued 182,314 shares of common stock, valued at $2,256,161, in a private placement in exchange for substantially all of the assets of Audio Magazines, Inc. We issued shares to the two stockholders of Audio Magazines, who were married to each other. One-third of the shares vested immediately with the remaining two-thirds vesting equally on November 11, 2000 and November 11, 2001. We agreed, under certain circumstances, to register the shares of common stock. We relied on Section 4(2) of the Securities Act in issuing the shares without registering the offering under the Securities Act. In the purchase agreement that governed the transaction, the sellers represented and warranted that each of them was acquiring our shares for his and her own account and not with a view to distributing any portion of the shares. The sellers also agreed not to resell the shares unless and until we registered the shares or an exemption from the requirement of registration was applicable. The shares certificates that we issued to the sellers bore a legend restricting their transfer. In exchange for the common stock issued, we acquired certain video and audio interviews with celebrities for use on our content network.



    On April 4, 2000, we issued 136,339 shares of our common stock, valued at $1,872,957, and 34,100 shares of our Series B Preferred Stock, valued at $468,447 and convertible into 34,100 shares of our common stock, to DVD Mags, Inc., a California Corporation, in a private placement in exchange for substantially all of the assets of DVD Mags. We agreed, under certain circumstances, to register the shares of common stock and the shares of common stock into which the shares of preferred stock were convertible. We relied on
Section 4(2) of the Securities Act in issuing the shares to DVD Mags without registering the offering under the Securities Act. In the purchase agreement that governed the transaction, DVD Mags represented and warranted that it was acquiring our shares for its own account and not with a view to distributing any portion of the shares. DVD Mags also agreed not to resell the shares unless and until we registered the shares or an exemption from the requirement of registration was applicable. The share certificates that we issued to DVD Mags contained a legend restricting their transfer. In exchange for the common and preferred stock issued, we primarily acquired a video content library and certain fixed assets used in its the production.


    On September 29, 2000, we issued 924,527 shares of our Series C-II Preferred Stock convertible into shares of our common stock and warrants to purchase 396,037 shares of our common stock in a private placement of securities to three purchasers, and we agreed to register, under certain circumstances, the shares underlying such preferred stock and warrants. We received net proceeds of $2,450,000. The original exercise price of the warrants is $2.65, and they expire on September 28, 2003. All of the investors were accredited investors who providedd complete questionnaires to us and made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act. Both the preferred stock and the warrants are subject to anti-dilution provisions if we issue common stock below a certain price.


    On November 3, 2000, we issued 748,638 shares of our common stock, valued at $1,673,955, in exchange for all of the outstanding common and preferred stock of Eight Cylinder Studios, Inc. We agreed, under certain circumstances, to register the shares of our common stock. We relied on Section 3(a)(10) of the Securities Act in issuing the shares without registration under the Securities Act. In connection with this issuance the California Corporation Commission conducted a fairness hearing and approved the issuance of the shares to the shareholders of Eight Cylinder Studios. In exchange for the common stock issued, we acquired all of the outstanding shares of Eight Cylinder Studios, the primary assets of which were technology used in the production of an IP-based three-dimensional web browser and certain fixed assets.


    On December 8, 2000, we issued 2,049,839 shares of our Series C-III Preferred Stock convertible into shares of our common stock and warrants to purchase 635,450 shares of our common stock in a private placement of securities to two purchasers, and we agreed to register the shares underlying such preferred stock and warrants. We received net proceeds of $2,550,000. The original exercise price of the warrants is $1.14, and they expire on December 7, 2003. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act. Both the preferred stock and the warrants are subject to anti-dilution provisions if we issue common stock below a certain price.


    On January 29, 2001, we entered into a Unit Subscription Agreement with Abanat Limited whereby Abanat agreed to purchase an aggregate of $2,000,000 principal amount of our Series A Convertible Debentures in a private placement of securities. The $2,000,000 aggregate principal amount of debentures was comprised of 200 units. Each unit consisted of $10,000 principal amount of Series A Convertible Debentures and a warrant to purchase 6,667 shares of our common stock. The principal amount of the Series A Debentures was convertible into 4,444,444 shares of our common stock at a conversion price of $0.45 per share six months after the date of issuance. The warrants were exercisable six months after the date of issuance at an exercise price of $1.68 per share and expire 5 years from the date of issuance. The aggregate of the $2,000,000 principal amount of the Series A Convertible Debentures and the related warrants were issued at various intervals between January 29, 2001 and April 30, 2001. We agreed, under certain circumstances, to register the common stock and shares of common stock underlying the warrants. On March 27, 2002, Abanat elected to convert its $2,000,000 of Series A Convertible Debentures into the underlying 4,444,444 shares of our common stock. In connection with the conversion, we issued an additional warrant to purchase 200,000 shares of our common stock, with an approximate value of $68,000, at an exercise price of $0.43 per share. This warrant is immediately exercisable and expires on March 26, 2007. Abanat is an accredited investor who provided a completed questionnaire to us and made certain representations regarding its status as an accredited investor. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the securities without registering the offering under the Securities Act.


    Effective as of February 1, 2001, we executed a General Release and Separation Agreement with two former employees, Dera Revel and Don McLaughlin, pursuant to which we agreed to issue to each of them warrants to purchase 3,000 and 7,500 shares of common stock, respectively, upon the execution and delivery of their respective agreement to us. The exercise price of the warrants is $1.34, and they expire on February 14, 2004. The aggregate value of the warrants issued was approximately $7,400 and represented a portion of the severance package offered to the former employees. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration. The former employees were neither accredited nor sophisticated investors. They had access to and general knowledge of our business in their capacity as employees of us.

    On February 15, 2001, we entered into a Settlement Agreement with Technology Resource Partners, pursuant to which we issued 32,328 shares of our common stock to it. Technology Resource Partners is not an accredited investor and, to our knowledge, the partners of that partnership are neither accredited investors nor sophisticated investors. The partnership had access to all documents filed by us with the SEC pursuant to section 13(A), 13(C), 14 and 15(D) of the Securities Exchange Act of 1934. The shares were issued to settle a claim against us by Technology Resources Partners for services rendered to one of our subsidiaries. The total value of the claim was approximately $64,000, of which $30,000 was paid in cash and the remaining portion of the claim was satisfied through the issuance of our common stock. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration.

    On February 21, 2001, we entered into a Lease Termination Agreement with Montgomery Lands, Inc. pursuant to which we issued 80,000 shares of our common stock to it. Montgomery Lands, Inc. is not an accredited investor, and to our knowledge, its shareholders are neither accredited investors nor sophisticated investors. Montgomery Lands, Inc. had access to all documents filed by us with SEC pursuant to section 13(A), 13(C), 14 and 15(D) of the Securities Exchange Act of 1934. We did not receive any cash proceeds from the issuance of share shares to Montgomery Lands, Inc. In consideration for the issuance of such shares, Montgomery Lands, Inc. terminated our obligations under the lease agreement with it. That lease required us to rent approximately 3,900 square feet of office space at a monthly rate of approximately $24,000. The fair value of the 80,000 shares of common stock issued was approximately $83,200 based upon the closing price of our common stock on the date the termination agreement was consummated. The $83,200 was a negotiated settlement that represented lost rental income from lease termination date until the landlord procured a new tenant. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration.

    On July 18, 2001, we issued 1,785,714 shares of our common stock to RealNetworks, Inc. in connection with a Development Services and License Agreement and a Common Stock Purchase Agreement. RealNetworks invested $1,000,000 in us. In addition, RealNetworks entered into a strategic relationship with us that provided for licensing of our technology to RealNetworks. RealNetworks Inc., an accredited investor, is a strategic partner of ours and we relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.

    On July 18, 2001, we entered into a Unit Purchase Agreement with Travelers whereby we agreed to sell, but did not issue, 3,571,429 units which consisted of one share and a warrant to purchase 1.5 shares of our common stock. On August 10, 2001, we entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement. Pursuant to the August 10, 2001 agreement, we issued 3,571,429 shares of preferred stock to Travelers and a warrant to purchase 5,357,144 shares of our common stock. The preferred stock could not be converted and the warrant could not be exercised until February 10, 2002. Each share of preferred stock is convertible into one share of common stock. The exercise price of the warrants is $0.56, and they expire on August 10, 2005. In connection with the issuance of the shares and the warrants to Travelers, we received proceeds of $2,000,000. Travelers, an accredited investor, is a strategic partner of ours and we relied on
Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.


    On November 21, 2001, we entered into a second common stock purchase agreement with Crossover Ventures, Inc. ("Crossover"), an accredited investor, for the sale of additional shares of our common stock from time to time. On December 1, 2000, we entered into an earlier common stock purchase agreement with Crossover for the sale of our common stock, from time to time. Under each common stock purchase agreement, we can sell up to $23,000,000 of our common stock, solely at our discretion, over a 3-year period. Crossover is required to purchase an additional $17,000,000 under each agreement upon the attainment of certain weighted average price and trading volume thresholds. The amount of securities issued for a particular draw down is based on the volume weighted average price of our common stock during any given draw down period. As of April 15, 2002 we had sold 13,293,656 shares pursuant to that common stock purchase agreement. In the case of both agreements, we relied on
Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.


ITEM 27. EXHIBITS

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        3.1             Certificate of Incorporation filed as an exhibit to the
                        Annual Report on Form 10KSB for the fiscal year ended
                        December 31, 2000 and incorporated by reference herein.
        3.2             Bylaws filed as an exhibit to On2's definitive proxy
                        statement on Schedule 14A for the fiscal year 1999 annual
                        shareholder meeting and incorporated by reference herein.
        4.1             Common Stock Purchase Agreement, dated as of December 1,
                        2000, between On2.com Inc. and Crossover Ventures, Inc.
                        filed as an exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by
                        reference herein.
        4.2             Registration Rights Agreement, dated as of December 1, 2000, between Crossover Ventures, Inc. and On2.com Inc. filed as an exhibit to the Registration on Form S-3, filed with the
                        SEC on December 8, 2000 and incorporated by reference
                        herein.
        4.3             Warrant Agreement, dated as of December 1, 2000, between
                        Crossover Ventures, Inc. and On2.com Inc. filed as an
                        exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by reference herein.
        4.4             Agreement and Plan of Merger, dated as of July 13, 2000, by and among On2.com Inc., 8C Acquisition Corp., Eight Cylinder
                        Studios, Inc. and certain shareholders of Eight Cylinder
                        Studios, Inc. filed as an exhibit to the Registration of
                        Form 8-K filed with the SEC on November 3, 2000 and
                        incorporated by reference herein.
        4.5             Amendment One to Agreement and Plan of Merger, dated as of
                        September 29, 2000, by and among On2.com Inc., 8C
                        Acquisition Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an
                        exhibit to the Registration on Form 8-K filed with the SEC on November 3, 2000 and incorporated by reference herein.

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        4.6             Amendment Two to Agreement and Plan of Merger, dated as of,
                        October 26, 2000 by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.
        4.7             Amendment Three to Agreement and Plan of Merger, dated as of
                        October 31, 2000, by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.
        4.8             Unit Subscription Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.
        4.9             Investor's Rights Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.
        4.10            Form of Debenture issued to Abanat Limited, dated
                        January 29, 2001 filed as an exhibit to the Registration on
                        Form SB-2 filed with the SEC on September 13, 2001 and
                        incorporated by reference.
        4.11            Form of Warrant issued to Abanat Limited, dated January 29,
                        2001 filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001 and incorporated by reference.
        4.12            Development Services and License Agreement, dated as of July
                        18, 2001, between On2 Technologies, Inc. and RealNetworks,
                        Inc. filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001, subject to an
                        Order Granting Confidential Treatment under the Securities
                        Exchange Act of 1933 (CF #11815), and incorporated by
                        reference.
        4.13            Common Stock Purchase Agreement, dated as of July 18, 2001, between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.
        4.14            Investor's Rights Agreement, dated as of July 18, 2001,
                        between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.
        4.15*           Common Stock Purchase Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.
        4.16*           Registration Rights Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.
        5.1             Opinion of McGuireWoods, LLP.
       10.1             Employment Agreement with Douglas McIntyre filed as an
                        exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.
       10.2             Employment Agreement with Mark Meagher filed as an exhibit to the Company's Current Report on Form 10-QSB for the
                        period ended June 30, 2000 and incorporated by reference
                        herein.
       23.1             Consent of Arthur Andersen LLP, independent public
                        accountants.
       23.2             Consent of McGuireWoods LLP (included in Exhibit 5.1).
       24.1*            Power of Attorney (included in signature page).

------------------------

*   Previously filed.

ITEM 28. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;


        (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



        (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;



    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 17, 2002.


                                                       ON2 TECHNOLOGIES, INC.

                                                       By:           /s/ DOUGLAS A. MCINTYRE
                                                            -----------------------------------------
                                                                       Douglas A. McIntyre
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
               /s/ DOUGLAS A. MCINTYRE
     -------------------------------------------       President, Chief Executive      April 17, 2002
                (Douglas A. McIntyre)                    Officer and Director

                          *
     -------------------------------------------       Founder, Chief Technology       April 17, 2002
                 (Daniel B. Miller)                      Officer and Director

                 /s/ MARK J. MEAGHER                   Executive Vice President,
     -------------------------------------------         Chief Financial Officer and   April 17, 2002
                  (Mark J. Meagher)                      Director

            /s/ CHRISTOPHER J. ACQUAVIVA
     -------------------------------------------       Vice President and Principal    April 17, 2002
             (Christopher J. Acquaviva)                  Accounting Officer

                          *
     -------------------------------------------       Director                        April 17, 2002
                 (Stephen D. Klein)

                          *
     -------------------------------------------       Director                        April 17, 2002
                 (William A. Newman)

                          *
     -------------------------------------------       Director                        April 17, 2002
                  (Jack L. Rivkin)

                          *
     -------------------------------------------       Director                        April 17, 2002
                  (Strauss Zelnick)


*By:                 /s/ DOUGLAS A. MCINTYRE
             --------------------------------------
                       Douglas A. McIntyre
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        3.1             Certificate of Incorporation filed as an exhibit to the
                        Annual Report on Form 10KSB for the fiscal year ended
                        December 31, 2000 and incorporated by reference herein.

        3.2 Bylaws filed as an exhibit to On2's definitive proxy statement on Schedule 14A for the fiscal year 1999 annual shareholder meeting and incorporated by reference herein.

        4.1             Common Stock Purchase Agreement, dated as of
                        December December 1, 2000, between On2.com Inc. and
                        Crossover Ventures, Inc. filed as an exhibit to the
                        Registration on Form S-3, filed with the SEC on December 8,
                        2000 and incorporated by reference herein.

        4.2             Registration Rights Agreement, dated as of
                        December December 1, 2000, between Crossover Ventures, Inc.
                        and On2.com Inc. filed as an exhibit to the Registration on
                        Form S-3, filed with the SEC on December 8, 2000 and
                        incorporated by reference herein.

        4.3             Warrant Agreement, dated as of December 1, 2000, between
                        Crossover Ventures, Inc. and On2.com Inc. filed as an
                        exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by reference herein.

        4.4             Agreement and Plan of Merger, dated as of July 13, 2000, by and among On2.com Inc., 8C Acquisition Corp., Eight Cylinder
                        Studios, Inc. and certain shareholders of Eight Cylinder
                        Studios, Inc. filed as an exhibit to the Registration of
                        Form 8-K filed with the SEC on November 3, 2000 and
                        incorporated by reference herein.

        4.5             Amendment One to Agreement and Plan of Merger, dated as of
                        September 29, 2000, by and among On2.com Inc., 8C
                        Acquisition Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an
                        exhibit to the Registration on Form 8-K filed with the SEC on November 3, 2000 and incorporated by reference herein.

        4.6             Amendment Two to Agreement and Plan of Merger, dated as of,
                        October 26, 2000 by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.7             Amendment Three to Agreement and Plan of Merger, dated as of
                        October 31, 2000, by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.8             Unit Subscription Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.9             Investor's Rights Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.10            Form of Debenture issued to Abanat Limited, dated
                        January 29, 2001 filed as an exhibit to the Registration on
                        Form SB-2 filed with the SEC on September 13, 2001 and
                        incorporated by reference.

        4.11            Form of Warrant issued to Abanat Limited, dated January 29,
                        2001 filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001 and incorporated by reference.

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        4.12            Development Services and License Agreement, dated as of
                        July 18, 2001, between On2 Technologies, Inc. and
                        RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with the SEC on September 13, 2001
                        subject to an Order Granting Confidential Treatment under
                        the Securities Exchange Act of 1933 (CF #11815), and
                        incorporated by reference.

        4.13            Common Stock Purchase Agreement, dated as of July 18, 2001, between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.14            Investor's Rights Agreement, dated as of July 18, 2001,
                        between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.15*           Common Stock Purchase Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        4.16*           Registration Rights Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        5.1             Opinion of McGuireWoods LLP

       10.1             Employment Agreement with Douglas McIntyre filed as an
                        exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       10.2 Employment Agreement with Mark Meagher filed as an exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       23.1 Consent of Arthur Andersen LLP, independent public accountants.

       23.2             Consent of McGuireWoods LLP (included in Exhibit 5.1).

       24.1*            Power of Attorney (included in signature page).

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*   Previously filed.